UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FLEX LTD.

(Name of Registrant as Specified in its Charter)

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Advancing the world of manufacturing

2023 ANNUAL REPORT

flex

Message from
our CEO

“Our talented team works hard every day to build and innovate the future of manufacturing, while exemplifying our values and ways of working.”
Revathi Advaithi CEO June 21, 2023

Dear Shareholders and Colleagues,

I am proud of Flex’s performance in Fiscal 2023. This was the third year of our Flex Forward long-term strategy, and we continued to make solid progress on our vision to be the most trusted global technology, supply chain, and manufacturing solutions partner.

Increased complexity has become the new normal for all of us and strengthens my belief in the value Flex can bring to our customers, employees, and communities where we operate.

Delivering strong performance

This fiscal year, we reached several record financial milestones. We delivered 17% year-over-year revenue growth, the most robust performance in over a decade. We reached 4.8% full-year adjusted operating margin and $2.36 adjusted earnings per share. We completed the first major step in unlocking the value of our Nextracker utility-scale solar tracker business. In February, Nextracker made its initial public offering and was met with a strong investor reception. The Nextracker IPO demonstrates our willingness to optimize the value of our portfolio of assets.

We strengthened our manufacturing services by implementing industry 4.0 capabilities, including automation, simulation, and developing our people. Our continued commitment to advancing the world of manufacturing was recognized by the World Economic Forum again this year, as our Sorocaba, Brazil factory was admitted into the Global Lighthouse Network as well as the Sustainability Network. This recognition demonstrates our commitment to achieving the highest quality and capability in manufacturing technology.

The strong performance this fiscal year reflects the foundation we built over the last three years, focusing on optimizing our portfolio, expanding our manufacturing and service capabilities, strengthening our global footprint, and cultivating an inclusive, high-performing culture. This foundation enables Flex to capitalize on secular trends, including digitization, regionalization, and sustainability, fueling increased demand for outsourced manufacturing services.

*	See Annex A to our proxy statement for a reconciliation of GAAP to non-GAAP financial measures referenced in this letter.

Capitalizing on opportunities in a new era of manufacturing

Supply chain resiliency grew in importance across the supply chain and manufacturing services value chain. At Flex, we reached a tipping point this year. Customers implemented regionalization strategies at a faster rate to strengthen their supply chain resiliency efforts. External factors, including trade tensions, geopolitical uncertainty, and shortages, are driving companies to reduce risk. In addition, consumer demand for readily available and more sustainable products are further compelling reasons for companies to move sourcing, manufacturing, and aftermarket services closer to end markets.

Flex is uniquely positioned to help our customers successfully implement regionalization strategies. Our global footprint in over 30 countries delivers the scale and capabilities customers need to locate sourcing, manufacturing, and fulfillment in every major region. Our end-to-end solutions, from design through circular economy, are a differentiator for us. Our ability to support our customers’ lifecycle management increases their competitiveness and reduces their risk. We see a tremendous opportunity for Flex to deliver regionalization solutions and anticipate this trend to continue.

Building a stronger company

Resiliency and regionalization also enable progress in sustainability efforts. This year, we saw an increased focus on driving sustainability across the value chain. The demand for more sustainable products by consumers is creating opportunities for Flex to help our customers source, manufacture, and dispose of their products responsibly.

We focused on reducing our environmental impact, caring for our people and communities, and holding ourselves to a high standard of integrity and governance. We announced our goal to reach net zero greenhouse gas emissions by 2040. We also published our industry’s first stand-alone climate report using the Task Force on Climate-related Financial Disclosures (TCFD) framework. More detail can be found in our upcoming sustainability report.

I am proud that Flex was recognized externally as one of the World’s Most Ethical Companies by Ethisphere, a global leader in defining and advancing the standards of ethical business practices. We were also named one of the World’s Most Admired Companies by Fortune. These achievements are a testament to the dedication and commitment of Flex employees.

To foster an environment where our employees can reach their full potential, we continued our journey to make progress on strengthening our culture through programs, training, and accountability systems that foster a high-performing, inclusive environment for all our employees. By living our values, celebrating diversity, fostering inclusion, and providing a safe workplace for all our employees, we aspire to be the employer of choice in our industry.

Looking ahead, we see some increased economic headwinds in the global economy in fiscal 2024 and know complexity will continue as the macro environment remains highly dynamic. We will continue to adapt, execute, and improve to navigate effectively through the business cycles.

Overall, we are confident that Flex is well-positioned to capitalize on the opportunities created by this dynamic environment. From regionalization and digitization to technology convergence and sustainability, our breadth and global scale give us a competitive advantage.

I am very proud of the Flex team and our progress this year. I remain excited about the tremendous opportunity to grow, improve, and deliver value to all our stakeholders. Thank you for your continued trust and partnership, and I look forward to the days ahead together.

Regards,

FLEX LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 199002645H)

Wednesday August 2, 2023 11:00 a.m., Central time Flex Ltd. 12455 Research Blvd, Welcome Center Austin, TX 78759 U.S.A

Notice

of Annual General Meeting of Shareholders

To Be Held on August 2, 2023

To Our Shareholders:

You are cordially invited to attend, and notice is hereby given of, the annual general meeting of shareholders of Flex Ltd., which will be held at our offices located at 12455 Research Blvd, Welcome Center, Austin, TX 78759 U.S.A., at 11:00 a.m., Central time, on August 2, 2023, for the purposes summarized below and described in more detail in the accompanying proxy statement.

We urge you to read the entire proxy statement carefully before voting. Unless the context requires otherwise, references in this notice and the proxy statement to “Flex,” the “Company,” “we,” “us,” “our” and similar terms mean Flex Ltd. or, as the case may be, Flex Ltd. and its subsidiaries. Flex is incorporated in the Republic of Singapore under the Companies Act 1967, which we refer to as the “Singapore Companies Act” or the “Companies Act 1967”.

Vote via Internet at www.proxyvote.com

Vote by Mail Sign and return your proxy card in the postage-paid envelope

Vote in Person at the Meeting on August 2, 2023 at 11:00 a.m., Central time

Please refer to our proxy materials or the information forwarded by your bank or other holder of record to see which voting methods are available to you.

2023 Proxy Statement 5

Important Notice Regarding Electronic Availability of Proxy Statement and Annual Report

We are pleased to furnish proxy materials to our shareholders on the Internet, as permitted by Securities and Exchange Commission (“SEC”) rules. Commencing on or about June 21, 2023, we will make available to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet (referred to as the Notice) containing instructions on how to: (i) access the proxy statement and our annual report, (ii) submit their proxies via the Internet, and (iii) request a printed copy of our proxy materials.

Proxy Voting Matters

You may revoke your proxies at any time before they are voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Voting Matters at the Annual General Meeting

We are asking shareholders to vote on seven proposals at the meeting:

•	To re-elect all ten directors of the Company nominated for re-election (Proposal No. 1);
•	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2024 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (Proposal No. 2);
•	To approve, on a non-binding, advisory basis, our executive compensation (Proposal No. 3);
•	To vote, on a non-binding, advisory basis, on the frequency of the non-binding, advisory vote on our executive compensation (Proposal No. 4);
•	To approve the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan (Proposal No. 5);
•	To approve a general authorization for the Board of Directors to allot and issue ordinary shares (Proposal No. 6); and
•	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares (Proposal No. 7).

Resolutions Proposed for Shareholder Approval as Ordinary Business

Each of the resolutions proposed for approval by our shareholders is as follows:

1.	To re-elect each of the following Directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:

(a)	Revathi Advaithi;
(b)	Michael D. Capellas;
(c)	John D. Harris II;
(d)	Michael E. Hurlston;
(e)	Erin L. McSweeney;
(f)	Charles K. Stevens, III;
(g)	Maryrose T. Sylvester;
(h)	Lay Koon Tan;
(i)	Patrick J. Ward; and
(j)	William D. Watkins.

2.	To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2024, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

Resolutions Proposed for Shareholder Approval as Special Business

Each of the resolutions proposed for approval or vote by our shareholders is shown below:

3.	To consider and vote on the following non-binding, advisory resolution:
“RESOLVED THAT, the shareholders of Flex approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion

2023 Proxy Statement 6

and Analysis and the compensation tables and related disclosures contained in the section of the accompanying proxy statement captioned ‘Executive Compensation’.”
This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flex or its Board of Directors.
4.	To consider and vote on the following non-binding, advisory resolution:
“RESOLVED THAT, the shareholders of Flex recommend that a non-binding, advisory vote to approve the compensation of the Company’s named executive officers be put to shareholders for their consideration with one of the following three frequencies:
(a)	every one year;
(b)	every two years; or
(c)	every three years.”
This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flex or its Board of Directors.
5.	To pass the following resolution as an Ordinary Resolution:
“RESOLVED THAT, approval be and is hereby given for the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan, a summary of which is set out in the proxy statement for the 2023 annual general meeting and the rules of which, for the purpose of identification, have been subscribed to by the Chair of the meeting under which awards of our ordinary shares in our capital will be granted to selected eligible persons (details of which are set out in the proxy statement for the 2023 annual general meeting) which includes (but is not limited to) our employees and directors and those of our subsidiaries and affiliates, officers, members of our Board of Directors (including both employee and non-employee Directors), and consultants of the Company and our subsidiaries and affiliates.”

6.

To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT, pursuant to the provisions of Section 161 of the Companies Act 1967, but subject otherwise to the provisions of the Companies Act 1967 and the Constitution of the Company, authority be and hereby is given to our Directors to:

(a)	(i)	allot and issue ordinary shares in the capital of the Company (“Ordinary Shares”); and/or
(ii)	make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards (each, an “Instrument” and, collectively, “Insruments”) that might or would require Ordinary Shares to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into Ordinary Shares), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in the Constitution of the Company; and
(b)	(notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue Ordinary Shares pursuant to any Instrument made or granted by our Directors while this resolution was in force, provided that:

(i)	the aggregate number of Ordinary Shares to be issued pursuant to this resolution (including Ordinary Shares to be issued pursuant to Instruments made or granted pursuant to this resolution) does not exceed 20% of the total number of issued Ordinary Shares as of the date of the passing of this resolution; and
(ii)	unless revoked or varied by the Company in a general meeting, that such authority shall continue in force until the earlier of (1) the conclusion of the next annual general meeting of the Company or (2) the expiration of the period within which the next annual general meeting of the Company is required by law to be held.”

7.	To pass the following resolution as an Ordinary Resolution:
“RESOLVED THAT:

(a)	for the purposes of Sections 76C and 76E of the Companies Act 1967, the exercise by our Directors of all of our powers to purchase or otherwise acquire issued ordinary shares in the capital of the Company (“Ordinary Shares”) not exceeding in aggregate the number of issued Ordinary Shares representing 20% of the total number of issued Ordinary Shares outstanding as of the date of the passing of this resolution (excluding treasury shares and any

2023 Proxy Statement 7

Ordinary Shares which are held by our subsidiary(ies) under Sections 21(4B) or 21(6C) of the Companies Act 1967, as at that date) at such price or prices as may be determined by our Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

(i)	market purchases on the Nasdaq Global Select Market or any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted; and/or
(ii)	off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Companies Act 1967, and otherwise in accordance with all other laws and regulations and rules of the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted as may be applicable, be and hereby is authorized and approved generally and unconditionally;

(b)	unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

(i)	the date on which the next annual general meeting of the Company is held; or

(ii)	the date by which the next annual general meeting of the Company is required by law to be held;

(c)	the maximum purchase price (excluding brokerage, commission, applicable goods and services tax, and other related expenses) that may be paid for an Ordinary Share purchased or acquired by the Company pursuant to the mandate contained in paragraph (a) above, shall not exceed:

(i)	in the case of a market purchase of an Ordinary Share, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
(ii)	in the case of an off-market purchase pursuant to an equal access scheme, at a premium of up to but not greater than 5% above the average of the closing price per Ordinary Share over the five trading days before the day on which the purchases are made; and

(d)	our Directors, acting independently or individually, be and hereby are authorized to complete and do all such acts and things (including executing such documents as may be required) as such Director(s) may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.”

Notes

Singapore Financial Statements

At the 2023 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited financial statements for the fiscal year ended March 31, 2023, together with the directors’ statement and auditors’ report thereon, in compliance with Singapore law. Shareholder approval of our audited financial statements is not being sought by the accompanying proxy statement and will not be sought at the 2023 annual general meeting.

Eligibility to Vote at Annual General Meeting

Receipt of Notice. The Board of Directors has fixed the close of business on June 5, 2023 as the record date for determining those shareholders of the Company who are entitled to receive copies of this notice and accompanying proxy statement. However, all shareholders of record on August 2, 2023, the date of the 2023 annual general meeting, will be entitled to vote at the 2023 annual general meeting.

Quorum

Representation in person or by proxy of at least 33-1/3% of all outstanding Ordinary Shares of the Company is required to constitute a quorum to transact business at a general meeting of our shareholders.

2023 Proxy Statement 8

Proxies

A shareholder entitled to attend and vote at the 2023 annual general meeting is entitled to appoint a proxy to attend and vote on the shareholder’s behalf. A proxy need not also be a shareholder. Even if you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. A proxy card submitted by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2023 annual general meeting. Please review the instructions on the proxy card and notice of availability of proxy materials regarding the submission of proxies via the Internet, which provide, among other things, for the transmission of voting instructions up until 11:59 p.m. Eastern time on the day before the meeting. You may revoke your proxy at any time before it is voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Disclosure Regarding Share Purchase Mandate Funds

Only funds legally available for purchasing or acquiring our issued Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore will be used by us to purchase or acquire our own issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/ or borrowed funds to finance the purchase or acquisition of our issued Ordinary Shares. The amount of financing required for us to purchase or acquire our issued Ordinary Shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on, among other things, the number of Ordinary Shares purchased or acquired, the price at which such Ordinary Shares are purchased or acquired, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the Company and its subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our financial condition and cash flows.

Personal Data Privacy

By submitting an instrument appointing a proxy or representative to attend, speak and vote at the 2023 annual general meeting and any adjournment thereof, a shareholder of the Company (i) consents to the collection, use and disclosure of the shareholder’s personal data by us (or our agents or service providers) so we (or our agents or service providers) can process, administer and analyze proxies and representatives appointed for the 2023 annual general meeting (including any adjournment thereof) and prepare and compile the attendance lists, minutes and other documents relating to the 2023 annual general meeting (including any adjournment thereof), and in order for us (or our agents or service providers) to comply with any applicable laws, listing rules, take-over rules, regulations or guidelines (collectively, the “Purposes”), (ii) warrants that where the shareholder discloses the personal data of the shareholder’s proxy or representative to us (or our agents or service providers), the shareholder has obtained the prior consent of such individual for the collection, use and disclosure by us (or our agents or service providers) of such personal data for the Purposes, and (iii) agrees that the shareholder will indemnify us in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the shareholder’s breach of warranty.

By order of the Board of Directors,

Tay Hong Chin Regina

Company Secretary

Singapore

June 21, 2023

You should read the entire proxy statement carefully before you return your proxy card or otherwise submit your proxy appointment through electronic communications in the manner set out in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual General Meeting of Shareholders to Be Held on August 2, 2023. This notice of the annual general meeting, our proxy statement and our annual report to shareholders are available on our website at https://investors.flex.com/financials/annual-reports/.

2023 Proxy Statement 9

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Proxy Summary

This summary does not contain all of the information that you should consider, and you should read the complete proxy statement carefully before voting. For more complete information regarding the Company’s 2023 fiscal year performance, please review the Company’s 2023 Annual Report on Form 10-K. For additional information regarding voting rights and proxy solicitation, please see “Other Matters” on page 116.

Voting Matters at the Annual General Meeting

Proposal		Recommendation	Page Reference
1.	Re-election of directors	FOR each director nominee	42
2.	Re-appointment of Deloitte & Touche LLP	FOR	52
3.	Advisory vote on executive compensation	FOR	55
4.	Advisory vote on the frequency of the non-binding, advisory vote on executive compensation	1 YEAR	56
5.	Approval of the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan	FOR	93
6.	General authorization to allot and issue ordinary shares	FOR	102
7.	Authorization to repurchase ordinary shares	FOR	104

How to Cast Your Vote

Each Ordinary Share is entitled to one vote for each director nominee and one vote for each of the other proposals. Your vote is important to us, and we encourage you to vote using one of these methods:

Vote in Person at the Meeting	If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, you must request a “legal proxy” from the nominee in order to vote at the meeting. You will find instructions on how to request a “legal proxy” at www.proxyvote.com.
Vote via Internet

at www.proxyvote.com

Follow the instructions on your Notice. If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, your nominee may not permit you to vote online.

Vote by Mail	Sign and return your proxy card. If you do not have a proxy card, you can request one by contacting us at: Flex Ltd. 6201 America Center Drive San Jose, California 95002 (408) 577-4632

2023 Proxy Statement 12

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Business Summary

Who We Are and What We Do

Flex is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex supports the entire product lifecycle with advanced manufacturing solutions and operates one of the most trusted global supply chains. The Company also provides additional value to customers through a broad array of services, including design and engineering, component services, rapid prototyping, fulfillment, and circular economy solutions. Flex supports a diverse set of industries including cloud, communications, enterprise, automotive, industrial, consumer devices, lifestyle, healthcare, and energy.

Our purpose is to make great products for our customers that create value and improve people’s lives. Our vision is to be the most trusted global technology, supply chain and manufacturing solutions partner to improve the world, and our mission is to achieve our vision and fulfill our purpose. People are at the heart of everything we do. We believe in creating a work environment that empowers every team member to thrive, while prioritizing employee safety, well-being and inclusiveness. Flex continues to further a dynamic, ever-evolving culture where employees embody behaviors aligned with our values. Our values define and drive us and our Ways of Working bring our values to life through actions, provide a framework for how we make decisions and support ongoing progress on our Flex Forward strategy.

Our values and ways of working

Our strategy is to continue investing in areas where we can differentiate and add value, whether through engineering and design services, product technologies or developing differentiated processes and business methods. We are strengthening our abilities in software, robotics, artificial intelligence, factory automation, simulation, digital twins, and other disruptive technologies. We select ethical partners and integrate the supply chain so that our customers can operate efficiently and responsibly. We are committed to investing in our employees and communities, which includes addressing critical environmental issues.

Our three reporting business segments are as follows:

FLEX RELIABILITY SOLUTIONS
Automotive
next generation mobility, autonomous, connectivity, electrification, and smart technologies
Health Solutions
medical devices, medical equipment, and drug delivery
Industrial
capital equipment, industrial devices, renewables and grid edge
FLEX AGILITY SOLUTIONS	Communications, Enterprise and Cloud
data infrastructure, edge infrastructure, and communications infrastructure
Lifestyle
appliances, consumer packaging, floorcare, micro mobility, and audio
Consumer Devices
	mobile and high velocity consumer devices	NEXTRACKER(1)

(1)	On February 13, 2023, the Company’s subsidiary, Nextracker Inc. (“Nextracker”), completed its initial public offering (the “IPO”) of 30,590,000 shares of its Class A common stock, which included the exercise in full of the underwriters’ option to purchase 3,990,000 additional shares of Nextracker Class A common stock at the public offering price of $24.00 per share, less underwriting discounts and commissions. Prior to the IPO, Nextracker was a wholly-owned indirect subsidiary of Flex. Upon the closing of the IPO, Flex beneficially owned 61.4% of the total outstanding shares of Nextracker’s capital stock. We continue to consolidate and present Nextracker as a segment subsequent to the IPO.

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Fiscal Year 2023 Highlights

During fiscal year 2023, we delivered solid results despite a volatile operating environment. This is reflective of our execution and dedication to deliver for our customers and all our stakeholders. We had another record year in Automotive bookings, multiple medical device ramps and hyper cloud wins, and strong renewables hardware growth. We effectively navigated global supply-chain disruptions while continuing to execute on our customers’ regionalization needs.

We also completed the first major step in unlocking the value of our Nextracker utility-scale solar tracker business, demonstrating our willingness to optimize the value of our portfolio of assets. On February, 13, 2023, Nextracker completed its initial public offering and was met with a strong investor reception.

Sustainability Highlights (pg. 19)

We strive to make a lasting positive impact for our employees, customers and shareholders and aim to follow social and environmental practices that make our partners and shareholders proud. Our efforts have been widely recognized, garnering awards for sustainability including the Manufacturing Leadership Awards and inclusion in S&P Global’s Sustainability Yearbook. Below are some highlights of our sustainability practices.

2030 Sustainability Goals	Continuing our purpose-driven journey, we made progress toward our sustainability goals through 2030 against a framework centered on our world, our people, and our approach to business practices spanning several pillars.
Commitment to Net Zero GHGs by 2040	In 2022, we announced our commitment to reach net zero greenhouse gas (GHG) emissions by 2040.
Diversity, Equity and Inclusion (DE&I)	Diversity, equity, and inclusion are key priorities and strengths at Flex and are embedded in the fabric of our culture. We continued efforts in support of our corporate goals to increase the number of employees and leaders from underrepresented groups and are focused on evolving strategies and programs to help improve representation and promote diversity across the organization. As of March 31, 2023, women represented 44% of our global employees, and underrepresented minorities represented 49% of our U.S. employees.
Flex Foundation	We partnered with nonprofit organizations, community leaders and governments to promote inclusive and sustainable economic growth, employment, and decent work for all through grants, corporate and employee donations, and volunteerism. In calendar year 2022, our Flex Foundation partnered with several organizations, including the American Red Cross, Amity Foundation, and the Hispanic Foundation of Silicon Valley, among others, and donated nearly $771,000 in grants to support well-known organizations globally, including Give2Asia and Save the Children.

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Corporate Governance Highlights (pg. 26)

Flex strives for excellence in corporate governance practices, which we recognize is fundamental to maintaining the trust of our shareholders, customers, and employees. Flex’s management and Board of Directors continually evaluate processes and implement procedures designed to maintain strong governance and operational standards. Below are some highlights of our corporate governance practices.

Board Structure and Independence
•	Maintain a diverse and independent Board, with a highly engaged independent Chair with clearly delineated duties
•	All directors are independent except for our CEO; all 3 committees fully independent
•	Continuously evaluate the composition of the Board, and perform an annual review and determination of our Board leadership structure
•	Purposefully nominate directors with diverse backgrounds and skillsets to best oversee the management of Flex
•	Active Board refreshment: Since June 2020, five new directors have joined our diverse and deeply experienced Board; average tenure of our nominees is 5.4 years. The current slate of directors represents a balance of short-, mid- and longer-term tenures of service.
•	Regular executive sessions of independent directors without management present
Board Oversight
•	We regularly assess our corporate governance structure to ensure comprehensive oversight of Flex’s management, practices, and operations
•	Board fully engaged in Flex’s strategic planning process, conducting an in-depth strategy review and overseeing progress throughout the year
•	The Audit Committee oversees the integrity of the Company’s financial statements, as well as management of enterprise-wide risks and legal, compliance and cybersecurity risks
•	The Compensation and People Committee oversees the Company’s executive compensation programs to align with long-term Company strategy and its human capital management strategy, as well as key talent metrics
•	The Nominating, Governance and Public Responsibility Committee oversees the application of the Company’s environmental, social and corporate governance (ESG) policies, considering such matters as human rights, social issues, climate change and environmental risks and opportunities, and continuously assesses the capabilities and independence of the Board to ensure optimal composition
•	Directors have significant interaction with senior business leaders and access to other employees
Strong Corporate Governance Practices
•	Annual elections for all directors
•	Responsive, active and ongoing shareholder engagement. Recent topics include our ESG commitments including our diversity, equity and inclusion (DE&I) and sustainability initiatives
•	Prohibit hedging and pledging transactions by executive officers and directors
•	Annual Board, committee and individual director performance evaluations
•	Public company board service limits: Unless approved by the Board, our directors may serve on no more than three other public company boards in addition to ours and any director who is a public company CEO may serve on no more than one other public company board in addition to ours
•	Clawback policy for our executive officers
•	Robust share ownership requirements for executive officers and directors
•	Comprehensive director orientation and continuing education programs

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Nominees to our Board of Directors (pg. 43)

Our Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. As discussed in further detail below, Marc A. Onetto is not being nominated for re-election and will be retiring from the Board pursuant to Article 94 of our Constitution, effective as of the conclusion of the 2023 annual general meeting.

The following provides information about our nominees.

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			Flex Committees
Name and Principal Occupation	Independent	Director Since	Audit	NG&PR	Compensation and People	Other Public Company Boards
Revathi Advaithi Chief Executive Officer, Flex Ltd.	No	2019				Uber Technologies, Inc.
Michael D. Capellas + Founder and CEO, Capellas Partners	Yes	2014				Cisco Systems, Inc. Elliott Opportunity II Corp. The Beauty Health Company
John D. Harris II Retired Vice President of Business Development, Raytheon Company and Chief Executive Officer, Raytheon International, Inc.	Yes	2020				Cisco Systems, Inc. ExxonMobil Corporation Kyndryl Holdings, Inc.
Michael E. Hurlston President and Chief Executive Officer, Synaptics Incorporated	Yes	2020				Synaptics Incorporated
Erin L. McSweeney Executive Vice President and Chief People Officer, UnitedHealth Group Incorporated	Yes	2020				None
Charles K. Stevens, III Retired Executive Vice President and Chief Financial Officer, General Motors Company	Yes	2018				Eastman Chemical Company Masco Corporation
Maryrose T. Sylvester Retired U.S. Managing Director and U.S. Head of Electrification, ABB Ltd	Yes	2022				Harley-Davidson, Inc. Vontier Corporation Waste Management, Inc.
Lay Koon Tan Retired President, Chief Executive Officer and member of the Board of Directors, STATS ChipPAC Ltd.	Yes	2012				None
Patrick J. Ward Retired Vice President and Chief Financial Officer, Cummins Inc.	Yes	2022				Corteva, Inc.
William D. Watkins Retired Chief Executive Officer, Imergy Power Systems, Inc.	Yes	2009				Nextracker Inc. (Flex subsidiary)

+	Independent Chair of the Board
Chair
Audit Committee Financial Expert

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Executive Compensation Highlights (pg. 57)

Our pay-for-performance compensation philosophy aims to tie actual pay delivery to performance. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also believe we should deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

Base salaries	Certain of our named executive officers’ (or NEOs’) base salaries were increased for fiscal year 2023, as detailed in the CD&A. Our CEO’s base salary was not increased in fiscal year 2023.
Bonus payouts	Bonus payouts were at 125% of target for all NEOs except for Mr. Hartung (President, Agility Solutions), who earned a payout of 153% of target due to 50% of his bonus being tied to the results of the Agility Solutions segment.
Incentive bonus plan ESG and individual performance modifiers	For fiscal year 2023, an ESG modifier consisting of five metrics across four sustainability pillars, as well as an individual performance modifier, were added to our incentive bonus plan. Each modifier can adjust bonus payouts +/- 10 percentage points. Our ESG performance increased NEO bonus payouts by 4 percentage points based on the level of achievement. No bonus adjustments were made for individual performance for any of the NEOs.
Long-term incentive award values	Long-term incentive award values were increased for our Chief Executive Officer, Chief Financial Officer, President, Agility Solutions, and EVP, General Counsel. These increases resulted in total target compensation being competitively positioned versus our compensation peer group.
Performance share unit (rTSR) payouts = 200%	Maximum payout of 200% was earned for the relative total shareholder return (rTSR) performance share units (PSUs) for the three-year performance cycle ending in fiscal year 2023 (PSUs vesting in June 2022), as the maximum performance level was achieved.

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Sustainability

Flex’s purpose is to make great products for our customers that create value and improve people’s lives. Sustainability is at the core of our purpose and is embedded in our culture. We work to have a lasting positive impact in the form of value for all our stakeholders by taking an ecosystem approach to sustainability. We seek to address material issues, risks, and opportunities by conforming to internal and external standards and thoughtfully executing our social and environmental management system, programs, and initiatives.

We strive for social and environmental betterment through our robust management systems. Our sustainability system, which is modeled largely on the Responsible Business Alliance (RBA) requirements, consolidates several management systems into one, and incorporates current environmental, labor, human rights, health, safety, and ethics standards. As a founding member of the RBA, Flex is committed to modeling its requirements. Our sustainability program is aligned with international frameworks including the Global Reporting Initiative (GRI), Science Based Targets initiative (SBTi), Task Force on Climate-related Financial Disclosures (TCFD), and CDP (formerly the Carbon Disclosure Project), among others.

Through our sustainability strategy and program, we drive disciplined practices to help address the broader environmental and social challenges of our world, cultivate a workplace that enhances experiences and opportunities for our people, lead with integrity, and help accelerate a more sustainable value chain.

Sustainability Governance and Strategy

Given our commitment to sustainability, we recognize the importance of a strong foundation of sustainability governance. Our Board of Directors engages in a review of Flex’s sustainability program twice annually, including our ESG efforts, and participates in an annual ESG director education session. Our Nominating, Governance and Public Responsibility Committee oversees Flex’s sustainability risks and remediation efforts, such as the Company’s sustainability, including environmental, social and governance, policies and programs. These policies and programs also address human rights, climate change, and risk mitigation.

Our executive management team receives regular sustainability updates, meeting with our global sustainability program office (PMO). In addition, we have a sustainability leadership committee, a multidisciplinary group composed of global leaders throughout the Company who represent the key functional areas with responsibility for sustainability efforts, including operations, human resources, supply chain, legal, finance and facilities/EHS. This committee meets monthly to share information with team members across various functions within Flex who are directly responsible for implementing and managing sustainability initiatives in support of our commitments.

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We endeavor to align our efforts with global sustainability organizations and initiatives, including the United Nations Global Compact, that contribute to broader calls to action and collective progress toward a healthier future. In 2021, we joined the Science Based Targets initiative, and in connection with joining such initiative, we have adopted greenhouse gas emissions reduction targets necessary to meet the Paris Agreement goals, including limiting global warming to 1.5°C above preindustrial levels. In 2022, we announced our commitment to reach net zero greenhouse gas (GHG) emissions by 2040.

2030 Sustainability Goals

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In calendar year 2021, continuing our purpose-driven journey, we developed and launched a comprehensive set of long-term sustainability goals that focus on key areas where we can make a measurable, direct, and positive impact. We established sustainability goals through 2030 against a framework centered on our world, our people, and our approach to business practices spanning several pillars.

We are committed to:

•	Reducing our environmental impact;
•	Investing in our communities;
•	Advancing a safe, inclusive, and respectful work environment for all;
•	Partnering with our customers and suppliers to help mitigate value chain emissions; and
•	Driving ESG-focused practices with transparency.

Notable 2030 goals include:

•	We commit to reduce absolute scope 1 and 2 GHG emissions 50% by 2030 from a 2019 base year(1).
•	We commit to reduce total case incident rate (TCIR), a workplace health and safety metric, to below 0.2 by 2025.
•	We commit that 50% of our ‘Preferred Suppliers’ will set their own GHG emissions reduction targets by 2025 and 100% of ‘Preferred Suppliers’ by 2030.

(1)	The target boundary includes biogenic emissions and removals from bioenergy feedstocks.

In 2022, we announced our commitment to reach net zero greenhouse gas (GHG) emissions by 2040.

Sustainability and Our People

Our approximately 172,000 employees globally are some of the industry’s best makers, problem-solvers, innovators, craftspeople, and leaders and represent a global mosaic of cultures, experiences, expertise, perspectives, and abilities. We believe that our performance is driven by our workforce, who move forward through a values-driven, high-performing, and dynamic culture underlined by integrity, collaboration, resilient ingenuity and sustainability. To maintain competitiveness and world-class capabilities, we regularly review and refine our human capital management programs, policies, and procedures to ensure that we consistently work to attract, select, develop, engage and retain strong, diverse talent. Our policies, philosophy, and strategies support the inclusion of all people in our working environment. Further, we are committed to respecting the human rights of our employees and improving their quality of life.

Human Capital Management Governance

Because our employees are central to our success as a business, the Board plays an active role in overseeing our human capital management efforts. The Compensation and People Committee of our Board is responsible for assisting the Board in discharging this oversight duty and continues to work closely with the executive management team in helping to shape our culture and focus efforts on developing formal human capital management and talent development initiatives to better support our workforce as the Company continues to evolve.

The Compensation and People Committee’s oversight activities in this area include, among other aspects, receiving periodic updates (not less than twice annually) regarding, and overseeing any significant change to, our human capital management strategy including corporate culture, diversity and inclusion, pay and opportunity equity, social initiatives and results, and talent attraction, training, development and retention programs and results. Additionally, the Compensation and People Committee reviews the performance of and succession planning for our CEO and executive officers.

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Workplace Culture and Talent Management

Culture underlies our stakeholder experience. Our values are intended to reflect and guide our behaviors and shape our culture. We endeavor for our values-driven culture to align us as we pursue our purpose, uphold our mission, live our values, advance toward our vision, and activate our strategy.

In support of cultivating an inclusive, high-performing culture with our workforce, we continued to proliferate our “Ways of Working,” four specific behaviors that bring our values to life through actions, provide a framework for how we make decisions, and support ongoing progress on our Flex Forward strategy. The purpose of these behaviors is to enable us to put our culture into practice and provide an accountability system through training and development as well as performance management systems to ensure our desired behaviors become a part of our everyday working norms.

In calendar year 2022, we refreshed our leadership competencies to provide a common language and framework for our people leaders throughout the organization as it relates to leadership expectations, behaviors and skills necessary to lead the business and our people. Building on our vision, mission, values, and Ways of Working, we use this framework to assess, hire, train, and nurture our talent to develop the skills necessary for our ongoing success. In calendar year 2022, we continued our culture initiative through rollouts of training on our Ways of Working to all sites globally. We supported our leaders globally through quarterly training and team discussions to continue to build an understanding of not only our Ways of Working but also important new leadership expectations and inclusion practices. We also continued to execute programs to embed our culture into our daily actions including employee engagement through surveys and roundtable discussions with our executive leadership, development and volunteer programs, and recognition programs.

Diversity, Equity & Inclusion

Diversity, equity, and inclusion are key priorities and strengths at Flex and are embedded in the fabric of our culture. We recognize the value of our human capital as an asset to our business. We also recognize that the sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities, and talent that our employees invest in their work represents a significant part of our culture, enhances our reputation, contributes to our success, and serves as a competitive advantage. We embrace and encourage our employees’ differences, and nurture a sense of collective pride and belonging. We strive to ensure that all Flex employees are empowered to do their best and are given opportunities to reach their full potential.

In the last year, we continued our progress on improving diversity, equity, and inclusion through employee programs. Our employee resource groups (“ERGs”) work to create a community that fosters belonging, builds cultural awareness, and develops a new generation of diverse leaders at Flex by establishing a sustainable structure with executive support that challenges bias and promotes unity. With over 15,000 members, the Company maintains ERG chapters worldwide across seven identities: Asian and Pacific Islander, Black, LatinX, LGBTQ+, People with Disabilities, Women, and Veterans. In March 2023, our Women in Flex and Women in Tech ERGs merged to form EmpowHER, an ERG focused on developing and retaining women talent. Our ERGs help to create a sense of community and support retention and attraction. Each ERG has an executive sponsor and is supported by senior leaders across the Company. The Company also held cultural awareness activities throughout the year to highlight specific groups including People with DiversAbilities Awareness Weeks, Black History Month, Asian Pacific Heritage Month, PRIDE Month, LatinX Heritage Month, and Women’s History Month. Our global awareness months create continuous learning opportunities and strengthen our culture of inclusion across our diverse workforce.

In calendar year 2022, we continued to offer leadership development opportunities for underrepresented communities. In partnership with McKinsey, we provided development offerings through their Management Accelerator and Executive Leadership Program to 45 Asian, 42 Black and 37 LatinX employees. We also continued to conduct SheLeads, our global leadership development program for women employees, offer leadership coaching and mentoring to over 100 gender and ethnically diverse leaders, and implement on-demand inclusion training offerings. Additionally, we provided self-service tools and training on diversity, equity, and inclusion practices to help employees build self-awareness, empathy and cultural competency, and improve diversity in recruiting. Furthermore, we leveraged external community partnerships with organizations such as Catalyst, the Business Roundtable, the National Society of Black Engineers (NSBE), and Women in Electronics to amplify our impact in recruiting and retaining diverse talent. Each of these initiatives contributes to our employees’ skills, confidence, and readiness for career advancement, which improves our ability to promote from within.

As of March 31, 2023, women represented 44% of our global employees, and underrepresented minorities (those who identify as Black/African American, Hispanic/Latinx, Native American, Asian/Pacific Islander and/or two or more races) represented 49% of our U.S. employees. Approximately 20% of our executive team and approximately 22% of our leadership team (director level and above) are female. Approximately 22% of our executive team and approximately 32% of our U.S. leadership team (director level and above) are comprised of underrepresented minorities.

We continued efforts in support of our corporate goals to increase the number of employees and leaders from underrepresented groups and are focused on evolving strategies and programs to help improve representation and promote diversity across the organization. Additionally, we remain committed to parity in pay and opportunity.

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Human Rights

We are committed to respecting the human rights of all people throughout our operations and in our value chain. Accordingly, the Company works to foster a culture that respects and promotes human rights. Our commitment to human rights is outlined in our Code of Business Conduct and Ethics. We have also adopted a Human Rights Policy to, among other things, create awareness and establish expectations related to legal requirements, ethical practices, and human rights. Our Human Rights Policy is aligned with the United Nations Guiding Principles on Business and Human Rights and is inclusive of rights outlined in the United Nations Universal Declaration of Human Rights to the extent those rights apply to business operations. It applies to our Company, all employees on a worldwide basis and to our value chain, including our suppliers and vendors. We have also adopted a Company statement on forced labor and human trafficking which describes our global practices to address forced labor. Additionally, we provide a Human Rights Policy micro-learning course, available in 15 languages, with the objective of highlighting this policy for new employees.

In addition to these policies, Flex is an active participant in globally recognize external initiatives, including the UN Guiding Principles on Business and Human Rights as well as the Responsible Business Alliance (or RBA), the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. Through the RBA’s efforts, including its Responsible Labor Initiative, we work with others across industries aimed to ensure that the rights of workers vulnerable to forced labor in global supply chains are consistently respected and promoted. Flex is also an active member of the Global Business Initiative on Human Rights. The mission of this organization is to advance human rights in a business context through cross-industry peer learning, outreach, and thought-leadership to shape policy and practice.

Talent Attraction, Development, and Retention

Talent attraction, development, and retention are critical to our success and core to our mission as a company. To support the advancement of our employees, we provide training and development programs and opportunities encouraging advancement from within while we continue to fill our team with strong and experienced external talent. We leverage both formal and informal programs, including in-person, virtual, social and self-directed learning, mentoring, coaching, and external development to identify, foster, and retain top talent. Employees have access to courses through our learning and development platform, Flex Learn. In calendar year 2022, our employees completed more than five million hours of training programs.

We are also focused on completing talent and performance reviews. Our in-depth talent reviews serve to identify high potential talent to advance in roles with greater responsibility, assess learning and development needs, and establish and refresh succession plans for critical leadership roles across the enterprise. In calendar year 2022, we updated our performance ratings to allow for more differentiation and clear performance feedback, and also integrated our values and Ways of Working into our performance assessment process. Our performance assessment process promotes transparent communication of team member performance, which we believe is a key factor in our success. The performance and the talent reviews enable ongoing assessments, reviews, and mentoring to identify career development and learning opportunities for our employees.

As a part of our efforts to improve employee experiences at Flex, we conduct the annual enterprise-wide employee engagement Flex Voice survey. Our leadership uses the results of the survey to continue developing our strengths and identify and take action on opportunities for improvement. This year, 88% of employees completed the Flex Voice survey and the results reflected increased enthusiasm and engagement.

Compensation and Benefits

Our total rewards are designed to attract, motivate, and retain employees at all levels of the Company. Our compensation philosophy is driven by the desire to attract and retain top talent, while ensuring that compensation aligns with our corporate financial objectives and the long-term interests of our shareholders. Our pay structures offer competitive salaries, bonuses, and equity awards in the countries where we operate.

In each of the countries where we have operations, our comprehensive benefit plans offer a locally competitive mix of some or all of the following: medical, dental and vision insurance, short and long-term disability, flexible spending accounts, various types of voluntary coverage, and other benefit programs. We routinely benchmark our salaries and benefits against market peers to ensure our total rewards package remains competitive.

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Employee Health, Safety and Wellness

Flex is committed to providing a safe and injury-free workplace. We promote a “zero-injury” culture through health and safety management systems that implement a data-driven and risk-based approach in monitoring and reporting performance regularly. In calendar year 2022, we decreased our health and safety incident rate by 17% compared to 2021. Furthermore, as a part of our 2030 Sustainability Goals, we have committed to reducing total case incident rate to below 0.2 by 2025 and to certifying all manufacturing operations as ‘RBA factory of choice’ by 2025.

We provide programs and tools aimed at improving physical, mental, financial, and social well-being. Our programs give our employees access to a variety of innovative, flexible, and convenient health and wellness programs, including on-site health centers in some of our major factories.

2022 Sustainability Impact

During the 2022 calendar year, we continued our focus on ESG activities as highlighted below.

Our World: Environmental and Community Achievements

•	We produced our first Task Force on Climate-related Financial Disclosures (TCFD) report in 2022.
•	From 79 sites around the world, over 52,000 employees participated in our sixth annual Earth Day Challenge by planting gardens and trees, donating saplings, restoring farm and forest land, cleaning parks and community benches, clearing waste debris in rivers, reducing plastics, recycling waste and spreading awareness and education in their communities to help advance a more sustainable future.
•	We completed 795 community activities around the globe.
•	Approximately 16,000 of our volunteers gave over 147,000 hours back to their local communities.(1)
•	100% of our major sites (sites with 1,000 or more employees) partnered with local non-governmental organizations in 2022.

(1)	Number of volunteers are counted as participants of volunteering activities throughout the year (may include repeated employees).

Our People: Employee Health and Safety and DE&I Achievements

•	We remain committed to fostering a safe, ethical, and inclusive work environment for all employees.
•	We engaged our employees and received their feedback through coffee talks and town halls, lunch and learn sessions, management workshops, leadership skills trainings, recognition programs and annual surveys, and continue to undertake such employee engagement.
•	For more than 10 years, we have supported our employees with access to life-long learning through our employee scholarship program. Depending on the specifics of a site and the employee program, we provide full or partial funding for our employees to receive external education and fulfill credentials including technical certifications, undergraduate and graduate degrees.
•	We ensure all of our sites have a health and safety management system, which we verify through audits, which follow RBA methodology and are performed by our EHS team. Additionally, all sites are required to convene committees to address safety issues and concerns and we undertake targeted respect and dignity audits of high-risk sites.
•	In calendar year 2022, we decreased our health and safety incident rate by 17% compared to 2021.
•	We participate in RBA Task Forces on the UN Guiding Principles, Trafficking and Forced Labor, Transparency, and Environmental Compliance, which set guidelines for working hours and conditions for employees.
•	During our global People with DiversAbilities Awareness Weeks, approximately 28,000 employees participated in over 200 initiatives in several countries.
•	In partnership with McKinsey, we continued to offer leadership development opportunities through their Management Accelerator and Executive Leadership Program to 45 Asian, 42 Black, and 37 LatinX employees.
•	We continued SheLeads, our global leadership development program for women employees, offered leadership coaching and mentoring to over 100 gender and ethnically diverse leaders, and continued to implement on-demand inclusion training offerings.
•	We partnered with organizations such as the Business Roundtable, Catalyst, Women in Electronics, and NSBE to amplify our impact in recruiting and retaining diverse talent.
•	We continued our progress on improving diversity, equity and inclusion through our seven employee resource groups (ERGs) designed to create a community that fosters a sense of belonging, builds cultural awareness, and supports talent retention and attraction. With over 15,000 members, our ERGs held several cultural awareness activities throughout the past year to highlight specific groups including People with Diversabilities Awareness Weeks, Black History Month, Asian Pacific Heritage Month, PRIDE Month, LatinX Heritage Month, and Women’s History Month.

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Our Approach: Ethics, Supply Chain, Governance, and Partner Achievements

•	We provide a number of ways for employees and partners to voice concerns and receive assistance, from our Ethics Hotline and Web Portal to our open door policy, through which we can provide guidance and prioritize the investigation and remediation of ethics and compliance issues that arise.
•	Participation in our supplier due diligence assessment increased by 11.45% compared to the previous year, totaling 2,696 completed social and environmental assessments.
•	We screened 100% of our new global suppliers using social and environmental criteria in calendar year 2022.
•	Since 2017, we have screened 8,101 suppliers, using a tool provided by the RBA that integrates global risk analytics.
•	We made progress on our goal to partner with our customers and suppliers to reduce greenhouse gas emissions (GHG) through their own emissions reduction targets. In 2022, 35% of our preferred suppliers set their own GHG reduction targets.
•	Flex was named one of the 2023 World’s Most Ethical Companies® by the Ethisphere Institute.

Sustainability Partnerships and Recognition

In addition to being a founding member of the RBA, we are also a member of the Responsible Minerals Initiative, Global Business Initiative on Human Rights, GRI Community, the Business for Social Responsibility Network, the Business Ethics Leadership Alliance by Ethisphere Company, the UN Global Compact Network, the Boston College Center for Corporate Citizenship, the Ellen MacArthur Foundation, and the Supplier Ethical Data Exchange. Flex has continued our commitment to the World Business Council for Sustainable Development Pledge for access to safe water, sanitation, and hygiene (WASH). Additionally, our CEO is a member of the Business Roundtable (“BRT”) and has signed the BRT Statement on the Purpose of a Corporation, which declares that corporations have a role beyond meeting investors’ financial expectations. Finally, our CEO is a member of the World Economic Forum’s Alliance of CEO Climate Leaders and The Valuable 500, a global business collective comprised of CEOs and their companies committed to disability inclusion.

Our commitment to sustainability has earned us positive feedback from shareholders and recognition from some of the most prestigious sustainability ratings agencies.

Flex Sustainability Rankings 2022

•   From CDP, Flex received an A- in Climate Change for the fourth consecutive year, an A in Water Security for the third consecutive year, and an A in Supplier Engagement for the second consecutive year

•   As a UN Global Compact (UNGC) member, Flex contributed at an ‘advanced’ level of participation for the third consecutive year

•   Flex maintained an AA rating from MSCI for the second consecutive year

•   For the seventh consecutive year, Flex is a constituent of Financial Times Stock Exchange-Russell Group’s FTSE4Good Index, receiving a score of 4.2 out of 5

•   Flex was included in S&P Global’s Sustainability Yearbook for the fourth consecutive year

Further information regarding our sustainability program and achievements, including demographic data, can be found in our annual sustainability reports at flex.com/company/sustainability. The information on our website and in the sustainability reports is not a part of this proxy statement and is not incorporated by reference.

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Corporate Governance

We are proud of Flex’s legacy of corporate governance throughout the past 50+ years. We continually build on that legacy with ethical business oversight, robust risk management, and pay-for-performance compensation programs in order to ensure accountability to our shareholders, customers, employees, and communities.

Board of Directors

Our Board of Directors oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management, and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer. We strive to maintain optimal board composition to ensure diverse, insightful and dedicated oversight of our vision, purpose, and mission.

Board Leadership Structure

Our governance policies provide the Board with flexibility to select the appropriate leadership structure for Flex at any given time, and do not preclude the CEO from also serving as Chair of the Board.

Our Board annually evaluates its leadership structure. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors, the evolving needs of our business, and the functioning of our leadership structure. During the Board’s recent evaluation, upon the recommendation of the Nominating, Governance and Public Responsibility Committee, the Board concluded that the most effective leadership structure for Flex at the present time is for the roles of CEO and Chair of the Board to be separated, and for the Chair of the Board to be an independent director. Currently our Board of Directors believes that having an independent Chair ensures a greater role for the independent directors in carrying out their oversight duties, and also provides the continuity of leadership necessary for the Board to fulfill its responsibilities.

Ms. Advaithi has served as our Chief Executive Officer and a member of our Board of Directors since February 11, 2019. The Board appointed Mr. Capellas, an independent director, as Chair of the Board in 2017.The following chart demonstrates how the Company has separated these two leadership roles.

Michael D. Capellas	Revathi Advaithi
Chair of the Board	Chief Executive Officer

•  Oversees CEO succession

•  Oversees the Board evaluation process

•  Calls meetings of the Board and independent directors and presides at all Board meetings and executive sessions of the directors

•  Provides management with feedback regarding the information that is necessary for the independent directors to effectively and responsibly perform their duties

•  Acts as a liaison between the independent directors and the CEO on sensitive/critical issues

•  Sets strategic direction for the Company

•  Provides day-to-day leadership over Company operations

•  Focuses on execution of business strategy, growth and development

•  Guides senior management through the implementation of our strategic initiatives

•  Sets the tone-at-the-top for company culture

•  Develops and oversees enterprise-wide initiatives

Meeting Attendance and Executive Sessions

Each of our directors is committed to providing prudent oversight of our business through regularly scheduled meetings, special meetings, ad hoc conversations, and time spent with management. In fiscal year 2023, our Board of Directors held a total of 10 meetings, and our Board committees held a collective total of 23 meetings. We have a rigorous attendance tracking program and recorded an average attendance rate of 98.6% (with every director attending over 75% of the Board and applicable committee meetings held during their period of service in fiscal year 2023).

All directors are encouraged to attend the annual general meeting, but attendance is not required. Every director who was standing for re-election at the 2022 annual general meeting was in attendance.

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Our independent directors generally meet in executive sessions at each regularly scheduled Board meeting without management present in order to promote discussion and consideration of such matters as our independent directors deem appropriate. During fiscal year 2023, our independent directors met in executive session at each regularly scheduled Board meeting.

Director Independence

As required by the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Flex’s director independence guidelines incorporate the definition of “independence” adopted by Nasdaq. Using these guidelines, our Board has determined that each of the Company’s directors, other than Ms. Advaithi, is independent. Ms. Jennifer Li and Dr. Willy C. Shih, Ph.D. were each determined to be independent during the period that they served as a director. This means that the directors designated as “independent” do not have any business or family relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or has any otherwise disqualifying relationship.

In making the independence determinations, the Board and the Nominating, Governance and Public Responsibility Committee considered certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. In particular, the following relationships were considered:

Mr. Hurlston is the President and Chief Executive Officer and a member of the board of directors of Synaptics Incorporated (“Synaptics”). Flex purchased goods and services from Synaptics on an arms’-length basis in the ordinary course of its business during fiscal year 2023. In each of the last three fiscal years, the amount that Flex paid to Synaptics did not exceed the greater of $200,000 or 5% of either company’s consolidated gross revenues for that year. Moreover, in each of the last three fiscal years, the amount that Flex paid to Synaptics did not exceed 1% of either company’s consolidated gross revenues for that year.

In addition to the above, Messrs. Capellas, Harris, Stevens, and Watkins and Ms. Li served as non-employee directors of other companies with respect to which Flex purchased or sold goods and services on an arms’-length basis in the ordinary course of its business during fiscal year 2023, including ABB Ltd, Avaya Holdings Corp., Cisco Systems, Inc., Eastman Chemical Company, KONE Oyj, Masco Corporation, and Flex subsidiary Nextracker Inc.

Director Selection and Board Refreshment

Our Board, led by the Nominating, Governance and Public Responsibility Committee, regularly considers Board succession and refreshment, and also considers at least annually the skills needed on our Board as our business evolves, and strives to achieve a balance and diversity of knowledge, experience, and capabilities on our Board and to ensure that our Board has the benefit of a variety of skills derived from our directors’ business and professional experiences. To that end, the Nominating, Governance and Public Responsibility Committee engages in Board succession planning by assessing the need to adjust the size of the Board or supplement the Board’s expertise in a substantive area, and by determining whether prospective nominees have relevant skills and experience. For more information on specific qualities and skills we look for in potential directors, see Proposal 1, which begins on page 42.

Our Board does not have a policy to impose term limits or a mandatory retirement age for directors because such a policy may deprive the Board of the service of directors who have developed, through valuable experience over time, an increased insight into the Company and its operations. The Board believes that its regular consideration of Board succession and refreshment, and its annual evaluation process for deciding whether to re-nominate individuals for election, are currently more effective means of ensuring board refreshment and renewal, while also allowing for continuity of service.

The Board seeks to balance the deep Company and industry knowledge that comes from longer-serving directors with fresh ideas and perspectives brought by newer directors. Accordingly, Flex has maintained a deliberate mix of newer- and longer-tenured directors on the Board. Since June 2020, five new directors have joined our Board, three of whom are either women or racially or ethnically diverse, and each of whom have different backgrounds and experiences to further enhance the oversight of Flex’s strategic goals and initiatives and contribute to the expansion of the Board’s knowledge and capabilities. The average tenure of the director nominees, under six years, reflects an appropriate balance between different perspectives brought by newer- and longer-serving directors.

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As part of its continuous review of our Board composition, the Nominating, Governance and Public Responsibility Committee decided that our Board would benefit from a broader array of perspectives and skills and engaged a third-party search firm to assist it in identifying and assessing potential director candidates. In September 2022, the Board appointed a new independent director, Ms. Maryrose T. Sylvester. Ms. Sylvester was identified as a potential candidate by the third-party search firm. The addition of Ms. Sylvester brings to our Board significant experience transforming industrial businesses and extensive expertise in delivering technology-enabled and energy-efficient sustainable solutions. Ms. Sylvester is being nominated by the Board for re-election by our shareholders at our 2023 annual general meeting.

The Nominating, Governance and Public Responsibility Committee generally recruits, evaluates, and recommends nominees for our Board based upon recommendations from our directors and management. From time to time, we retain an independent, third-party search firm to help identify potential candidates. The Nominating, Governance and Public Responsibility Committee will consider recommendations submitted by shareholders and will evaluate such prospective nominees using the same standards that are applicable for all Board candidates. Shareholders can recommend qualified candidates for our Board by contacting our company secretary at Flex Ltd., 2 Changi South Lane, Singapore 486123. Submissions for individuals who meet the criteria outlined above will be forwarded to the Nominating, Governance and Public Responsibility Committee for review and consideration. Shareholder recommendations for our 2024 annual general meeting should be made before February 21, 2024 to ensure adequate time for meaningful consideration. We did not receive any such recommendations from our shareholders for the 2023 annual general meeting.

Board Diversity

Our Board believes that a wide range of viewpoints is critical to effective board deliberations, corporate governance and oversight. The Nominating, Governance and Public Responsibility Committee assesses board diversity through periodic board composition evaluations.

The general attributes we expect all directors to have are high professional and personal ethics and values, an understanding of the Company’s business and industry, advanced education, broad-based business acumen, and the ability to think strategically. These meaningful skills and experiences are just one aspect of diversity that the Board highly values. When reviewing potential board nominees, the Nominating, Governance and Public Responsibility Committee considers the holistic diversity of the Board, including gender, race, ethnicity, age, and cultural background.

While the Company does not specify minimum criteria for candidates or establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process and is assessed annually when the Board evaluates its overall effectiveness. Our Guidelines with Regard to Certain Governance Matters (“Governance Guidelines”) and the charter of our Nominating, Governance and Public Responsibility Committee provide that the Company and the Nominating, Governance and Public Responsibility Committee are committed to actively seeking highly-qualified candidates that contribute to the diversity of background of our Board (including diversity of gender, age, race, ethnicity and cultural background) for consideration when the Board undertakes director searches. As part of the search process for each new director, the Nominating, Governance and Public Responsibility Committee seeks to include women and racially/ethnically diverse individuals in the pool of candidates. When retaining a recruitment firm to assist with identifying and evaluating potential director candidates, the Nominating, Governance and Public Responsibility Committee sets clear expectations that candidate slates should include women and racially/ethnically diverse candidates in addition to other characteristics, which both supplement and complement the existing Board.

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This commitment to diversity is evidenced in the backgrounds, skills, and qualifications of our director nominees, some of which is highlighted below, as well as the diversity of our executives, starting with our CEO, Revathi Advaithi who was selected by the Board to lead Flex in 2019, and the diverse senior management team that reports to her.

•	All but one of the Company’s director nominees (i.e., Ms. Advaithi) are independent, and all have a broad range of experience in varying fields and industries
•	30% of the director nominees are women, and 30% are ethnically/racially diverse
•	80% of the director nominees hold or have held directorships at other U.S. public companies
•	70% of the director nominees have served as chief executive officers

Director Commitments

In identifying candidates to serve on the Board and in evaluating whether to recommend the re-election of existing directors, the Nominating, Governance and Public Responsibility Committee considers whether a candidate or a director demonstrates a willingness to commit sufficient time to serving on our Board. In doing so, our directors’ outside commitments, including their service on other public company boards and leadership roles on those boards, is considered.

Our Board recognizes “overboarding” concerns, is regularly updated on the public company board service limit policies of our largest shareholders, and recently formalized its policy limiting other board service in the Company’s Governance Guidelines. Under our policy, absent special Board approval, our directors may not serve on more than three other public company boards in addition to our Board and a director who is the CEO of a public company may not serve on the board of more than one other public company. Our Board believes that this policy strikes the right balance in being able to attract exceptional director candidates while ensuring that these candidates have the necessary time to devote to our Board.

Each director is in compliance with the Company’s limits on other board service policy.

In addition to these limitations, before accepting an invitation to serve on the board of any entity, each director is expected to notify the Company and permit a reasonable time for review by the Nominating, Governance and Public Responsibility Committee and the Board following which appropriate action would be taken.

Board’s Role in Risk Oversight

Flex’s enterprise risk management process is designed to identify risks that could affect our ability to achieve business goals and strategies, to assess the likelihood and potential impact of significant risks to the Company’s business, and to prioritize risk control and mitigation. Risk management oversight is an essential Board responsibility. Our Board’s role in risk oversight involves both the full Board and each of its standing committees. The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy and business plans, and as part of regular reports to the Board by its standing committees. The Board believes that Flex’s leadership structure, with an independent Chair, supports the Board’s risk oversight function by ensuring a strong role for the independent directors.

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Flex has a resiliency framework that includes crisis management, cybersecurity and information technology, disaster recovery and business continuity planning. Combined, these programs form a readiness umbrella for crisis situations designed to meet the needs of our Company. Every crisis is situational, and the framework we have adopted is adaptable. Our Board of Directors is regularly informed by our resiliency advisory, crisis management, and executive leadership teams and remains actively engaged in identifying, monitoring, and mitigating the risks to Flex’s stakeholders that arise from time to time. Outside advisors are consulted and brief our Board from time to time as part of this resiliency framework. Our Board and each of its Committees are empowered to engage at any time with outside advisors to the extent deemed appropriate related to risk oversight.

Our Audit Committee regularly reviews and discusses with management significant business, operational and reporting risks and assesses the steps management is taking to control these risks, including specific critical risks identified by our enterprise risk management program. Our Audit Committee also receives quarterly updates from our Chief Ethics and Compliance Officer (“CECO”) regarding legal and compliance matters including reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters.

In addition to the general oversight of the Company’s risks, during fiscal year 2023 the Board in particular continued its oversight of the risks presented by supply chain disruptions, cybersecurity concerns, as well as ESG matters, as described further below.

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Supply Chain Risk Oversight

Flex’s supply chain is critical to our ability to successfully design, manufacture and deliver products and solutions to our customers worldwide. The COVID-19 pandemic, and emergence from the pandemic, has impacted supply chain stability. During fiscal year 2023, the Board received regular updates concerning supply chain interruptions and component shortages, and our supply chain resilience as we exited the COVID-19 pandemic.

ESG Oversight

As discussed above, we recognize the importance of a strong foundation of sustainability governance. Our Nominating, Governance and Public Responsibility Committee has primary responsibility for shaping and overseeing the Company’s corporate governance, including our corporate responsibility and sustainability policies and programs, considering such matters as human rights, social issues, and environmental risks and opportunities.

The Nominating, Governance and Public Responsibility Committee receives regular reports from Company management who review both recent activity and the Company’s long-term sustainability strategies. Additionally, the committee reviews the Company’s annual sustainability report, and regularly reviews and assesses current and emerging ESG issues, trends, regulatory developments, and best practices. Our Board engages in a bi-annual review of the Company’s sustainability program, which includes updates on our ESG efforts, and participates in an annual ESG director education session. In addition, our Compensation and People Committee also periodically reviews Flex’s human capital management strategy, including corporate culture, diversity, equity and inclusion initiatives and high-level talent attraction, retention and training programs.

Cybersecurity Oversight

We recognize that cyber risks are enterprise-wide issues for the Board to oversee. Our Audit Committee has primary responsibility for overseeing risks associated with our information technology, including cybersecurity. This includes reviewing the Company’s risk profile and plans to improve its cybersecurity posture and responses to data breaches, as well as reviewing annually the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity.

Our cybersecurity program is led by our Chief Information Security Officer and includes protocols for preventing, detecting, addressing, and responding to cybersecurity incidents. Our program includes business continuity, disaster recovery planning and testing, and security vulnerability assessments. As part of our information security training program, we provide annual cybersecurity awareness training to equip our employees with information they need to understand the dangers of social engineering, detect potential attacks, and take appropriate actions to protect our business with security best practices. From time to time, we engage independent security firms to assess, audit, and certify components of our cybersecurity program. Our global information security management program is ISO 27001:2013 certified.

Our Audit Committee receives regular reports (at least quarterly) from our Chief Information Officer and Chief Information Security Officer who review both quarterly activity and long-term cybersecurity strategies of the Company, as well as general cybersecurity trends for possible impact on the Company. In addition, our Board reviews these topics twice annually, receiving reports from our Chief Information Officer and Chief Information Security Officer at these sessions. Should a material cyber incident rise to the level of a corporate crisis, consistent with the Company’s crisis response protocols, the Board would be engaged.

Board’s Role in Succession Planning

The responsibilities of our Board, with the assistance of the Compensation and People Committee, include periodically reviewing and assessing succession plans for the Chief Executive Officer position and for other executive officers in order to ensure that Flex continues to have the talent we need to successfully develop and execute our strategy and conduct our business. Our Board has a long-term and continuing program for effective senior leadership development and active succession oversight.

On at least an annual basis, the Board, with the assistance of the Compensation and People Committee, performs this review and assessment which includes strengths, opportunities, and information regarding diversity. In another Board meeting, the Board also discusses development and retention of executive talent. Directors become familiar with potential successors for key executive positions through various means, including regular organization and talent reviews, presentations to the Board, and formal and informal meetings.

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Board Evaluation Process

Our Board continually seeks to improve its performance, and self-evaluations are an annual undertaking at Flex. A comprehensive self-evaluation framework allows the Board to assess its performance and practices and identify areas for growth and improvement, and is critical to maintaining optimal Board effectiveness.

Our Nominating, Governance and Public Responsibility Committee oversees the formal annual evaluation process. Each year, the Nominating, Governance and Public Responsibility Committee determines the substance and structure of the evaluation for the Board, the Board committees, and each individual director based on prevailing corporate governance practices. Our Board periodically engages an independent third-party evaluation firm to augment the Board’s annual evaluation process. We believe that this continuous feedback cycle, along with our formal annual evaluation process, contributes to the overall functioning and ongoing effectiveness of our Board.

Our annual Board evaluations cover several areas, including the following:

Board, committee and individual director overall performance and effectiveness	Quality and clarity of materials presented to directors

Board and committee structure and processes, including leadership structure	Satisfaction with communication between meetings

Board and committee composition, including in terms of skills, diversity, experience and other relevant characteristics for the company	Satisfaction with Board and committee meeting frequency and length, meeting agendas and meeting content

Quality of Board and committee discussions and balance between presentations and discussion	View on new director orientation and director continuing education, and how they might be improved

Board member access to the Chair of the Board, CEO and other members of Company management	View on Board and committee evaluation process itself, and how it might be improved

Below is a summary of our Board evaluation process:

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Based on director feedback received over the last several years through this evaluation process and through less formal channels, including feedback provided by directors at meetings, management has adjusted the content and style of its written materials and oral presentations for Board and committee meetings, and enhanced Board and committee oversight topics and the frequency of reviews.

Board Committees

Our Board has three standing committees: Audit, Compensation and People, and Nominating, Governance and Public Responsibility. The directors who serve on each of these committees have in-depth and relevant experience, knowledge and expertise. In addition, all three standing committees are composed entirely of independent directors, including, for the Audit and Compensation and People Committees, directors who meet the heightened independence requirements prescribed by the SEC and Nasdaq for members of such committees. Our Board has adopted, and annually reviews, a charter for each standing committee. All three charters are available on our website under “Investor Relations—Governance.” All committees regularly meet in executive session without members of management present. Each committee has the authority to engage outside advisors and counsel to the extent it considers appropriate to assist the committee in its work. From time to time or as necessary, our Board also forms special committees to provide oversight and/or review of specific matters.

Audit Committee

COMMITTEE HIGHLIGHTS	10 meetings in fiscal 2023 Attendance 100%	Members • Charles K. Stevens, III (Chair) • Michael E. Hurlston • Lay Koon Tan • Patrick J. Ward	Independence Each member of the committee is independent and financially literate.	Audit Committee Financial Expert Our Board has determined that Messrs. Stevens, Hurlston, Tan and Ward qualify as “audit committee financial experts” as defined in SEC rules.

Purpose

To assist the Board in overseeing Flex’s financial statements, accounting and financial reporting processes and systems of internal control, independent auditors, capital structure and financial risk, cybersecurity, and compliance with legal and regulatory requirements.

Key Responsibilities
•	Facilitate Communication: Coordinate and facilitate communication regarding our financial statements and accounting and financial reporting processes and systems of internal control among our independent auditors, our financial and senior management and our Board.
•	Auditor Appointment & Pre-Approval of Audit Services: Select, appoint and determine the compensation of our independent auditors.
•	Enterprise-Wide Risk Management, Legal, Ethical and Regulatory Compliance: Regularly review and guide management’s identification, monitoring, and mitigation of enterprise-wide risks. Regularly review select legal and regulatory matters and Company compliance policies and programs. Annually review the performance of the Chief Ethics and Compliance Officer (CECO) and the Head of Internal Audit. The committee has authority to appoint or remove the CECO and/or the Head of Internal Audit.
•	Cybersecurity: Regularly review (at least quarterly) our cybersecurity programs and policies and oversee other risks relating to the Company’s information controls and security. This includes reviewing the Company’s plans to mitigate cybersecurity risks and to respond to data breaches, and reviewing annually the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity.

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Compensation and People Committee

COMMITTEE HIGHLIGHTS	6 meetings in fiscal 2023 Attendance 100%	Members • Erin L. McSweeney (Chair) • John D. Harris II • Marc A. Onetto* • Maryrose T. Sylvester	Independence Each member of the committee is independent.

Purpose
To assist the Board in overseeing Flex’s compensation and succession of executive officers, administer equity plans, and direct our global human capital management strategy.
Key Responsibilities
• Executive Compensation: Review and recommend to the Board the compensation of the Company’s CEO and the other executive officers.
• CEO Succession: Assist the Board of Directors in succession planning for our CEO and other executive officers.
• Equity Compensation: Administer our equity compensation plans, including the granting of our incentive, equity-based compensation awards.
• Human Capital Management Strategy: Oversee the Company’s global human capital management strategy, including corporate culture, diversity and inclusion, pay and opportunity equity, social initiatives and results, and talent attraction, training, development, and retention programs and results. Includes periodic updates, not less than twice annually.
Delegation of Authority
When appropriate, our Compensation and People Committee may form and delegate authority to subcommittees. In addition, the Compensation and People Committee may delegate to our Chief Executive Officer its authority to grant equity awards to employees who are not directors, executive officers, or other senior level employees who report directly to the Chief Executive Officer.
Compensation and People Committee Interlocks and Insider Participation
No member of the Compensation and People Committee has ever served as an officer of Flex. None of our directors has an interlocking or other relationship with another board or compensation committee that would require disclosure under Item 407(e)(4) of SEC Regulation S-K.

*	As discussed above, Mr. Onetto is not being nominated by the Board for re-election and will be retiring from the Board effective as of the conclusion of the 2023 annual general meeting.

Nominating, Governance and Public Responsibility Committee

COMMITTEE HIGHLIGHTS	7 meetings in fiscal 2023 Attendance 96%	Members • Michael D. Capellas (Chair) • Erin L. McSweeney • Charles K. Stevens, III • William D. Watkins	Independence Each member of the committee is independent.

Purpose
To assist the Board in overseeing Flex’s board composition, shareholder communications, and environmental, social, and corporate governance policies and procedures.
Key Responsibilities
•	Board Performance, Composition and Compensation: Regularly review the composition and performance of the Board and its committees and make recommendations to the Board regarding Board and committee membership. Review and make recommendations to the Board regarding the compensation of non-employee directors for Board and committee service.
•	Director Nominations: Identify, recruit, evaluate, and recommend to the Board individuals for appointment or election to serve as directors consistent with criteria approved by the Board. In doing so, the committee considers the holistic diversity of the Board, including experience, business acumen, gender, race, ethnicity, age, and cultural background.
•	Environmental, Social, and Corporate Governance Policies: Shape and oversee our corporate governance, including the Company’s corporate responsibility and sustainability policies and programs, considering such matters as human rights, social issues, climate change, and environmental risks and opportunities. Regularly review and assess current and emerging environmental, social, and corporate governance issues, trends, regulatory developments, and best practices. Review the Company’s annual sustainability report.
•	Shareholder Communications: Oversee Board communications and engagement with shareholders.

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Director Orientation and Continuous Education

Flex is a complex company operating in an ever-changing, multi-national geopolitical landscape. To ensure our directors stay abreast of the new and changing risks we face, we offer our directors comprehensive orientation and continuing education programs.

The key objectives of our programs are to:
Allow directors to be well-informed and to expand their knowledge of trends and issues relevant to Flex’s business and their role
Keep directors current on leading and next-level boardroom practices
Support directors in performing their oversight duties
Promote a deep understanding of emerging issues affecting our business so they can engage management in knowledge-based discussions about associated opportunities, risks, and challenges
Strengthen any weaknesses of individual board members
Update directors’ knowledge about corporate governance issues, compliance matters and industry trends

New Director Orientation

When a new director joins the Board, we conduct an orientation program that includes, among other things, a review of the Company’s purpose, business strategy and operations, technology and information security, sustainability/ESG, financial condition, legal and regulatory framework and other relevant topics. New directors speak or meet directly with members of the executive team and other key employees to better understand our business and operations.

Director Continuing Education

We support current directors in their ongoing learning by offering continuing education opportunities. Each year, the Nominating, Governance and Public Responsibility Committee designs the structure and substance of the annual director continuing education program. The program may include presentations by thought leaders and industry experts, formal education sessions, meetings with management subject matter experts, participation in industry forums, and site visits. As part of our program, our directors regularly attend “deep dives” on current topics of interest.

In fiscal year 2023, director education topics included:

Deep dive sessions covering topics such as supply chain disruptions and component shortages and geopolitical matters involving China and the Russia-Ukraine conflict
Corporate governance best practices, trends and regulatory developments
ESG trends, including investor views on ESG, and board and management roles and responsibilities with regard to ESG governance and disclosures
Talent management, organizational health, and diversity, equity and inclusion
Cybersecurity and information systems risks and governance and key developments

We also encourage our directors to participate in appropriate educational programs offered by organizations outside of the Company, such as shareholder advisory firms, accounting firms, corporate governance trade organizations, law firms, and universities, to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments. The Company reimburses directors for all reasonable fees and expenses associated with attending such programs, up to $10,000 per director in any fiscal year.

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Stakeholder Engagement and Outreach

We believe that a robust stakeholder outreach program is an essential component of maintaining our strong corporate governance practices. Ongoing communication with our stakeholders builds relationships, and helps our Board and management team gather useful feedback on a wide range of topics and consider our stakeholders’ viewpoints. In our discussions with investors, we seek their input on a variety of topics, including corporate governance, human capital management, executive compensation, and sustainability/ESG topics, as well as any other topics or trends investors may wish to discuss. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives.

Our Board and management team engage on a year-round basis with a range of stakeholders, including not only our shareholders, but also our dedicated workforce, trusted vendors, and global customers. As part of Flex’s dedication to having a positive impact on all of our stakeholders, the Company has designed an engagement program that offers ongoing opportunities to provide feedback and influence Flex’s corporate activity and sustainable growth.

Year-Round Shareholder Engagement

The Company’s Board of Directors and management team understand that engagement benefits our shareholders and the Company equally. Because ongoing shareholder engagement is a priority, we maintain a robust engagement program throughout the year, as shown below.

Year-Round

One-on-one shareholder engagement

First Quarter

- Engage with shareholders on topics such as governance, sustainability/ESG, and executive compensation in order to understand shareholders' current perspectives on our practices
- Publish annual report and proxy statement, discussing Board and Company activities
- Engage with shareholders and seek feedback on matters presented for their votes at our annual general meeting
- Attend and participate in investor and other events to stay on top of emerging trends or concerns and maintain a connection with our investors

Second Quarter

- Engage with shareholders on topics such as governance, sustainability/ESG, and executive compensation in order to understand shareholders' current perspectives on our practices
- Hold annual general meeting of shareholders and engage directly with any shareholders who attend the Company's annual general meeting
- Assess the results of the proposals presented to shareholders at the annual general meeting
- Attend and participate in investor and other events to stay on top of emerging trends or concerns and maintain a connection with our investors

Third Quarter

- Following the annual general meeting, the Board and management discuss the results from the annual general meeting and any other feedback received from shareholders and determine if any follow-up steps or actions should be taken
- Determine topics and schedule for shareholder engagement
- Attend and participate in investor and other events to stay on top of emerging trends or concerns and maintain a connection with our investors

Fourth Quarter

- Engage with shareholders on topics such as governance, sustainability/ESG, and executive compensation in order to understand shareholders' current perspectives on our practices
- Attend and participate in investor and other events to stay on top of emerging trends or concerns and maintain a connection with our investors
- Consider shareholder feedback regarding corporate governance practices and executive compensation

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2023 Shareholder Engagement Highlights

Over the past twelve months, we proactively reached out to shareholders to solicit feedback about our business, corporate governance, executive compensation and sustainability programs in one-on-one sessions. Through our quarterly financial performance webcasts, analyst conferences and investor meetings we obtain and share shareholder feedback with our Board and committees.

Shareholder Outreach Focus Areas

During these meetings, we listened to our shareholders’ feedback on the following topics, as well as additional considerations.

•	ESG-related matters, including achievements in and continued commitment to ESG (including sustainability through the circular economy and ESG metrics in executive compensation)
•	Executive compensation program and pay-for performance
•	Human capital management efforts
•	Board composition, including refreshment, skills and diversity
•	Risk management on matters such as cybersecurity, climate, and board oversight

Overall, we received positive feedback on our current corporate governance, sustainability/ESG and compensation practices.

Corporate Governance Policies

Built upon our dedication to corporate governance, Flex has implemented a comprehensive corporate governance framework that includes our Code of Business Conduct and Ethics (“CoBCE”), Governance Guidelines, and Board committee charters. All are available on the Governance page of the Investor Relations section of our website.

Flex is a company built on relationships, and trust is the cornerstone of all relationships. We build on that trust by striving to do the right thing. Our values are shaped by a commitment to transparency, accountability, respect and inclusion. In recognition of that commitment, we were named one of the 2023 World’s Most Ethical Companies® by the Ethisphere Institute.

Our CoBCE provides the framework of ethics that governs our business. Among other things, our CoBCE provides guidance and policy regarding ethics, compliance, harassment, conflicts of interests, antitrust and competition, bribery, insider trading, cyber and information security, and environmental protection. The CoBCE applies to all of our directors, officers, and employees, and in calendar year 2022 98% of our eligible employees worldwide completed online CoBCE training. In keeping with SEC rules, we use the Investor Relations section of our website to disclose any substantive amendment to, or material waiver from, any provision of the CoBCE that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or any individual who performs similar functions.

Our Governance Guidelines provides guidance and policy regarding director qualifications, committee structure, board evaluations, director and officer share ownership, director independence, limits on other board service, and related-party transactions. The Governance Guidelines apply to all of our directors and officers and are reviewed on an annual basis.

Shareholder Communications with our Board of Directors

Our shareholders may communicate with our Board of Directors by sending an e-mail to Board@flex.com. Communications submitted to this e-mail address are regularly reviewed by the Company’s CEO, CFO, or General Counsel, and are submitted to the Chair of the Board, the entire Board of Directors, or individual directors, as appropriate, depending on the nature of the communication. Correspondence that is unrelated to the duties and responsibilities of the Board of Directors will be redirected or excluded, as appropriate.

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Fiscal Year 2023 Non-Employee Directors’ Compensation

Non-Employee Director Compensation Program

Objective of Non-Employee Director Compensation Program

The key objective of our non-employee director compensation program is to attract and retain a diverse group of highly-qualified directors with the necessary skills, experience, and character to serve on the Company’s Board of Directors. By using a combination of cash and equity-based compensation, the Nominating, Governance and Public Responsibility Committee intends to recognize the time commitment, expertise, and potential liability relating to active Board service, while also aligning the interests of our directors with the long-term interests of our shareholders. For a further discussion of the specific experience, attributes, skills and qualifications our directors bring to the Company, see “Proposal No. 1: Re-election of Directors – Skills, Qualifications and Diversity of Nominees” on page 43.

Review of Non-Employee Director Compensation Program

The Nominating, Governance and Public Responsibility Committee, annually at minimum, reviews and makes recommendations to our Board for the compensation of our non-employee directors. Management, with input and guidance from our independent compensation consultant, assists the Nominating, Governance and Public Responsibility Committee in this task by compiling director compensation data from the annual reports and proxy statements of companies in our peer comparison group. For information regarding our peer group, see “Compensation Discussion and Analysis – Executive Compensation Peer Group” on page 63.

In fiscal year 2023, the Nominating, Governance and Public Responsibility Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), to help the Committee determine whether the compensation paid to our non-employee directors is competitive when compared to the practices of our peers. The Nominating, Governance and Public Responsibility Committee reviewed, among other things, the existing cash compensation of our non-employee directors and the grant date fair value of restricted share unit awards. With FW Cook’s assistance, the Nominating, Governance and Public Responsibility Committee also considered compensation trends and share ownership guidelines for non-employee directors. The Nominating, Governance and Public Responsibility Committee did not recommend any changes based on the review.

Components of Non-Employee Director Compensation Program

Our non-employee director compensation program consists of two components:

•	Annual cash compensation, in amounts that vary based on committee and chair services; and
•	Annual discretionary restricted share unit awards.

Non-employee directors can elect to receive their annual cash compensation, or any portion thereof, in the form of fully vested, unrestricted shares of the Company. The share election option and structure of our non-employee director compensation program emphasizes equity compensation, which rewards increases in stock price, over cash fees. The Board of Directors believes our overall pay mix, which is consistent with peer practice, supports alignment of directors’ interests with those of our shareholders.

In addition to the compensation provided to our non-employee directors, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well as for any fees incurred in attending continuing education courses for directors up to $10,000 per director in any fiscal year.

We do not pay management directors for Board service in addition to their regular employee compensation. The compensation paid to our management director, Ms. Advaithi, for services provided as our CEO is discussed in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Compensation.”

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Fiscal Year 2023 Annual Cash Compensation

Under the Singapore Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at certain of our previous annual general meetings, with the most recent modifications approved at our 2017 annual general meeting. The current arrangements include the following annual cash retainers, all of which are paid quarterly in arrears:

Amount ($)	Who receives
90,000	Each non-employee director
15,000	Each member of the Audit Committee and the Compensation and People Committee, including the chairs
40,000	Chairs of the Audit Committee and the Compensation and People Committee
8,000	Each member of the Nominating, Governance and Public Responsibility Committee, including the chair
15,000	Chair of the Nominating, Governance and Public Responsibility Committee
50,000	Chair of the Board, in addition to applicable retainers listed above

The cash compensation for non-employee directors who serve less than a full quarter is pro-rated for the number of days actually served. Non-employee directors do not receive any non-equity incentive compensation or participate in any pension plan or deferred compensation plan.

At our 2013 annual general meeting of shareholders, our shareholders approved a change in the structure of our non-employee director compensation program that allows non-employee directors to receive compensation in the form of Company shares, cash, or a combination thereof, at the director’s election. Accordingly, each non-employee director can elect to receive the annual retainer(s) described above, in whole or in part, in the form of fully vested, unrestricted Ordinary Shares of the Company. A non-employee director making such an election will receive shares having an aggregate value equal to the portion of cash compensation exchanged, with the value based on the closing price of our shares on the date the compensation would otherwise have been paid in cash.

Fiscal Year 2023 Equity Compensation

Yearly Restricted Share Unit Awards

Each non-employee director is eligible to receive grants of restricted share unit awards at the discretion of our Board of Directors. In accordance with the compensation program recommended by the Nominating, Governance and Public Responsibility Committee and approved by the Board, each non-employee director receives, following each annual general meeting, a restricted share unit award with an aggregate fair market value of $185,000 on the date of grant (which is increasing to $200,000 for fiscal year 2024 as discussed below). These yearly restricted share unit awards vest in full on the day immediately prior to the next year’s annual general meeting. During fiscal year 2023, each non-employee director, other than Ms. Maryrose T. Sylvester who was appointed on September 23, 2022, received a restricted share unit award covering 9,871 Ordinary Shares under this program.

Initial Awards

Upon initially becoming a director of the Company, each non-employee director receives a pro-rated portion of the annual restricted share unit award granted to our continuing directors. These awards vest on the date immediately prior to our next annual general meeting. In connection with her appointment to the Board on September 23, 2022, Ms. Sylvester received a restricted share unit award covering 10,021 Ordinary Shares.

Compensation for the Non-Employee Chair of the Board

In keeping with the Company’s philosophy pertaining to non-employee director compensation, the Nominating, Governance and Public Responsibility Committee seeks to provide competitive compensation to the non-employee Chair of the Board that recognizes the extensive time commitment and additional responsibilities the Chair role entails, while ensuring the Chair’s interests remain aligned with the long-term interests of our shareholders. Flex’s non-employee Chair, Mr. Capellas, brings deep experience, a dedication to serving the Company, institutional knowledge, and strong leadership to Flex, among other skills and qualifications (see also “Proposal No. 1: Re-election of Directors – Skills, Qualifications and Diversity of Nominees” on page 43).

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In fiscal year 2023, the Nominating, Governance and Public Responsibility Committee, with the assistance of FW Cook, reviewed the compensation of the Chair of the Board. As with the review of compensation for the non-employee directors generally, this review considered whether the compensation paid to our Chair was competitive when compared to the practices of our peer group of companies. The review by FW Cook supported the view that our non-employee Chair’s compensation is competitive with the market and aligned with shareholder interests.

Components of Compensation for the Non-Employee Chair

In addition to the cash and equity grants described above, our non-employee Chair is entitled to receive, following each annual general meeting, an additional yearly restricted share unit award with an aggregate fair market value of $50,000 on the date of grant (which is increasing to $100,000 for fiscal year 2024 as discussed below). This restricted share unit award will vest on the day immediately prior to the next year’s annual general meeting. In connection with this portion of our non-employee director compensation program, during fiscal year 2023, the Chair of the Board received a restricted share unit award covering 2,668 Ordinary Shares.

Fiscal Year 2024 Non-Employee Director Compensation Changes

In fiscal year 2024, the Nominating, Governance and Public Responsibility Committee retained FW Cook to help the committee determine whether the compensation paid to our non-employee directors, including our Chair of the Board, is competitive when compared to the practices of our peers. Based on the review, the committee recommended and the Board approved the following changes for fiscal year 2024: (i) increasing the annual discretionary restricted share unit award to an aggregate fair market value of $200,000 on the date of grant (from $185,000) and (ii) increasing the Chair of the Board’s additional annual restricted share unit award to an aggregate fair market value of $100,000 on the date of grant (from $50,000).

Non-Employee Director Share Ownership Guidelines

We require our non-employee directors to hold a minimum number of our Ordinary Shares equivalent to five (5) times their annual cash retainer (currently $90,000) for serving as a director. Non-employee directors should reach this goal within five years of the date they are elected to our Board. All of our non-employee directors have already met the share ownership requirements or are on target to be in compliance with the requirements before the applicable deadline.

Director Summary Compensation in Fiscal Year 2023

The following table sets forth the fiscal year 2023 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael D. Capellas	163,000	235,000	—	398,000
John D. Harris II	105,000	185,000	—	290,000
Michael E. Hurlston(3)	—	290,000	—	290,000
Jennifer Li(4)	42,229	—	2,423	44,652
Erin L. McSweeney	153,000	185,000	—	338,000
Marc A. Onetto	105,000	185,000	—	290,000
Willy C. Shih, Ph.D.(5)(8)	42,229	—	170,914	213,143
Charles K. Stevens, III	153,000	185,000	—	338,000
Maryrose T. Sylvester(6)	54,783	169,267	—	224,500
Lay Koon Tan(7)	—	290,000	3,988	293,988
Patrick J. Ward	105,000	185,000	—	290,000
William D. Watkins(8)	98,000	185,000	132,481	415,481
(1)	This column represents the amount of cash compensation earned in fiscal year 2023 for Board and Board committee service.
(2)	This column represents the grant date fair value of restricted share unit awards granted in fiscal year 2023 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.The grant date fair value of restricted share unit awards is the closing price of our Ordinary Shares on the date of grant. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2023, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023. No option awards were granted in fiscal year 2023.

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(3)	In lieu of his cash compensation, Mr. Hurlston elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Hurlston received restricted share units covering 5,629 Ordinary Shares which vested immediately upon grant, the value of which is reflected in the table above under “Share Awards.”
(4)	Ms. Li did not stand for re-election at the Company’s 2022 annual general meeting on August 25, 2022. The Company paid $2,423 in California state income tax directly to the California Franchise Tax Board on behalf of Ms. Li, which tax was incurred as a result of Ms. Li’s meeting attendance at our offices in San Jose, California during fiscal year 2023.This amount is reflected in the table above under “All Other Compensation.”
(5)	Dr. Shih did not stand for re-election at the Company’s 2022 annual general meeting on August 25, 2022.
(6)	Ms. Sylvester was appointed to the Board on September 23, 2022.
(7)	In lieu of his cash compensation, Mr. Tan elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Tan received restricted share units covering 5,629 Ordinary Shares which vested immediately upon grant, the value of which is reflected in the table above under “Share Awards.” The Company paid $2,062 in U.S. federal income tax and $1,926 in California state income tax directly to the relevant taxation authority on behalf of Mr. Tan, which taxes were incurred as a result of Mr. Tan’s meeting attendance at our offices in San Jose, California during fiscal year 2023. These amounts are reflected in the table above under “All Other Compensation.”
(8)	Dr. Shih and Mr. Watkins also served as directors of Flex subsidiary Nextracker Inc. during fiscal year 2023. Accordingly, amounts reflected in the “All Other Compensation” column in the above table also reflect the following amounts of compensation that Dr. Shih and Mr. Watkins each received from Nextracker Inc. during fiscal year 2023 for service as a non-employee director of Nextracker Inc. The amount shown for Dr. Shih represents compensation earned after Dr. Shih’s departure from the Flex Board on August 25, 2022, but is disclosed for the sake of completeness. During fiscal year 2023, Dr. Shih served as a member of Nextracker Inc.’s Nominating, Governance and Public Responsibility Committee and Chair and member of its Compensation and People Committee, and Mr. Watkins served as Nextracker Inc.’s Board Chair and Chair and member of its Nominating, Governance and Public Responsibility Committee:

	Fees Earned or		All Other
	Paid in Cash	Share Awards	Compensation	Total
Name	($)	($)	($)	($)
Willy C. Shih, Ph.D.	26,875	144,039	—	170,914
William D. Watkins	32,500	99,981	—	132,481

As of the 2023 fiscal year-end, Dr. Shih and Mr. Watkins had Nextracker Inc. restricted stock unit awards covering 6,859 and 4,761 shares of Nextracker Inc.’s Class A common stock, par value $0.0001 per share, respectively. Of such amounts, 3,571 and 4,761 restricted stock units granted to Dr. Shih and Mr. Watkins, respectively, vest on the business day immediately preceding the next annual meeting of stockholders of Nextracker Inc., subject to their continued service as directors of Nextracker Inc. Of the 6,859 restricted stock units granted to Dr. Shih, 3,288 restricted stock units vested on April 1, 2023.The market value of the 6,859 and 4,761 restricted stock units for Dr. Shih and Mr. Watkins, respectively, at the time of grant was $21.00 per share.

The table below shows the aggregate number of Ordinary Shares underlying unvested restricted share units held by our non-employee directors as of the 2023 fiscal year-end:

Name	Number of Ordinary Shares Underlying Outstanding Restricted Share Units (#)
Michael D. Capellas	12,539
John D. Harris II	9,871
Michael E. Hurlston	9,871
Erin L. McSweeney	9,871
Marc A. Onetto	9,871
Maryrose T. Sylvester	10,021
Charles K. Stevens, III	9,871
Lay Koon Tan	9,871
Patrick J. Ward	9,871
William D. Watkins	9,871

The non-employee directors do not hold any share options.

Treatment of Unvested Restricted Share Unit Awards upon a Change of Control

All of our non-employee directors have outstanding restricted share unit awards. Information regarding the treatment of outstanding restricted share units upon a change of control is described in the section titled “Potential Payments Upon Termination or Change of Control.”

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Proposals to be Considered at the 2023 Annual General Meeting of Shareholders

Proposal No. 1: Re-election of Directors

Article 94 of our Constitution requires that at each annual general meeting, all of the current directors must retire from office. Retiring directors are eligible for re-election.

Our Board is currently comprised of 11 members. Marc A. Onetto, a current director, is not being nominated by the Board for re-election and will be retiring from the Board pursuant to Article 94 of our Constitution, effective as of the conclusion of the 2023 annual general meeting. Mr. Onetto joined the Board in 2014 and has made significant contributions to the Company during his tenure. The Board and the Company’s management are grateful to Mr. Onetto for his dedicated service as a director.

Upon the recommendation of our Nominating, Governance and Public Responsibility Committee, the Board of Directors has nominated 10 of our incumbent directors who will retire from office at the 2023 annual general meeting as required by Article 94 of our Constitution, for re-election. If all of the Board’s nominees are elected, the Board will be composed of 10 members immediately following the annual general meeting.

If any nominee under Proposal No. 1 fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his or her re-election (that is, if the number of shares voted “FOR” the director nominee does not exceed the number of votes cast “AGAINST” that nominee), he or she will not be re-elected and the size of the Board will be reduced accordingly. Abstentions, if any, will have no effect.

The Singapore Companies Act provides that we must have at all times at least one director ordinarily resident in Singapore. As Mr. Tan is the only member of our Board of Directors who is ordinarily resident in Singapore, if Mr. Tan is not re-elected at the 2023 annual general meeting, he shall be deemed to continue in his role as a director until we appoint another director to the Board who is ordinarily resident in Singapore.

The proxy holders intend to vote all proxies for the nominees for directors listed below under “Nominees to our Board of Directors.” If any nominee is unable or declines to serve as a director at the time of the 2023 annual general meeting, the proxies will be voted for any nominee designated by the present Board of Directors, in accordance with Article 99 of our Constitution, to fill the vacancy. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

The Board recommends a vote “FOR” the re-election of each of the Director nominees.

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Nominees to our Board of Directors

Flex is committed to having a diverse and predominantly independent Board of Directors representing a range of critical skills. Our nominees represent a responsible blend of longer-serving directors who have in-depth knowledge of our business and newer members who bring fresh perspectives and additional skills.

Skills, Qualifications and Diversity of Nominees

As discussed above, our Nominating, Governance and Public Responsibility Committee is responsible for assessing the composition and performance of the Board and its committees, and for recruiting, evaluating, and recommending candidates to be presented for appointment or election to our Board. As the below summary provides in additional detail, our director nominees bring a variety of skills and experiences to the Board and reflect an appropriate combination of qualifications to represent and further the long-term interests of the Company’s shareholders.

For this year’s election, the Board has nominated 10 individuals who bring valuable and diverse skills, experiences, and characteristics to the Board. Their collective experience covers a wide range of geographies and industries. Three of these nominees (30%), are women, and three nominees (30%), are racially/ethnically diverse. Further, our Board has a good balance of experienced and new directors, with 70% our incumbent director nominees having tenures of less than five years.

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The following matrix highlights many of the specific experience, attributes, skills and qualifications that our nominees for director bring to the Company and that are considered when evaluating and recommending candidates for appointment or election to our Board. Each director nominee has self-identified the following demographic information.

	Revathi Advaithi	Michael D. Capellas	John D. Harris II	Michael E. Hurlston	Erin L. McSweeney	Charles K. Stevens, III	Maryrose T. Sylvester	Lay Koon Tan	Patrick J. Ward	William D. Watkins
Environmental and Sustainability
Human Capital Management
Global Operations
Supply Chain
Technology and Innovation
Information Systems and Cybersecurity
Business Development and Strategic Planning
Public Company Board Governance
Financial, Accounting and Audit
Risk and Compliance
Industry Leadership
Number of Additional Public Company Boards	1	3	3	1	0	2	3	0	1	1
Gender	Female	Male	Male	Male	Female	Male	Female	Male	Male	Male
Race/Ethnicity	Asian	White	Black / Native American	White	White	White	White	Asian	White	White
Independence
Tenure on Flex’s Board (years)	4	9	2	2	3	4	<1	11	1	14

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Environmental and Sustainability	Experience in environmental and sustainability topics, which is instrumental to Flex’s foundation of sustainability governance and our position as a leader in sustainability efforts.
Human Capital Management	Experience in human resources, compensation and benefits, recruiting and retaining employees, succession planning, and developing and maintaining a strong workplace culture. Our Board recognizes that human capital management is a high priority for the Company as an important component to maintaining our competitiveness and world-class capabilities and as we focus on hiring and retaining the world’s best talent.
Global Operations	Experience operating in a global context by managing international enterprises, residence abroad, and studying other cultures adds impactful insight and diversity to our Board’s oversight of Flex’s global footprint, including our workforce and operations in 30 countries across five continents, and enables our Board to support management in producing solutions across international markets.
Supply Chain	Experience in executive positions overseeing supply chain management and exposure to supply chain issues, which is invaluable in overseeing and guiding Flex’s supply chain services that involve a network of over 100 locations across the globe.
Technology and Innovation	Experience in the technology sector and driving technological innovation enables our Board to guide Flex’s strategy regarding the design and manufacturing of enterprise and consumer products and advanced manufacturing solutions.
Information Systems and Cybersecurity	Experience in understanding the impact and increasing importance of information technology and the cybersecurity threat landscape in our business and that of our customers, including as a result of public company board service on a committee with cybersecurity risk oversight responsibilities, is critical to an effective risk management program.
Business Development and Strategic Planning	Executive level experience with business and customer development and long-term strategic planning and execution, allows our Board to actively support the development and execution of Flex’s long-term strategy and continued business transformation.
Public Company Board Governance	Experience on other public company boards provides insight into the dynamics and operations of a corporate board, the relationship between a public company board to senior management and stockholders, and the oversight of strategic, operational, and corporate governance-related matters, and positions our Board to adopt best practices in public company corporate governance.
Financial, Accounting and Audit	Experience in accounting and audit functions and the ability to analyze financial statements and oversee budgets provides critical oversight and support of Flex’s financial reporting and responsibility to shareholders and other stakeholders.
Risk and Compliance	Experience identifying, mitigating, and managing enterprise risks allows our Board to effectively fulfill its risk oversight responsibilities.
Industry Leadership	Experience in executive positions within the technology sector or within the manufacturing sector enhances our Board’s ability to oversee management in areas that are fundamental to Flex’s business, strategic plan, and growth.

The following table provides certain self-identified information regarding the composition of our Board members in accordance with Nasdaq Listing Rule 5605(f), including Mr. Onetto, who is not a nominee for re-election. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

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Board Diversity Matrix (as of June 21, 2023)

Board Size:
Total Number of Directors	11

Gender Identity:		Female	Male	Non-Binary	Did Not Disclose Gender
Directors		3	8	—	—

Demographic Background:
African American or Black		—	1	—	—
Alaskan Native or Native American		—	1	—	—
Asian		1	1	—	—
Hispanic or Latinx		—	—	—	—
Native Hawaiian or Pacific Islander		—	—	—	—
White		2	6	—	—
Two or More Races or Ethnicities		—	1	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

The Nominating, Governance and Public Responsibility Committee considered the specific experience described in the biographical snapshots below in determining that each individual nominee should serve on our Board of Directors.

Revathi Advaithi
Chief Executive Officer, Flex Ltd. Director Since: 2019 Age: 55 Board Committee(s): • None Other Public Company Boards: • Uber Technologies, Inc. (since 2020)

Career Highlights:

•  Chief Executive Officer of Flex since February 2019

•  President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company (September 2015 to February 2019)

•  President of Electrical Sector, Americas of Eaton (April 2012 to August 2015)

•  Other positions of increasing responsibility at Eaton between 2008 and 2012, including Vice President and General Manager of the Electrical Components Division

•  Several senior roles within the sourcing and supply chain functions at Honeywell between 2002 and 2008, including Vice President and General Manager of Honeywell’s Field Solutions business

•  Various positions at Eaton between 1995 and 2002, including leading the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai

Skills and Qualifications:

•  Current service as Flex’s Chief Executive Officer, as well as a broad and deep understanding of Flex, the industries in which it participates, and the strategic actions necessary to deliver long-term profitable growth, contributes indispensable knowledge and expertise to our Board

•  Leadership experience in engineering, operations, logistics, and international supply chain management

•  Cybersecurity risk oversight experience as a member of the audit committee of another public company board tasked with such responsibility

•  Globally minded, purpose-driven leader with a deep commitment to our culture and our values

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Michael D. Capellas, Independent Chair of the Board

Founder and CEO, Capellas Partners

Director Since: 2014

Chair Since: 2017

Age: 68

INDEPENDENT

Board Committee(s):

•  Nominating, Governance and Public Responsibility (Chair)

Other Public Company Boards:

•  Cisco Systems, Inc. (since 2006)

•  Elliott Opportunity II Corp., a special purpose acquisition company (SPAC) (since 2021)

•  The Beauty Health Company (since 2021)

Recent Prior Public Company Boards:

•  MuleSoft, Inc.
(2015-2018)

Career Highlights:

•  Founder and CEO of Capellas Strategic Partners, a strategic technology advisory firm, since November 2012

•  Chairman of the Board (2011 to 2012) and Chief Executive Officer (2010 to 2011) of VCE Company, LLC, a joint venture between EMC Corporation and Cisco, with investments from VMware, Inc. and Intel Corporation which developed and commercialized an innovative platform for cloud computing

•  Chairman and Chief Executive Officer of First Data Corporation, a global leader in payments and electronic commerce (2007 to 2010)

•  Chief Executive Officer of MCI, Inc., previously WorldCom, Inc. (2002 to 2006); Chair of the Board of WorldCom (2002 to 2004), and a member of the board of directors of MCI until January 2006 upon its acquisition by Verizon Communications Inc.

•  President of Hewlett-Packard Company following the merger between Hewlett-Packard and Compaq Computer Corporation (May 2002 to November 2002); Chairman of the Board (2000 to May 2002) and President and Chief Executive Officer (1999 to May 2002) of Compaq, a global leader in computer servers; other positions of increasing responsibility at Compaq, including Chief Information Officer and Chief Operating Officer

Skills and Qualifications:

•  Experienced public company CEO, leading businesses in the technology industry from innovative start-ups to large global businesses

•  Expertise in strategic product development, sales, marketing, business strategy and business development

•  Technology, digital and cybersecurity experience as a former executive of several global companies involving servers, internet carriers and cloud computing, as a board member of a public company global leader in information security, as former co-chair of the Federal Commission on Deployment of the Cloud (Cloud2), and as CIO of Compaq

•  Extensive governance and risk oversight experience, having served on the boards of directors of several public companies

John D. Harris II

Retired Vice President of Business Development, Raytheon Company and Chief Executive Officer, Raytheon International, Inc.

Director Since: 2020

Age: 62

INDEPENDENT

Board Committee(s):

•  Compensation and People

Other Public Company Boards:

•  Cisco Systems, Inc. (since 2021)

•  ExxonMobil Corporation (since 2022)

•  Kyndryl Holdings, Inc. (since 2021)

Career Highlights:

•  Vice President of Business Development for Raytheon Company and Chief Executive Officer of Raytheon International, Inc., a wholly-owned subsidiary of Raytheon Company, a global engineering and technology company focused on aviation, space and defense. In this role, he was responsible for worldwide sales and marketing, international business and government relations operations, as well as leading the execution of the company’s global business strategy (September 2013 to April 2020)

•  Joined Raytheon in 1983 and held several leadership positions including Vice President and General Manager of Raytheon’s Intelligence, Information and Services business (2012 to 2013); President, Raytheon Technical Services Company (2010 to 2012); Vice President, Contracts and Supply Chain for Raytheon (2005 to 2010); Vice President, Contracts for Raytheon’s government and defense businesses; and Vice President of Operations and Contracts for Raytheon’s former electronic systems business

•  Served on the Radio Technical Commission for Aeronautics (RTCA) NextGen Advisory Committee, the National Advisory Council on Minority Business Enterprise with the U.S. Department of Commerce, and the Association of the United States Army’s Council of Trustees

Skills and Qualifications:

•  Proven track record of success in developing and managing large scale global businesses, with leadership in sales and marketing, supply chain, and government relations

•  Technology, digital and cybersecurity experience as former president of Raytheon Technical Services Company and as former general manager of Raytheon’s Intelligence, Information and Services business, and as a board member of a public company global leader in information security

•  Competencies in talent management and culture development based on his CEO and functional experience including having served as Raytheon’s Executive Diversity Champion, leading the executive Diversity Leadership Team and providing strategic direction for the company’s overall diversity and inclusion efforts

•  Outside public and non-profit board experience and government service experience

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Michael E. Hurlston

President and Chief Executive Officer, Synaptics Incorporated

Director Since: 2020

Age: 56

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  Synaptics Incorporated (since 2019)

Recent Prior Public Company Boards:

•  Ubiquiti Networks, Inc. (2016–2021)

Career Highlights:

•  President and Chief Executive Officer of Synaptics Incorporated, a global leader in IoT semiconductor solutions and human interface solutions combining IoT and AI (August 2019 to present)

•  Chief Executive Officer and a member of the Board of Directors of Finisar Corporation, a leader in optical communications (January 2018 to August 2019)

•  From 2001 to 2017, held various senior leadership positions in sales, marketing and general management at Broadcom Limited, a leading developer and supplier of a broad range of semiconductor solutions, and its predecessor corporation, including Senior Vice President and General Manager of the Mobile Connectivity Products / Wireless Communications and Connectivity Division

•  Held senior marketing and engineering leadership positions at Oren Semiconductor, Inc., Integrated Circuit Systems, Inc., MicroPower Systems Inc., Exar Corporation and IC Works Inc. from 1991 to 2001

•  Serves on the Board of Executive Trustees of the UC Davis Foundation

Skills and Qualifications:

•  Current public company CEO experience, as well as extensive leadership and operational experience from his senior executive positions at several technology companies

•  Deep experience in the semiconductor industry which provides our Board with valuable perspectives directly relevant to our business

•  Significant technology and global experience, holding advanced degrees in electrical engineering and business administration, as well as a proven track record of growing large businesses to achieve consistent profitable growth and market penetration

•  Experience serving on public company, private company and non-profit boards

Erin L. McSweeney

Executive Vice President and Chief People Officer, UnitedHealth Group Incorporated

Director Since: 2020

Age: 58

INDEPENDENT

Board Committee(s):

•  Compensation and People (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  None

Career Highlights:

•  Executive Vice President and Chief People Officer of UnitedHealth Group Incorporated, responsible for developing and implementing the company’s enterprise people and culture strategy (March 2022 to present)

•  Executive Vice President, Chief of Staff for CEO, UnitedHealth Group Incorporated (February 2021 to February 2022)

•  Executive Vice President and Chief Human Resources Officer of Optum, Inc., the global health services platform of UnitedHealth Group Incorporated with 180,000 employees worldwide (January 2017 to February 2021)

•  Several positions of increasing responsibility during her 11-year career at EMC (now Dell EMC), including Executive Vice President and Chief Human Resources Officer (2015 to 2016); Senior Vice President, Human Resources, Products and Marketing (2013 to 2015); and Chief Human Resources Officer and Vice President, Virtual Computing Environment (2009 to 2012)

•  Held several other CHRO roles across various industries

Skills and Qualifications:

•  Highly experienced strategic change agent with a track record of elevating organizational performance and strengthening cultural values, having served more than 30 years as a human capital management professional

•  Champion of diversity, equity and inclusion initiatives, in both her executive roles and as a representative at external DE&I forums

•  Expertise in leading all strategic and operational aspects of human resources, including organizational design, talent acquisition and management, total rewards, employee development, performance management, and succession planning

•  Background and insights position her to oversee best practices in executive compensation and human capital management

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Charles K. Stevens, III

Retired Executive Vice President and Chief Financial Officer, General Motors Company

Director Since: 2018

Age: 63

INDEPENDENT

Board Committee(s):

•  Audit (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Eastman Chemical Company (since 2020)

•  Masco Corporation (since 2018)

Recent Prior Public Company Boards:

•  Tenneco Inc. (2020-2022)

Career Highlights:

•  Retired from General Motors Company (GM) in March 2019 after a 40-year career at the global automotive company that designs, manufactures, markets, and distributes vehicles and vehicle parts, and sells financial services

•  Executive Vice President and Senior Advisor of GM (September 2018 to March 2019)

•  Executive Vice President and Chief Financial Officer of GM, responsible for leading GM’s financial and accounting operations worldwide (January 2014 to September 2018)

•  Chief Financial Officer of GM North America (2010 to 2014); Interim Chief Financial Officer of GM South America (2011 to 2013); led GM’s financial operations for GM Mexico (2008 to 2010) and GM Canada (2006 to 2008)

•  From 1994 to 2005, held several leadership positions in GM’s Asia-Pacific region including China, Singapore, Indonesia, and Thailand

Skills and Qualifications:

•  As the former chief financial officer of GM, brings significant leadership experience in financial and accounting operations of a large, global publicly held manufacturing company

•  Provides a valuable understanding of international financial matters, risk evaluation and management, mergers and acquisitions, and consumer goods

•  Extensive experience in the automotive industry which provides our Board with valuable perspectives directly relevant to our business

•  Outside current and past public company board experience, with particular focus on audit committee service and leadership, which includes cybersecurity risk oversight experience as a member of audit committees of public company boards tasked with such responsibility

Maryrose T. Sylvester

Retired U.S. Managing Director and U.S. Head of Electrification, ABB Ltd

Director Since: 2022

Age: 57

INDEPENDENT

Board Committee(s):

•  Compensation and People

Other Public Company Boards:

•  Harley-Davidson, Inc. (since 2016)

•  Vontier Corporation (since 2021)

•  Waste Management, Inc. (since 2021)

Career Highlights:

•  U.S. Managing Director and U.S. Head of Electrification of ABB Ltd, a global technology company operating in the areas of electrification, robotics, power, and automation (June 2019 to August 2020)

•  Held a broad range of leadership roles during more than 30 years at GE, including President and CEO of Current, a digital power service business delivering integrated energy systems (2015 to June 2019); President and CEO of GE Lighting, a leading global lighting provider (2011 to 2015); and President and CEO of GE Intelligent Platforms, an industrial automation provider (2006 to 2011)

•  Global supply chain experience during tenure at GE including as Director of Sourcing for GE Lighting in Budapest, Hungary, and Global Sourcing Director for GE Lighting

Skills and Qualifications:

•  Extensive experience in leading and transforming global industrial businesses, focused on innovation, operational improvement, and supply chain and logistics management

•  Significant knowledge and expertise in product development and delivering technology-enabled and energy-efficient, sustainable solutions

•  Experienced leader of diversity, equity and inclusion initiatives, including as leader of ABB’s Encompass diversity program and a founding member and cabinet leader of GE’s Women’s Network

•  Experience serving on large public company, private company and non-profit boards, which includes cybersecurity risk oversight experience as a member of the audit committee of another public company board tasked with such responsibility

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Lay Koon Tan

Retired President, Chief Executive Officer and member of the Board of Directors, STATS ChipPAC Ltd.

Director Since: 2012

Age: 64

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  None

Career Highlights:

•  Founding President and Chief Executive Officer and a member of the Board of Directors of STATS ChipPAC Ltd., a leading service provider of semiconductor packaging design, bump, probe, assembly, test and distribution solutions (2004 to 2015), after leading the formation of the company, and its predecessor, ST Assembly Test Services Ltd. (2002 to 2004). Mr. Tan joined ST Assembly Test Services Ltd. in 2000 as its Chief Financial Officer.

•  Investment banker with Salomon Smith Barney, the global investment banking unit of Citigroup Inc.

•  Various senior positions in government and financial institutions in Singapore, including the United Overseas Bank Limited

•  Holds a Bachelor of Engineering from the University of Adelaide, Australia where he was a Colombo Plan Scholar, and a Master of Business Administration from the University of Pennsylvania’s Wharton School of Business, where he was a Palmer Scholar

Skills and Qualifications:

•  Deep financial expertise and experience in investment matters and business development

•  Experience in driving innovation and growth through entrepreneurial endeavors in the technology sector, including in the semiconductor industry

•  Executive leadership experience, serving as a chief executive officer and chief financial officer of leading global technology-based businesses

Patrick J. Ward

Retired Vice President and Chief Financial Officer, Cummins Inc.

Director Since: 2022

Age: 60

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  Corteva, Inc. (since 2019)

Recent Prior Public Company Boards:

•  E.I. du Pont de Nemours and Company (2013-2017)

•  DowDuPont Inc.
(2017-2019)

Career Highlights:

•  Vice President and Chief Financial Officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies (2008 to March 2019)

•  Held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller

•  Prior to joining the Board of Corteva, Inc., Mr. Ward served as a director of E.I. du Pont de Nemours and Company, Inc. and remained a board member through its merger with DowDuPont Inc.

Skills and Qualifications:

•  Broad experience across finance, risk management and strategy from his extensive experience as a chief financial officer and executive of a global public company

•  Significant financial expertise, including in financial reporting, public accounting, capital markets, investment management and investor relations, through a broad range of global financial leadership positions including as a public company chief financial officer

•  Several years of experience serving on public company boards, with particular focus on audit committee service and leadership, which includes cybersecurity risk oversight experience as a member of the audit committee of another public company board tasked with such responsibility

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William D. Watkins

Retired Chief Executive Officer, Imergy Power Systems, Inc.

Director Since: 2009

Age: 70

INDEPENDENT

Board Committee(s):

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Nextracker Inc. (since 2023) (Flex subsidiary)

Recent Prior Public Company Boards:

•  Avaya Holdings Corp. (2017-2023)

•  Maxim Integrated Products, Inc. (2008-2021)

Career Highlights:

•  Chief Executive Officer (September 2013 to August 2016) and Chairman of the Board (January 2015 to August 2016) of Imergy Power Systems, Inc., a leading innovator in cost-effective energy storage solutions

•  Chairman of the Board (February 2013 to December 2013) and Chief Executive Officer (2010 to February 2013) of Bridgelux, Inc., a leading light emitting diode (LED) developer

•  Chief Executive Officer (2004 to 2009) and President and Chief Operating Officer (2000 to 2004) of Seagate Technology, a provider of electronic data storage solutions and systems, responsible for Seagate’s hard disc drive operations, including recording heads, media, and other components, and related R&D and product development organizations

•  Various other positions with Seagate Technology (1996 to 2000)

Skills and Qualifications:

•  Extensive operational and management experience, including as CEO and COO, leading technology manufacturing businesses on a global scale

•  Deep understanding of the electronics and semiconductor industries which provides our Board with valuable perspectives directly relevant to our business

•  Technology, digital and cybersecurity experience as an executive serving businesses in encryption, enterprise, desktop, mobile computing, and electronics industries

•  Outside current and past board experience as a director of various public companies

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Proposal No. 2:  Re-Appointment of Independent Auditors for Fiscal Year 2024 and Authorization of our Board to Fix Their Remuneration

Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our financial statements and records for the fiscal year ending March 31, 2024, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Singapore Companies Act, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors’ remuneration for services rendered through the 2024 annual general meeting. We expect that a representative from Deloitte & Touche LLP will be present at the 2023 annual general meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 2002. The Company has been advised by Deloitte & Touche LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Principal Accountant Fees and Services

Set forth below are the aggregate fees billed by Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and its respective affiliates for services performed during fiscal years 2023 and 2022. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal year
(in millions)	2023 ($)	2022 ($)
Audit Fees	14.1	12.0
Audit-Related Fees	0.1	0.1
Tax Fees	1.3	0.8
All Other Fees	—	0.4
Total	15.5	13.3

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services related to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, and consents and the review of documents filed with the SEC. Audit fees in fiscal year 2023 includes $1.8 million in non-recurring fees related to Nextracker Inc.’s IPO.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit and not included in Audit Fees.

Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated to its Chair pre-approval authority of up to $500,000, provided that any such decisions are required to be reported to the Audit Committee at its next regularly scheduled meeting. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on a case-by-case basis.

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Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote “FOR” the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2024 and authorization of the Board, upon the recommendation of the Audit Committee, to fix their remuneration.

Message from the Audit Committee

We, the members of Flex’s Audit Committee, assist our Board of Directors in overseeing financial accounting and reporting processes; systems of internal controls; the appointment, compensation and oversight of our external auditor; and our compliance with legal and regulatory requirements. We are committed to the values of independence and transparency in the discharge of our duties.

In furtherance of independent oversight, our Audit Committee is composed entirely of independent and financially literate directors, including four audit committee financial experts. Further, we annually assess the independence of our external auditors considering any non-audit fees or services and the tenure of our lead audit partner.

We also take measures to ensure transparency between ourselves, members of management, and our external auditors including holding regular private sessions with external auditors, maintaining open lines of communication with members of management, and performing annual assessments of the qualifications and work quality of our external auditors.

We typically hold at least 8 meetings each fiscal year, in connection with regularly scheduled Board meetings and the filing of year-end financial results. Additionally, we meet as needed to address emerging concerns including financial and accounting practices and ethics and compliance concerns. Specifically, in discharging our oversight duties at each regularly scheduled Audit Committee meeting, we:

•	review and discuss with management and Deloitte & Touche LLP our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year, as well as the overall quality of our financial reporting process;
•	receive updates from Flex’s Chief Ethics and Compliance Officer (“CECO”) regarding legal and compliance matters including reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters, and annually review the performance of the CECO;
•	receive updates from Flex’s Vice President of Internal Audit regarding internal audit and risk management matters including the Audit and Risk Management Services reports, and annually review the performance of the Vice President of Internal Audit;
•	review and discuss accounting and tax regulatory, procedural, and program updates;
•	review and discuss with management, internal audit and Deloitte & Touche LLP the evaluation, execution, and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;
•	review and discuss topics regarding information security and cybersecurity risks, which includes receiving regular updates from Flex’s Chief Information Officer and Chief Information Security Officer, and the Company’s strategy to mitigate these risks; and
•	review and discuss with management significant business, operational and reporting risks and assess the steps management is taking to control these risks, including specific critical risks identified by our enterprise risk management program.

For an exhaustive discussion of our responsibilities, we invite you to review our Audit Committee charter which we assess on an annual basis and revise, if necessary.

Audit Committee Report

The Audit Committee has reviewed and discussed with management and with our independent auditors, Deloitte & Touche LLP, our audited consolidated financial statements for the fiscal year ended March 31, 2023, as well as management’s assessment and our independent auditors’ evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2023. Flex management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

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The Audit Committee also discussed with our independent auditors the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also has discussed with our independent auditors the firm’s independence from Company management and the Company, and reviewed the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the provision of non-audit services by our independent auditors is compatible with maintaining the independence of the auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All audit and permissible non-audit services performed by our independent auditors during fiscal years 2023 and 2022 were pre-approved by the Audit Committee in accordance with established procedures.

Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express an opinion on these consolidated financial statements. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

Based on the Audit Committee’s discussions with management and our independent auditors and based on the Audit Committee’s review of our audited consolidated financial statements, together with the reports of our independent auditors on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which was filed with the SEC on May 19, 2023.

Submitted by the Audit Committee of the Board of Directors:

Charles K. Stevens, III	Michael E. Hurlston	Lay Koon Tan	Patrick J. Ward

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Proposal No. 3:  Non-Binding, Advisory Resolution on Executive Compensation

We are asking our shareholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers (NEOs) as reported in this proxy statement in the “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation.”

Flex’s compensation philosophy is that pay should be meaningfully aligned with performance. Our pay programs are designed to tie actual pay delivery for our executives to performance against the Company’s short-term and long-term performance goals and the creation of shareholder value. A key objective of our compensation programs is to attract, retain and motivate superior executive talent by providing competitive pay opportunities and then paying for the achievement of rigorous Company objectives, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure.

We urge shareholders to carefully read the Compensation Discussion and Analysis section of this proxy statement. The Compensation Discussion and Analysis describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives and shows the link between our performance and our executives’ incentive compensation. We also encourage shareholders to review the Summary Compensation Table and the other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.

While the vote on this resolution is advisory and not binding on the Company, each member of the Compensation and People Committee and the Board values the opinions of our shareholders and will consider the outcome of the vote on this resolution when making decisions regarding future executive compensation arrangements. We have held a say-on-pay advisory vote on an annual basis since 2011. Subject to the outcome of the shareholder advisory vote on the frequency of our say-on-pay vote (Proposal No. 4), we expect to continue holding this say-on-pay vote annually, with the next vote anticipated to occur at our 2024 annual general meeting.

The Board recommends a vote “FOR” the approval of the non-binding, advisory resolution on executive compensation.

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Proposal No. 4:  Non-Binding, Advisory Resolution on the Frequency of the Non-Binding, Advisory Resolution on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking a non-binding, advisory vote regarding the frequency with which shareholders would have an advisory vote to approve the executive compensation of the nature reflected in Proposal No. 3 every one year, every two years or every three years. Shareholders last voted in favor of an annual advisory vote on executive compensation at our 2017 annual general meeting.

The Board has determined that the advisory vote on executive compensation should continue to be conducted on an annual basis. We believe that this approach allows our shareholders to provide direct input on the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement each year, and provides the Compensation and People Committee with the opportunity to evaluate its compensation decisions, taking into account the timely feedback from shareholders. In addition, an annual advisory vote is consistent with our policy of maintaining an open and transparent dialogue with our shareholders. Therefore, our Board recommends that shareholders vote for future advisory votes on executive compensation to occur every one year.

While the vote on this resolution is advisory and not binding, the Board values input from our shareholders and will carefully consider the outcome of the vote on this resolution in determining the frequency of future advisory votes on executive compensation. The frequency which receives the highest number of non-binding, affirmative votes will be deemed the choice of our shareholders. Shareholders are able to abstain from this proposal or to specify that a vote should be held every one year, every two years or every three years.

The Board recommends a vote to conduct future non-binding, advisory resolutions on executive compensation every “ONE YEAR”.

Compensation and People Committee Report

The Compensation and People Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation and People Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2023 annual general meeting of shareholders.

Submitted by the Compensation and People Committee of the Board of Directors:

Erin L. McSweeney	John D. Harris II	Marc A. Onetto	Maryrose T. Sylvester

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Compensation Discussion and Analysis

This CD&A is organized into the following key sections:
Executive Summary	57
Compensation Philosophy	60
Compensation-Setting Process and Decisions for Fiscal Year 2023	62
Fiscal Year 2023 Executive Compensation	64

Introduction

In this Compensation Discussion and Analysis (CD&A) section, we discuss the material elements of our compensation programs and policies, including our overall compensation philosophy and program objectives, and how and why the Compensation and People Committee arrived at specific compensation policies and decisions involving our NEOs. Our NEOs for fiscal year 2023 were:

Name	Position
Revathi Advaithi	Chief Executive Officer
Paul R. Lundstrom	Chief Financial Officer
Kwanghooi (Hooi) Tan(1)	President, Global Operations and Components
Michael P. Hartung	President, Flex Agility Solutions
Scott Offer	Executive Vice President, General Counsel
(1)	Mr. Tan was promoted to President, Global Operations and Components, effective April 1, 2022.

Executive Summary

Our pay programs are designed to align executives’ compensation with performance against the Company’s short-term and long-term objectives and the creation of shareholder value. We use a mix of performance metrics that are intended to reward different aspects of Company achievement.

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Performance and Company Highlights for Fiscal Year 2023

Flex generated strong growth and improvements across the organization during fiscal year 2023, despite ongoing challenges in our industry.

In fiscal year 2023, we continued to execute against and made significant progress on strategic transformation goals, despite global disruptions:(A)

•	One-year and three-year Flex TSR of 24.31% and 192.8%, respectively.
•	Revenue saw a 17% increase over the prior fiscal year.
•	Adjusted operating profit (OP) grew by 23.4% year-over-year, following growth in fiscal year 2022 over 2021 of 13.4%.
•	Closed the year at a cash position of $3.3 billion.
•	Supported our return of capital to shareholders through $337 million of share repurchases.
•	In addition to the above performance, the Company set fiscal year records on adjusted gross margin (7.7%), adjusted operating margin (4.8%), and adjusted earnings per share (EPS) ($2.36) and GAAP EPS ($1.72).

(A)	See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

Within the short-term incentive program for the NEOs in fiscal year 2023, we used the following financial metrics: revenue, adjusted OP, and adjusted FCF. For fiscal 2023, we continued our adjusted EPS growth performance stock unit (PSU) program as a long-term incentive (LTI) vehicle which we first introduced in fiscal year 2022.These were the same metrics we focused on in our quarterly performance updates to shareholders. Our recent history of performance on these four metrics is shown below.

Compensation Highlights for Fiscal Year 2023

Our pay-for-performance compensation philosophy aims to tie actual pay delivery to performance. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also believe we should deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

Bonus payouts were at 125% of target for all NEOs except Mr. Hartung, who earned a payout of 153% of target due to 50% of his bonus being tied to the results of the Agility Solutions segment.

ESG performance increased NEO bonus payouts by 4 percentage points based on the level of ESG goal achievement against goals set at the beginning of the year.

Long-term incentive award values were increased for our Chief Executive Officer, Chief Financial Officer, President, Agility Solutions and EVP, General Counsel. These increases resulted in total target compensation being competitively positioned versus our compensation peer group.

Performance share unit (PSU) payout = 200%: Maximum payout of 200% was earned for the relative total shareholder return (rTSR) PSUs for the three-year performance cycle ending in fiscal year 2023 (PSUs vesting in June 2022), as the maximum performance level was achieved.

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Summary of Compensation Program Changes for Fiscal Year 2023

For fiscal year 2023, the Company added several design elements to the annual incentive plan. The program changes are described below.

Program Element	Fiscal Year 2023 Design Changes	Rationale for Change
Bonus Metrics

Added an ESG modifier consisting of five metrics across four sustainability pillars that can collectively adjust bonus payouts +/- 10 percentage points

Added an individual performance modifier that can adjust bonus payouts +/- 10 percentage points

Underscore the importance of ESG and align to evolving market trends and investor expectations Enable the Committee to differentiate individual performance for the NEOs
OP Bonus Funding Factor	Corporate OP was changed from a single number to fund the bonus plan to a range around OP, where aggregate bonus payouts must be within +/-20 percentage points of Corporate OP achievement	Ensures affordability and alignment to shareholder returns Maintains the connection between enterprise-wide bonus plan results and payouts as well as pay for performance alignment

Fiscal Year 2023 Executive Compensation Summary

Our executive compensation program is structured to be competitive and allow us to attract and retain a high caliber leadership team. Further, it is intended to provide direct alignment between pay and performance. The illustrations below show the key elements of direct compensation for our NEOs in fiscal year 2023 and how those elements were allocated. A majority of target pay is performance-based and 90% is at risk for our CEO and 79% for our other NEOs (on average).

(1)	PSUs are shown at face value (the target number of shares awarded multiplied by the closing stock price on the grant date).

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Compensation Philosophy

Flex’s compensation philosophy is that pay should be meaningfully aligned with performance. Our pay programs are designed to tie actual pay delivery for our executives to performance against the Company’s short-term and long-term objectives and the creation of shareholder value. A key purpose of our compensation programs is to attract, retain and motivate superior executive talent by providing competitive pay opportunities and then paying for the achievement of rigorous performance goals, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure. We actively manage our pay-for-performance philosophy as described below.

Program Feature	Overview
Competitive pay

•   We regularly benchmark pay against a set of industry peers.

•   Base salaries and target cash compensation are competitively positioned for our NEOs to manage fixed costs and emphasize paying for performance.

Substantial emphasis on at-risk compensation

•   Programs are designed to link pay delivery to the achievement of pre-determined performance goals that directly correlate with enhanced shareholder value.

•   90% of Ms. Advaithi’s fiscal year 2023 target total direct compensation was at-risk and 79% of target total direct compensation for our other NEOs, on average, was at-risk.

•   100% of at-risk compensation is based on achievement of core financial metrics and/or is subject to market risk based on stock price or relative TSR performance. Incentive outcomes are based on a formulaic calculation of results against pre-determined financial or TSR-based performance targets.

•   Formulaic funding results under the annual incentive plan are modified based on achievement of ESG metrics (+/-10 percentage points) and individual performance (+/-10 percentage points).

•   The Board, or the Compensation and People Committee if so delegated by the Board, maintains the authority to adjust annual incentive bonus payouts if such payouts do not align with the Company’s overall performance.

Focus on long-term performance

•   While measurement of short-term results maintains day-to-day focus, we believe that shareholder value is built over the long term.

•   For Ms. Advaithi’s fiscal year 2023 target total direct compensation, 74% was in the form of long-term incentives, half of which are linked to either the achievement of relative TSR performance or adjusted EPS growth goals. On average, 58% of target total direct compensation for our other NEOs was in the form of long-term incentives, tied to achievement of the same objectives as Ms. Advaithi.

•   We emphasize the NEOs’ alignment with our shareholders’ long-term interests by enforcing rigorous share ownership guidelines.

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Our compensation program is highly responsive to changes in our operating and stock price performance, as illustrated below with respect to our CEO’s total direct compensation.

Illustrative Assumptions	Bonus & PSU Payouts	Stock Price
Low Performance Scenario	50% of Target	$8.43 (Grant Price – 50%)
High Performance Scenario	150% of Target	$25.28 (Grant Price + 50%)

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Compensation-Setting Process and Decisions for Fiscal Year 2023

Alignment with Compensation and Corporate Governance Best Practices

The Compensation and People Committee regularly reviews our compensation programs, peer company data, and best practices in executive compensation. We have adopted corporate governance and compensation practices and policies that our Compensation and People Committee, along with our Board, believes help to advance our compensation goals and philosophy.

Compensation and People Committee

The Compensation and People Committee is responsible for recommending to our Board the compensation of our Chief Executive Officer, all other NEOs, and Section 16 officers. The Compensation and People Committee also administers our equity compensation plans, evaluates the effectiveness of our overall executive compensation programs, monitors our say-on-pay results, and reviews the Company’s talent assessment and succession planning.

The Compensation and People Committee regularly assesses our compensation programs to ensure they are appropriately aligned with our business and human capital strategies and achieving their objectives. The Compensation and People Committee also reviews market trends and changes in competitive pay practices. Based on its review and assessment, the Compensation and People Committee regularly approves changes in our compensation programs or recommends such changes to our Board.

Say-on-Pay Vote

The Compensation and People Committee believes that our executive compensation program is consistent with our pay-for-performance philosophy and provides proper alignment of incentives for our executives while ensuring long-term value creation for our shareholders. Each year, we evaluate our program in light of the strategic direction of the Company, market conditions, shareholder views (including the results of our annual say-on-pay resolution), and governance considerations, and make changes deemed appropriate for our business.

At our 2022 annual general meeting, we had strong support for the compensation of our NEOs, with over 96% of the votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation program by taking into account the voting results, shareholder feedback, and other factors used in assessing the program as discussed in this CD&A.

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Independent Consultants and Advisors

The Compensation and People Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting, and other advisors. During fiscal year 2023, the Compensation and People Committee retained FW Cook as its independent compensation consultant.

FW Cook furnished the Compensation and People Committee with reports on the following topics: peer group composition, compensation data and analysis relating to the compensation of our NEOs, short- and long-term compensation program design, compensation program risk assessment, annual share utilization and shareholder dilution levels resulting from equity plans, competitive severance practices and executive share ownership and retention values.

The Compensation and People Committee confirmed that there are no personal or business relationships between any FW Cook employee and any member of the Compensation and People Committee or any NEO beyond the Flex relationship. Based on this information and other factors, including the factors set forth under Rule 10C-1 under the Exchange Act, the Compensation and People Committee assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation and People Committee. Outside of engaging on executive and Board member compensation and related matters, FW Cook does not provide any other services to the Company.

Role of Executive Officers in Compensation Decisions

The Compensation and People Committee meets with our Chief Executive Officer and other executives to obtain recommendations with respect to the structure of our compensation programs. The CEO and certain other executives also assess the performance of other individual executives and make recommendations regarding their compensation. Decisions related to the compensation of the CEO (including recommendations to the Board regarding the same) are made independently by the Compensation and People Committee, without input from management. In addition, our CEO and other executives develop recommendations for performance measures and target performance goals under our incentive plans based on management’s business forecast—both at the Company and segment levels. These recommendations are approved by the Compensation and People Committee as well as by our Board when appropriate.

Executive Compensation Peer Group

Relying upon data provided by our independent compensation consultant, the Compensation and People Committee undertakes a review, on an annual basis, of the compensation peers that we use to provide insight into market-competitive pay programs, levels and practices. The criteria used to develop the peer group were unchanged from fiscal year 2022, continuing with revenue and market cap as the financial measures, as well as similar industry focus and publicly listed companies with headquarters in the U.S. as the other selection criteria. Applying these criteria, carried over from fiscal year 2022, did not result in any peer group changes – Flex continued with the same 14 peer companies as in fiscal year 2022.

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Our peer group for fiscal year 2023 compensation decisions consisted of the following companies:

Arrow Electronics, Inc.	Jabil Inc.	TD SYNNEX Corporation
Avnet, Inc.	PACCAR Inc	Textron Inc.
Corning Incorporated	Parker Hannifin Corporation	Western Digital Corporation
Cummins Inc.	Sanmina Corporation	Xerox Holdings Corporation
Hewlett Packard Enterprise Company	Seagate Technology Holdings plc

The peer group revenue and market cap summary statistics, as of the time of the analysis, are shown below.

In addition to our peer group companies, the Compensation and People Committee reviews standardized surveys of large technology and manufacturing firms to evaluate the competitiveness of Flex’s compensation programs in the context of general industry compensation practices.

Fiscal Year 2023 Executive Compensation

Base Salary

The Compensation and People Committee typically reviews base salaries every year and makes recommendations to the Board of Directors about adjusting or maintaining salary levels to reflect competitive market data, individual performance, internal equity and promotions or changes in responsibilities. Base salary increases ranged from 0% - 2.5% in fiscal year 2023.

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The following table sets forth the base salary increases of our NEOs for fiscal year 2023.

Name and Title	Annualized Base Salary for Fiscal Year 2022 ($)	Annualized Base Salary for Fiscal Year 2023 ($)	Percentage Change
Revathi Advaithi
Chief Executive Officer	1,325,000	1,325,000	0.0%
Paul R. Lundstrom
Chief Financial Officer	720,000	735,000	2.1%
Hooi Tan(1)
President, Global Operations and Components	N/A	700,000	N/A
Michael P. Hartung
President, Agility Solutions	720,000	735,000	2.1%
Scott Offer
Executive Vice President, General Counsel	647,000	663,000	2.5%
(1)	Mr. Tan was promoted to President, Global Operations and Components, effective April 1, 2022.

Incentive Bonus Plan

In designing the incentive bonus plan, our Chief Executive Officer and management team develop and recommend performance metrics, weightings and targets, which are reviewed and are subject to final approval by the Compensation and People Committee. Fiscal year 2023 corporate level performance metrics, weightings, and changes relative to fiscal year 2022 were as follows:

Metrics	Fiscal Year 2022 Weightings	Fiscal Year 2023 Weightings
Adjusted OP	40%	40%
Adjusted FCF	35%	35%
Revenue	25%	25%
ESG / Individual Performance	None	Used as an additive modifier

The adjusted OP, adjusted FCF, and revenue metrics and weightings remained the same from fiscal year 2022 to fiscal year 2023 and focus on profitability, conversion of profit into free cash flow through working capital and inventory management, and top line growth.

Adjusted OP acts as both a metric within the plan, and the overall funding metric of our global bonus program, as illustrated below on page 68. Adjusted OP achievement generates an enterprise-wide funding pool based on the same adjusted OP targets as used for the Corporate NEO bonus plan, which acts to ensure affordability and alignment to shareholder returns. Prior to fiscal year 2023, to the extent Corporate OP payout was either above or below the enterprise-wide payout, a corresponding adjustment was made to the final bonus payout. The Company maintained the OP funding factor in fiscal year 2023, but instead of utilizing Corporate OP as a single number to fund the bonus plan, a range around OP was used – where aggregate bonus payouts must be within +/-20% of Corporate OP achievement. This change maintains the connection between enterprise-wide bonus plan results and payouts as well as pay for performance alignment.

Performance for segment Presidents is measured at both the Corporate and segment levels, with a 50% weighting of each. This 50/50 weighting split emphasizes the importance of enterprise-wide performance and encourages a balanced approach between accountability for segment performance and cooperation across the enterprise. The corporate performance metrics are as defined above. The metrics for segment performance are segment OP and revenue, weighted equally.

The Company added an ESG performance modifier and an individual performance modifier to the incentive bonus plan for fiscal year 2023. Each can adjust the final bonus payout +/- 10 percentage points for a combined total of +/-20 percentage points. Final bonus payouts are subject to the bonus plan cap of 200% of target.

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The following table summarizes the key features of our fiscal year 2023 incentive bonus plan.

Feature	Component	Objectives
Performance targets	• Based on key short-term Corporate and segment financial metrics	• Aligns executive incentives with performance • Rewards achievement of short-term objectives
Performance measures

•   Revenue and adjusted OP at the Company and segment level, and adjusted FCF at the Company level

•   Weightings for these metrics are fixed, and measured at the corporate level for all executives and at the segment level for segment executives

•   Adjusted OP measured at the Company level is also used as the funding metric for aggregate bonus payouts across the Company

•   Emphasizes pay-for-performance by linking individual compensation to performance on metrics that are key drivers of shareholder value

•   Promotes accountability by tying payouts to achievement of minimum performance thresholds

•   Ties aggregate payouts to Company’s overall profitability, helping to ensure affordability

Bonus modifiers	• Five ESG metrics across four sustainability pillars of environment, labor, health & safety, and inclusion & diversity • Individual performance

•   Emphasizes Company’s Sustainability Plan goals

•   Underscores the importance of ESG and aligns to evolving market trends and investor expectations

•   Enables the Committee to differentiate pay based on individual NEO’s performance

Bonus payments

•   Based on achievement of financial performance objectives, ESG performance and individual performance

•   Target bonus opportunities set at percentage of base salary, based on executive’s level of responsibility

•   ESG and individual performance additive modifiers can adjust bonus payouts +/-10 percentage points each

•   Annual incentive bonuses range from 0% of target to a maximum of 200% of target

•   No payout awarded for any measure where threshold performance is not achieved

•   The Board, or the Compensation and People Committee if so delegated by the Board, has the authority to adjust bonus payouts if appropriate in the context of the Company’s overall performance

•   Reflects the Company’s emphasis on pay-for-performance by linking individual compensation to financial performance

•   Encourages accountability by conditioning bonus payments on the achievement of at least the minimum performance thresholds

Non-GAAP Adjustments

We used adjusted non-GAAP performance measures (adjusted OP and adjusted FCF) for our incentive bonus plan in fiscal year 2023, and adjusted EPS in our fiscal 2023 adjusted EPS growth PSU grants. Using adjusted measures eliminates the distorting effect of certain unusual income or expense items. The adjusted performance measures are consistent with those used in our quarterly earnings releases. The adjustments are intended to align award payout opportunities with the underlying growth of our business and avoid misalignment in outcomes based on unusual items.

In calculating non-GAAP financial measures, we excluded certain items to make it easier to compare the Company’s operating performance on a period-to-period basis because such items are not, in the Compensation and People Committee’s view, related to the Company’s ongoing operational performance. The non-GAAP measures are used to evaluate more accurately the Company’s operating performance, to calculate return on investment, and to benchmark performance against competitors. For fiscal year 2023, non-GAAP adjustments consisted of excluding amortization of intangible, customer-related assets impairments (recoveries); restructuring charges; after-tax stock-based compensation expense; legal and other; and Nextracker IPO-related activity. All adjustments are subject to approval by the Compensation and People Committee to ensure that payout levels are consistent with performance. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

For purposes of calculating performance under our incentive bonus plan in fiscal year 2023, we also would have excluded from the calculation of performance, extraordinary items or events that would have had an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of EPS (under the adjusted EPS growth PSU program), the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) will be disregarded.

These calculation exclusions were implemented to focus participants on results over which they have control and maintain motivation to continuously improve performance when faced with significant, unexpected disruptions out of their control.

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Target Incentive Awards

Fiscal year 2023 bonus targets for the NEOs as a percent of base salary are shown below. With the exception of our President, Global Operations and Components, who was promoted to the position effective April 1, 2022 with a bonus target of 110%, other NEOs’ bonus targets as a percent of salary were not increased from fiscal year 2022.

Name and Title	Fiscal year 2023 Target Bonus (% of Salary)	Fiscal year 2023 Target ($)
Revathi Advaithi
Chief Executive Officer	165%	2,186,250
Paul R. Lundstrom
Chief Financial Officer	110%	808,500
Hooi Tan
President, Global Operations and Components	110%	770,000
Michael P. Hartung
President, Agility Solutions	100%	735,000
Scott Offer
Executive Vice President, General Counsel	100%	663,000

Incentive Payouts for CEO, CFO, General Counsel, and President, Global Operations and Components

The table below sets forth the payout opportunities that were available to Ms. Advaithi, and Messrs. Lundstrom, Tan and Offer based on different levels of corporate performance. These targets are considered rigorous and were validated within the context of analyst expectations. The bonus for Mr. Hartung was also in part based on the results of his segment.

No payout is made with respect to any metric if the threshold performance level is not achieved. Payouts at the maximum level for the annual incentive bonus would require strong performance.

Performance targets are determined based on Board-approved financial plans—both at Company and segment levels. Maximum payout levels were tied to “stretch” levels of performance.

OP Funding Factor

The fiscal year 2023 adjusted OP funding factor was 106.8%. Formulaic funding of all Flex bonus plans was lower in aggregate than what funding would have been if based on Corporate OP. Funding of all bonus plans was positively adjusted (by +6.8% in the case of the executive officer incentive bonus plan) to align Company-wide bonus funding levels with OP performance, consistent with underlying plan mechanics as shown below.

ESG Modifier

In fiscal year 2023, an ESG modifier was incorporated into the incentive bonus plan for NEOs. The ESG modifier is based on five quantitative ESG metrics tied to four sustainability pillars as set forth below that can collectively modify bonus payouts +/-10 percentage points.

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Sustainability Pillar	ESG Metric
Environment	Achieve absolute scope 1 and 2 greenhouse gas (GHG) emissions reduction target
Achieve zero waste manufacturing site certification target
Labor	Complete targeted manufacturing site audits for Responsible Business Alliance (RBA) factory of choice certification
Health and Safety	Achieve total case incident rate (TCIR) target
Inclusion & Diversity	Increase female (globally) and underrepresented minority (U.S. only) managerial representation

ESG performance against the stated ESG metrics resulted in an additive modifier of +4 percentage points to NEO bonus payouts.

Individual Performance Modifier

An individual performance additive bonus modifier was included in the bonus plan for NEOs in fiscal year 2023.The modifier can adjust bonus payouts +/-10 percentage points. An assessment of individual NEO performance at year-end found that, overall, each NEO achieved their individual performance goals for the year. As such, no bonus adjustments for individual performance were made for any of the NEOs in fiscal year 2023.

For fiscal year 2023, the Company’s performance resulted in payouts as shown below:

Incentive Payout for Segment President

We treat the segment performance measures as confidential. As described above, 50% of the annual bonus for Mr. Hartung was based on the results of his segment, evenly split between revenue and adjusted OP. The remaining 50% of the performance measure weighting, including the impact of plan funding, was the same as for corporate executives outlined above. The combination of these inputs and the adjustment based on the OP funding factor resulted in a payout of 157% of target for Mr. Hartung.

Final Incentive Awards for the NEOs

The bonus payout levels for our NEOs were as follows:

Name	Fiscal Year 2023 Annual Incentive Bonus Target (Potential Bonus as a percentage of Base Salary)	Fiscal Year 2023 Annual Incentive Actual Bonus ($)	Fiscal Year 2023 Actual Annual Incentive Bonus as a Percentage of Full Year Target Bonus
Revathi Advaithi	165%	2,815,671	128.8%
Paul R. Lundstrom	110%	1,041,267	128.8%
Hooi Tan	110%	991,683	128.8%
Michael P. Hartung	100%	1,152,627	156.8%
Scott Offer	100%	853,878	128.8%

Long-Term Share-Based Incentive Compensation

In fiscal year 2023, the Board, upon the recommendation of the Compensation and People Committee, granted share-based long-term incentives to our senior executives as an incentive to maximize the Company’s long-term performance and drive shareholder value creation. These long-term incentives are designed to align the interests of the NEOs with those of our shareholders and to give each NEO a significant incentive to manage the Company from the perspective of an owner with a direct stake in the business. Long-term equity awards are also intended to promote retention, as unvested shares are forfeited if an executive voluntarily leaves the Company.

Half of the long-term incentive value was delivered in the form of service-based RSUs. TSR-based PSUs represent 25% of our NEOs’ share-based long-term incentive awards (based on face value of the awards) in fiscal year 2023 and the remaining 25% was delivered in the form of adjusted EPS growth PSUs. (The actual grant value mix disclosed in the tables of this proxy

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statement may deviate from this 50/25/25 RSU/TSR PSU/EPS PSU split due to the Monte Carlo accounting valuation used for the TSR-based PSUs.) The Compensation and People Committee believes this targeted 50/50 allocation between RSUs and PSUs promotes retention, and links long-term compensation to the Company’s long-term performance and shareholder outcomes.

Restricted Share Unit Awards (RSUs)

Fifty percent of each NEO’s share-based long-term incentive award is in the form of RSUs. These service-based RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment. Payouts are made in shares, so the value of an RSU award increases or decreases based on share price performance from the grant date, further aligning the interests of the executive with long-term shareholder value creation. Before an RSU vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents.

rTSR PSUs

Twenty five percent of each NEO’s share-based long-term incentive award is in the form of rTSR PSUs. The rTSR PSU awards granted in fiscal year 2023 will be earned (or not), at up to a maximum of 200% of target, based upon Flex’s percentile rank of TSR over a three-year period compared to the rTSR peer group companies (described below). Performance is measured over three discrete measurement periods—of 12-, 24-, and 36- months—within each three-year cycle, as illustrated below. The rTSR PSU final payout will be based on the average payouts of these three performance periods and does not occur until after the conclusion of the full 36-month performance period.

The use of discrete measurement periods aims to minimize the potential impact of short-term share price volatility at the end of the performance period. The Compensation and People Committee believes that this approach focuses NEOs on the achievement of sustainable long-term shareholder returns and provides a payout that is more reflective of the shareholder experience over the entire three-year cycle. Except in the event of an employee’s death, disability, or retirement, no portion of a PSU award is earned or distributed until the conclusion of the full three-year performance period.

The number of shares earned is dependent on the percentile rank achieved, within each of the 12-, 24- and 36- month periods, as shown below.

Note: Straight-line interpolation is used to determine shares earned when results are between targets.

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The TSR peer group is reviewed and updated annually based on the filtering criteria below.

1.	Reflect likely competitors for investor funds
2.	Focus on the same or similar industries to Flex and subject to similar macroeconomic forces
3.	Approximate the margin range for electronic manufacturing industry

These considerations resulted in the following selection methodology:

Fourteen compensation peer group companies, plus companies meeting all of the following criteria:

1.	Industry membership in Technology Hardware & Equipment (GICS code 4520) and Capital Goods (2010)
2.	Annual revenue is between $5 billion and $125 billion
3.	Market cap is between $1 billion and $40 billion
4.	Annual operating margin is 10% or less

Based on the selection methodology listed above, our FY23 TSR peer group is comprised of the following:

Acer Inc.	Johnson Controls International
AECOM	Lite-On Technology Corporation
AGCO Corporation	MasTec, Inc.
Arrow Electronics, Inc.*	Micro-Star International Co., Ltd.
ASUSTeK Computer Inc.	Oshkosh Corporation
AU Optronics Corporation	PACCAR Inc*
Avnet, Inc.*	Parker Hannifin Corporation*
Beacon Roofing Supply, Inc.	Pegatron Corporation
Boise Cascade Company	Qisda Corporation
Bombardier Inc.	Quanta Computer Incorporated
Builders FirstSource	Quanta Services
CDW Corporation	Resideo Technologies, Inc.
CommScope Holding Company, Inc.	Sanmina Corporation*
Compal Electronics	Seagate Technology Holdings plc*
Cornerstone Building Brands	SNC-Lavalin Group Inc.
Corning Incorporated*	Synnex Technology International Corp.
Cummins Inc.*	TD SYNNEX Corporation*
Delta Electronics, Inc.	Textron Inc.*
EMCOR Group, Inc.	UFP Industries, Inc.
Far Eastern New Century	Univar Solutions Inc.
Finning International Inc.	Walsin Lihwa Corp.
Fluor Corporation	Watsco, Inc.
Hewlett Packard Enterprise Company*	WESCO International
HP Inc.	Western Digital Corporation*
Huntington Ingalls Industries	Wistron Corporation
Icahn Enterprises L.P.	Wiwynn International Corporation
Innolux Corporation	WPG Holdings
Insight Enterprises Inc.	WSP Global Inc.
Inventec Corporation	WT Microelectronics Co., Ltd.
Jabil Inc.*	Xerox Holdings Corporation*
*	Denotes an existing compensation peer group company

The TSR peer group contains companies headquartered and listed in the U.S., Canada and Taiwan as a reflection of the global nature of the industry in which Flex operates.

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Adjusted EPS Growth PSUs

We added adjusted EPS growth PSUs to the LTI program in fiscal year 2022 in order to improve participant line-of-sight to achievement of our long-term financial strategy, based in part on generating substantial EPS growth. These PSUs represent 25% of our NEOs’ share-based long-term incentive awards (based on the target value of the awards as described below). These PSU awards will be earned (or not), at up to a maximum of 200% of target, based upon Flex’s achievement of adjusted EPS growth targets.

In setting the adjusted EPS growth targets, the Compensation and People Committee considered the following inputs:

•	Flex’s historical EPS growth performance;
•	Peer company (both compensation and US-based TSR peers) historical non-GAAP EPS growth performance;
•	Company’s long-term financial strategy; and
•	Company’s investor guidance for fiscal year 2023.

Performance will be measured over a three-year period in three discrete annual measurements within each three-year cycle, as illustrated below. Performance during each of the three years is averaged in the end, determining the final percentage of shares vesting (as % of target). Except in the event of an employee’s death, disability, or retirement, none of the shares are earned or distributed until the end of the three-year cycle.

Adjusted EPS growth rates will be calculated using non-GAAP adjustments summarized on page 66 of this proxy statement. Adjusted EPS used for purposes of adjusted EPS growth PSU performance calculations will also exclude the impact of extraordinary items or events that have an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of EPS, the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) will also be excluded. The rationale for excluding the impact of significant items or events that have an unanticipated impact is to focus participants on factors within their control, and preserve the incentive orientation of the plan in the face of significant, unforeseen business disruptions or other events. The objective of excluding the impact of M&A is to measure performance on the same basis and business composition as in place at the start of the performance period.

Actual fiscal year 2023 adjusted EPS growth performance for the two in-flight performance cycles (awards granted in FY’22 and FY’23) was above the maximum performance adjusted EPS growth goal of 12%, resulting in 200% of target shares earned for years 1 and 2 of the FY’22 award, and year 1 of the FY’23 award. Each award is measured over a three-year period and no shares vest until the end of the performance period.

See also Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

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Grants During Fiscal Year 2023

The Compensation and People Committee and the Board considered the following factors when determining the value of the fiscal year 2023 NEO equity awards:

•	Peer group compensation data for similarly situated executives;
•	Future potential to contribute to the Company’s growth and potential to grow in current role and expand scope of responsibility and contribution over time;
•	Individual performance and internal equity; and
•	Peer group data on annual share usage and overall shareholder dilution.

Long-Term Incentive Awards

The table below summarizes the approved PSU and service-based RSU awards granted to our NEOs in fiscal year 2023.

Executive Officer	Target rTSR-Based PSUs (Shares)	Target Adjusted EPS Growth- Based PSUs (Shares)	Service-Based RSUs (Shares)	Target Total Equity Award Value ($)
Revathi Advaithi	148,367	148,367	296,735	9,999,953
Paul R. Lundstrom	36,721	36,721	73,442	2,474,996
Hooi Tan	26,706	26,706	53,412	1,799,984
Michael P. Hartung	26,706	26,706	53,412	1,799,984
Scott Offer	26,706	26,706	53,412	1,799,984

The target award values shown above vary from the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because the accounting cost of our rTSR-based PSUs is based on a Monte Carlo valuation. The intended award value above was calculated as the target number of shares multiplied by the share price on the date of the grant. The actual value to be earned will depend on Flex’s multi-year TSR performance versus the TSR peer group, its adjusted EPS growth performance, as well as its stock price performance.

Payouts of Prior PSUs

The performance period for the rTSR PSUs granted in fiscal year 2020 ended in fiscal year 2023. The fiscal year 2020 TSR PSU grants measured our TSR versus the constituents of the S&P 500 from June 11, 2019 (the grant date) through June 11, 2022 (the performance period end), using a trailing 20-day average trading price for both the beginning and the end of the performance period. Our three-year TSR achievement of 71.2% over the performance period was above the 75th percentile maximum level, resulting in a maximum 200% of target payout for this award.

Administration of Equity Award Grants

As a matter of good corporate governance, equity awards are not timed in relation to the release of material information.

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Benefits

Non-qualified Deferred Compensation Awards

Each of the NEOs participates in the 2010 Deferred Compensation Plan (NQDC Plan), intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. In addition to voluntary contributions, Flex makes annual awards to the NEOs under the NQDC Plan, the key terms of which are summarized below.

NQDC Plan Design Element	Description
Annual Targeted Amount

•   Target amount is 30% of each participant’s base salary (for ongoing contributions).

•   Maximum amount is 37.5% of each participant’s base salary, if the performance-based portion is funded at maximum.

•   Subject to approval of Compensation and People Committee

•   Subject to offsets for non-U.S. executives’ pension and other benefits

Targeted Contributions

•   50% of the targeted contributions (15% of salary at target) is based on the corporate funding level of the annual corporate bonus plan.

•   50% of the targeted contributions (15% of salary) is not tied to performance.

Vesting Schedule	• Flex’s contributions, together with earnings on those contributions, will vest in full after four years, provided the participant remains employed by the Company.
Investment of Balances

•   Deferred balances in a participant’s account are deemed to be invested in hypothetical investments designated by the participant.

•   Investment options generally mirror those available under the Company’s tax-qualified 401(k) plan.

•   The appreciation, if any, in the account balances is due solely to the performance of these underlying investments.

Distribution Options

•   Vested balances may be distributed upon termination of employment either through a lump sum payment or in installments over a period of up to ten years, as elected by the participants.

•   Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

The deferred account balances are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations.

Initial Company contributions are 50% of base salary and are not tied to Company performance. Thereafter, annual Company contributions are equal to 30% at target (37.5% at maximum) of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits).

The Company may make an additional discretionary matching contribution in connection with voluntary deferrals to reflect limitations on our matching contributions under our 401(k) plan.

Company Deferred Compensation Awards for Fiscal Year 2023

During fiscal year 2023, (i) Ms. Advaithi and Messrs. Lundstrom, Hartung and Offer each received deferred compensation awards with a value that averaged approximately 29.8% of their respective fiscal year 2022 base salaries, and (ii) Mr. Tan received a deferred compensation award with a value of 14.9% of his fiscal year 2022 base salary. The award values are reflected as Company contributions to the NEOs’ deferral accounts, with half of the contributions being based on the performance of the FY22 Corporate annual incentive plan.

Voluntary Contributions

Under the NQDC Plan, participants may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. Participants are 100% vested in their own deferrals at all times.

Additional Information

For additional information about the NEOs’ contributions to their respective deferral accounts, Company contributions to the NEOs’ deferral accounts, earnings on the NEOs’ deferral accounts, withdrawals from the NEOs’ deferral accounts, and deferral account balances as of the end of fiscal year 2023, see the section titled “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2023.”

Executive Perquisites

Perquisites represent a small part of the overall compensation program for the NEOs. In fiscal year 2023, they were limited to the premiums paid by the Company on long-term disability insurance for all of our NEOs.

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Relocation Assignments

In accordance with our executive relocation policy, we agreed to reimburse documented and reasonable expenses that Mr. Tan incurred in his relocation to the San Francisco Bay Area where Flex has corporate offices. In fiscal year 2023, these expenses consisted of $74,941, comprised of moving and temporary housing expenses in the amount of $63,506 and tax preparation services expenses in the amount of $11,435, consistent with our standard relocation policy at the executive officer level. These were the final expenses associated with Mr. Tan’s relocation. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table.

401(k) Plan

Under our 401(k) plan, all of our employees, including our NEOs, are eligible to receive matching contributions. We also offer annual discretionary matching contributions based on Company performance and other economic factors as determined at the end of the fiscal year. For fiscal year 2023, we elected not to make discretionary contributions on behalf of any NEO.

Other Benefits

NEOs are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other U.S. employees, subject to applicable law.

Termination and Change of Control Arrangements

The NEOs are entitled to certain termination and change of control benefits. These benefits are described and quantified under the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The Compensation and People Committee has adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”), which covers senior level employees of the Company, including all of the NEOs except the Chief Executive Officer, whose severance benefits were defined under a letter agreement entered into in connection with her hiring. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (as each such term is defined in the Severance Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

Severance Plan Termination Benefit	Description
Salary and Benefits Continuation	• Salary and benefits coverage continuation for duration of transition period provided in the Transition Agreement
Bonus Treatment	• Pro-rated portion of annual bonus, based on actual performance through the end of the performance period
Equity Vesting

•   Time-based and performance-based RSUs, PSUs, and deferred compensation awards continue vesting during the transition period

•   Following the transition period, accelerated vesting of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period.

•   Continued vesting is subject to the participant’s release of claims and compliance with post-termination covenants under a Transition Agreement

•   All other unvested awards are forfeited

During the period when an NEO is transitioning out of his or her role, he or she is required to discharge his or her transition duties and comply with other terms and conditions set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement, and cooperation provisions. Any violation of such obligations may result in cessation of benefits and trigger clawback rights of the Company.

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Ms. Advaithi’s employment may be terminated by Ms. Advaithi or the Company at any time, with or without “cause.” Pursuant to the letter agreement entered into with Ms. Advaithi at her hiring, in the event that Ms. Advaithi terminates her employment for “good reason” or is terminated without cause, Ms. Advaithi would be entitled to receive, subject to execution and non-revocation of a standard release of claims, the benefits summarized below:

Termination Benefit	Description
Cash Compensation Continuation	• Two years’ continued payment of base salary and two years of her target annual bonus amount
Equity and Deferred Compensation Vesting	• Two years’ continued vesting of outstanding equity awards and deferred compensation
Benefits Coverage	• Two years’ continued benefits coverage
“Good Reason” Definition

•   Material diminution in position, authority, duties or responsibilities

•   Assignment of any duties materially inconsistent with status as an officer

•   Failure by the Company to obtain the written assumption of the Executive Severance Plan by a successor to the Company

•   Material reduction in target base salary and target bonus opportunity

•   Mandatory relocation of 50 miles or more

The following are the termination benefits applicable for all NEOs in the event of a change of control:

Termination Benefit	Description
Deferred Compensation Vesting

•   Under our NQDC Plan, vesting of initial and annual awards will accelerate

•   Acceleration triggered only if employment is terminated without cause or by the executive for good reason within two years of the change of control (i.e., “double trigger” accelerated vesting)

Equity Vesting

•   Under the terms of our equity incentive plans, unvested awards will automatically accelerate if not assumed or replaced by the acquirer on an economically equivalent basis (double trigger)

•   Under the terms of our equity plans, the Compensation and People Committee also has the ability to provide that certain awards may automatically accelerate upon an involuntary termination of service within a designated time period following a change of control

The following are death, disability and retirement benefits applicable for all NEOs with respect to RSU, PSU and NQDC awards (starting with the fiscal 2021 awards).

Termination Scenario	Description of RSU, PSU and NQDC Treatment
Death or Disability

•   RSU and NQDC vesting will accelerate upon the occurrence of these events

•   PSU vesting will accelerate based upon actual performance for completed periods during the measurement period and target performance for unfinished periods during the measurement period, and pro-rated for length of time employed during the performance period.

Retirement

•   Retirement is defined as:

•   Sum of age and service credits is equal to at least 65

•   Minimum length of service is 5 years

•   Minimum age is 55

•   Unvested RSUs and NQDC would continue to vest, with PSUs vesting based on actual performance at the end of the performance cycle

•   Unvested PSUs would be pro-rated for length of time employed during the performance period

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Executive Share Ownership Guidelines

We maintain robust share ownership guidelines in order to closely align the interests of senior management with those of our shareholders. The ownership guidelines for our NEOs are summarized below.

Ownership Guideline Design Element	Description
Targeted Ownership Value	• CEO – 6x salary • CFO – 3.5x salary • Other NEOs – 2.5x salary
Forms of Ownership Counted Toward Guideline	• All Ordinary Shares held outright by our executives • Unvested service-based RSUs
Compliance Period

•   5 years for new hires or newly promoted executives

•   If an executive’s stock ownership requirement is increased other than due to a promotion, a three-year compliance transition period will be provided to acquire the incremental shares

Unearned performance-based restricted stock units, and shares underlying unexercised stock options (whether vested or unvested, whether time- or performance-based and whether in-the-money or not) do not count as stock owned for purposes of the guidelines.

Our Compensation and People Committee and our Nominating, Governance and Public Responsibility Committee both monitor the share ownership of management. The Company has determined that the NEOs either are in compliance with or are on target to be in compliance with the applicable ownership requirements by the applicable deadline.

Executive Incentive Compensation Recoupment Policy

Our Executive Incentive Compensation Recoupment Policy covers our executive officers and the direct reports of our Chief Executive Officer, and applies to bonuses and awards under the Company’s short- and long-term incentive plans, awards under our equity incentive plans, and contributions under our deferred compensation plans where the contributions are based on the achievement of financial results. In the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement, the Board will have discretion to recoup incentive compensation of any covered officer if and to the extent the amount of compensation that was paid or that vested would have been lower if the financial results had been properly reported (where such recoupment may be effectuated via the cancellation or clawback of time- or performance-based equity awards or other incentive compensation). In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board also may seek to recover gains from the sale or disposition of vested shares (including shares purchased upon the exercise of options that vested based on the achievement of financial results). In addition, the Board will have discretion to cancel outstanding equity awards where the financial results that were later restated were considered in granting such time- or performance-based awards. The Board may seek recoupment only in cases where the restatement occurs within 36 months of the publication of the audited financial statements that are restated.

We expect to modify our recoupment policy, or otherwise adopt a new policy, to comply with the SEC’s recently issued final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act Wall Street Reform and Consumer Protection Act based on the applicable final Nasdaq listing standards.

Hedging and Pledging Policy

Our insider trading policy prohibits short-selling, trading in options or other derivatives on our shares, and engaging in hedging transactions by all employees (including executive officers) and directors. Our insider trading policy also prohibits our employees and directors from using our shares as collateral for margin accounts or pledging our shares as collateral for loans.

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Compensation Risk Assessment

With the assistance of FW Cook, the Compensation and People Committee reviewed our compensation policies and practices and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation and People Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Compensation and People Committee noted the following features:

•	The Company’s pay levels are generally aligned with market pay levels.
•	The Company’s compensation programs utilize best practices designed to mitigate risk, including:
	•	Balanced mix of short-term cash and long-term equity pay;
	•	Incentive programs that pay out based on a mix of performance metrics over varying time frames;
	•	Long-term incentive program that includes both service-based RSUs and performance-based PSUs;
	•	Incentive programs that have payout caps and reasonable leverage;
	•	Share ownership guidelines and anti-hedging/pledging policies that encourage long-term equity ownership;
	•	Compensation and People Committee having the ability to exercise discretion over formulaic incentive plan outcomes; and
	•	Board-adopted incentive compensation recoupment policy.

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Executive Compensation

The following table sets forth the fiscal years 2021, 2022 and 2023 compensation for:

•	Revathi Advaithi, our Chief Executive Officer;
•	Paul R. Lundstrom, our Chief Financial Officer; and
•	Hooi Tan, Michael P. Hartung, and Scott Offer.

The executive officers included in the Summary Compensation Table are referred to in this proxy statement as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the section titled “Compensation Discussion and Analysis” of this proxy statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(2)	Bonus ($)(3)	Share Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Revathi Advaithi Chief Executive Officer	2023	1,325,000	—	11,020,718	2,815,671	26,607	409,914	15,597,911
	2022	1,281,250	—	10,484,149	2,163,076	—	447,149	14,375,624
	2021	862,500	—	8,970,983	1,419,503	70,759	574,134	11,897,879
Paul R. Lundstrom Chief Financial Officer	2023	731,250	—	2,727,636	1,041,267	—	229,482	4,729,635
	2022	715,000	—	2,427,904	783,605	13,098	167,867	4,107,474
	2021	390,833	500,000	5,550,597	633,633	23,448	477,610	7,576,121
Hooi Tan President, Global Operations and Components(1)	2023	700,000	—	1,983,721	991,683	37	169,244	3,844,685
Michael P. Hartung President, Agility Solutions	2023	731,250	—	1,983,721	1,152,627	14,675	228,846	4,111,119
	2022	715,000	—	1,931,285	661,896	133	276,532	3,584,846
	2021	514,023	—	1,435,354	621,145	174	70,334	2,641,030
Scott Offer Executive Vice President, General Counsel	2023	659,000	—	1,983,721	853,878	—	207,288	3,703,887
	2022	642,550	350,000	2,096,828	640,142	1,349	250,714	3,981,583
	2021	534,820	—	2,093,219	517,769	32,083	155,037	3,332,928

(1)	Mr. Tan was appointed as President, Global Operations and Components effective April 1, 2022. Mr. Tan was based in Singapore for a portion of 2023 and was paid in Singapore dollars. We converted such amounts to United States dollars using a conversion rate of 1.3748, which is the average of the monthly translation rates for fiscal year 2023.
(2)	Includes amounts contributed by executive to deferred compensation plan and 401(k) savings plan accounts.
(3)	The Company historically reported in this column the portion of the deferred compensation accounts that vested during the applicable year. We have updated the historical reporting to exclude such amounts and, in accordance with SEC disclosure rules, will report the amounts credited to the NEOs’ deferred compensation accounts for the applicable year, whether vested or unvested, as All Other Compensation. As a result of such change, the fiscal year 2022 “Bonus” amount has been updated to exclude $2,034,667 for Ms. Advaithi, $154,557 for Mr. Offer and $64,310 for Mr. Hartung, in each case, which reflected the portion of the deferred compensation account that vested during the year.
(4)	Share awards consist of service-based RSUs, adjusted EPS growth PSUs and TSR PSUs. The amounts in this column do not reflect compensation actually received by the NEOs, nor do they reflect the actual value that will be realized by the NEOs. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2021, 2022 and 2023, calculated in accordance with FASB ASC Topic 718.The adjusted EPS growth and TSR PSUs included in this column are at the target number of shares as follows for fiscal year 2023: 296,734 PSUs or $6,020,733 for Ms. Advaithi; 73,442 PSUs or $1,490,138 for Mr. Lundstrom; 53,412 PSUs or $1,083,729 for Mr. Tan; 53,412 PSUs or $1,083,729 for Mr. Hartung; and 53,412 PSUs or $1,083,729 for Mr. Offer.
For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 5 to our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

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(5)	The amounts in this column represent incentive cash bonuses earned in fiscal year 2023. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2023 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(6)	The amounts in this column represent the above-market earnings on the vested portions of the nonqualified deferred compensation account of our NEOs. None of our NEOs participated in any defined benefit or actuarial pension plans in any period presented. For additional information, see the table below entitled “Nonqualified Deferred Compensation in Fiscal Year 2023.” For fiscal year 2022, the amounts were $13,098 for Mr. Lundstrom, $133 for Mr. Hartung, and $1,349 for Mr. Offer. For fiscal year 2021, the amounts were $70,759 for Ms. Advaithi, $23,448 for Mr. Lundstrom, $174 for Mr. Hartung, and $32,083 for Mr. Offer.
(7)	The following table provides a breakdown of compensation included in the “All Other Compensation” column for fiscal year 2023:

Name	Pension/ Savings Plan Company Match Expenses/ Social Security ($)(1)	Medical/ Enhanced Long-Term Disability ($)(2)	Relocation/ Expatriate Assignment Expenses ($)(3)	Tax Reimbursements	Other ($)	Total ($)
Revathi Advaithi	407,593	2,321	—	—	—	409,914
Paul R. Lundstrom	227,205	2,277	—	—	—	229,482
Hooi Tan	94,303	—	74,941	—	—	169,244
Michael P. Hartung	227,205	1,641	—	—	—	228,846
Scott Offer	204,967	2,321	—	—	—	207,288

(1)	The amounts in this column represent the Company’s regular employer matching contributions to the 401(k) saving plan accounts and employer contributions to the deferral accounts (i.e. deferred compensation awards) under the deferred compensation plan.

•	401(k) contributions for Ms. Advaithi and Messrs. Lundstrom, Hartung, and Offer were $12,200, $12,350, $12,350 and $11,896, respectively. The amount of $12,240 for Mr. Tan represents the contribution to the Singapore Provident fund.
•	Deferred compensation plan awards for Ms. Advaithi and Messrs. Lundstrom, Tan, Hartung and Offer were $395,393, $214,855, $82,063, $214,855 and $193,071, respectively.
•	As noted above, the Company historically reported in the “Bonus” column the portion of the deferred compensation accounts that vested during the year rather than reporting in the Summary Compensation Table the portion that was credited to the deferral account for the year. In accordance with SEC disclosure rules, the “All Other Compensation” column for fiscal years 2022 and 2021 have been updated as follows to reflect the amounts credited to the deferred compensation accounts during the applicable year, regardless of whether such amounts were vested or unvested: (i) for fiscal year 2022, the amounts credited were $431,250 for Ms. Advaithi, $153,125 for Mr. Lundstrom, $262,500 for Mr. Hartung, and $235,950 for Mr. Offer and (ii) for fiscal year 2021, the amounts credited were $256,870 for Ms. Advaithi, $350,000 for Mr. Lundstrom, $53,334 for Mr. Hartung, and $140,541 for Mr. Offer.

(2)	The amounts in this column represent the Company’s contributions to the executive long-term disability program, which provides additional benefits beyond the basic employee long-term disability program.
(3)	This amount represents Mr. Tan’s relocation to the Company’s San Jose, California facility.

(8)	Total amounts may not add up due to rounding.

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Grants of Plan-Based Awards in Fiscal Year 2023

The following table presents information about non-equity incentive plan awards and RSU and PSU awards that we granted in our 2023 fiscal year to our NEOs. We did not grant any stock options to our NEOs during our 2023 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)(3)	of Share Awards ($)(4)
Revathi Advaithi	6/01/2022				74,183	148,367	296,734		2,499,984
	6/01/2022				37,091	148,367	296,734		3,520,749
	6/01/2022							296,735	4,999,985
		808,913	2,186,250	4,372,500
Paul R. Lundstrom	6/01/2022				18,360	36,721	73,442		618,749
	6/01/2022				9,180	36,721	73,442		871,389
	6/01/2022							73,442	1,237,498
		299,145	808,500	1,617,000
Hooi Tan	6/01/2022				13,353	26,706	53,412		449,996
	6/01/2022				6,676	26,706	53,412		633,733
	6/01/2022							53,412	899,992
		290,626	785,475	1,570,950
Michael P. Hartung	6/01/2022				13,353	26,706	53,412		449,996
	6/01/2022				6,676	26,706	53,412		633,733
	6/01/2022							53,412	899,992
		271,950	735,000	1,470,000
Scott Offer	6/01/2022				13,353	26,706	53,412		449,996
	6/01/2022				6,676	26,706	53,412		633,733
	6/01/2022							53,412	899,992
		245,310	663,000	1,326,000

(1)	These amounts show the range of possible payouts under our cash incentive programs for fiscal year 2023.The amounts correspond to the range of possible payouts under the incentive bonus plan. The maximum payment represents 200% of the target payment. The threshold payment represents 37% of target payout levels. For the annual incentive bonus plan, the amounts actually earned for fiscal year 2023 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2023 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(2)	Shows the range of estimated future vesting of the adjusted EPS growth and rTSR PSUs granted in fiscal year 2023 under the Flex Ltd. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”). The adjusted EPS growth PSUs cliff vest after three years, with the vesting based upon a yearly EPS measurement period and averaged over the performance period. The maximum payout for each executive officer represents 200% of the target payout levels. The threshold payout for the adjusted EPS growth PSUs for each NEO represents 50% of the target payout. The rTSR PSUs cliff vest after three years, with vesting based on the percentile rank of the Company’s TSR relative to the return of the Company’s TSR peer group. The maximum payout for each executive officer represents 200% of the target payout. The threshold payout for the rTSR PSUs for each NEO represents 25% of target payout. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2023 Executive Compensation—Long-Term Share-Based Incentive Compensation” of this proxy statement.
(3)	Shows the number of service-based RSUs granted in fiscal year 2023 under our 2017 Plan. For each NEO, the RSUs vest in three annual installments at a rate of 33% per year, provided that the executive continues to remain employed on the vesting dates. For additional information, see the section titled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation” of this proxy statement.
(4)	This column shows the grant date fair value of service-based RSUs, adjusted EPS growth PSUs and rTSR PSUs, at the target level, under FASB ASC Topic 718 granted to our NEOs in fiscal year 2023. The grant date fair value is the amount that we will expense in our financial statements over the awards’ vesting schedule. For service-based RSUs and adjusted EPS growth PSUs, the grant date fair value is the closing price of our Ordinary Shares on the grant date. For rTSR PSUs where vesting is contingent on meeting a market condition, the grant date fair value was calculated using a Monte Carlo simulation. Additional information on the valuation assumptions is included in Note 5 of our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table presents information about outstanding share awards held by our NEOs as of March 31, 2023. The table shows information about: (i) service-based RSUs and (ii) PSUs.

The market value of the share awards is based on the closing price of our Ordinary Shares as of March 31, 2023, which was $23.01. For PSUs, the number of unearned shares and the market values shown assume all performance criteria are met at either threshold or maximum depending on performance through March 31, 2023. For additional information on our equity incentive programs, see the section titled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation” of this proxy statement.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Revathi Advaithi	115,102	(3)	2,648,497	230,202	(12)	5,296,948
	97,657	(3)	2,247,088	86,901	(13)	1,999,584
	173,802	(3)	3,999,184	296,734	(14)	6,827,849
	296,735	(3)	6,827,872	43,450	(15)	999,792
	431,226	(4)	9,922,508	98,911	(16)	2,275,950
	11,501	(5)	264,645
	173,801	(6)	3,999,169
	98,911	(7)	2,275,950
Paul R. Lundstrom	105,486	(8)	2,427,233	90,415	(12)	2,080,441
	40,249	(8)	926,129	20,125	(13)	463,069
	73,442	(8)	1,689,900	73,442	(14)	1,689,900
	169,369	(4)	3,897,187	10,062	(15)	231,527
	2,663	(5)	61,287	24,481	(16)	563,300
	40,248	(6)	926,106
	24,481	(7)	563,300
Hooi Tan	6,914	(9)	159,091	18,921	(12)	435,380
	9,461	(9)	217,698	6,841	(13)	157,419
	13,684	(9)	314,869	53,412	(14)	1,229,010
	53,412	(9)	1,229,010	8,690	(15)	199,957
	35,444	(4)	815,575	17,804	(16)	409,670
	905	(5)	20,834
	13,683	(6)	314,838
	17,804	(7)	409,670
Michael P. Hartung	18,417	(10)	423,775	36,832	(12)	847,504
	7,260	(10)	167,053	16,008	(13)	368,344
	32,016	(10)	736,688	53,412	(14)	1,229,010
	53,412	(10)	1,229,010	8,004	(15)	184,172
	68,996	(4)	1,587,587	17,804	(16)	409,670
	2,119	(5)	48,750
	32,016	(6)	736,688
	17,804	(7)	409,670

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	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Scott Offer	26,857	(11)	617,980	53,713	(12)	1,235,944
	22,787	(11)	524,329	17,380	(13)	399,914
	34,761	(11)	799,851	53,412	(14)	1,229,010
	53,412	(11)	1,229,010	8,690	(15)	199,957
	100,619	(4)	2,315,232	17,804	(16)	409,670
	2,300	(5)	52,929
	34,760	(6)	799,828
	17,804	(7)	409,670

(1)	This column includes rTSR PSUs granted in fiscal years 2021, 2022 and 2023, and EPS PSUs granted in fiscal year 2022 and 2023 under the 2017 Plan. Vesting of the rTSR PSUs granted in fiscal year 2021 is based on the Company’s TSR relative to the return of the S&P 500 Index over the 3-year performance period. Vesting of the rTSR PSUs granted in fiscal years 2022 and 2023 is based on the Company’s TSR relative to the return of the Company’s TSR peer group over the 3-year performance period. Vesting of the adjusted EPS growth PSUs granted in fiscal years 2022 and 2023 is based upon the Company’s adjusted EPS growth over the yearly measurement period and averaged over the 3-year performance period.
(2)	The projected payouts of the rTSR PSUs for the 2020-2023 and 2022-2025 cycles are shown at maximum. The projected payout of the adjusted EPS growth PSUs for the 2021-2024 and 2022-2025 cycles are shown at target. The projected payout of the rTSR PSUs for the 2021-2024 cycle is shown at target.
(3)	115,102 shares vest on June 3, 2023; 97,657 shares vest on June 11, 2023; 173,802 shares vest at a rate of 86,901 shares per year for two years, with the first vesting date on June 9, 2023; and 296,735 shares vest at a rate of 98,911 shares per year for three years, with the first vesting date on June 1, 2023.
(4)	Actual payout for Year 1 and Year 2 rTSR PSUs to vest on June 3, 2023.
(5)	Actual payout for Year 1 rTSR PSUs to vest on June 9, 2024.
(6)	Actual payout for Year 1 and Year 2 adjusted EPS growth PSUs to vest on June 9, 2024.
(7)	Actual payout for Year 1 adjusted EPS growth PSUs to vest on June 1, 2025.
(8)	105,486 shares vest on September 15, 2023; 40,249 shares vest at a rate of 20,124 shares per year for two years, with the first vesting date on June 9, 2023; and 73,442 shares vest at a rate of 24,480 shares per year for three years, with the first vesting date on June 1, 2023.
(9)	6,914 shares vest on June 14, 2023; 9,461 shares vest on June 19, 2023; 13,684 shares vest at a rate of 6,842 shares per year for two years, with the first vesting date on June 14, 2023; and 53,412 shares vest at a rate of 17,804 shares per year for three years, with the first vesting date on June 1, 2023.
(10)	18,417 shares vest on June 3, 2023; 7,260 shares vest on June 14, 2023; 32,016 shares vest at a rate of 16,008 shares per year for two years, with the first vesting date of June 9, 2023; and 53,412 shares vest at a rate of 17,804 shares per year for three years with the first vesting date on June 1, 2023.
(11)	26,857 shares vest on June 3, 2023; 22,787 shares vest on June 11, 2023; 34,761 shares vest at a rate of 17,380 shares per year for two years, with the first vesting date of June 9, 2023; and 53,412 shares vest at a rate of 17,804 shares per year for three years, with the first vesting date on June 1, 2023.
(12)	Remaining rTSR PSUs vest on June 3, 2023 assuming a maximum payout.
(13)	Remaining rTSR PSUs vest on June 9, 2024 assuming a target payout.
(14)	Remaining rTSR PSUs vest on June 1, 2025 assuming a maximum payout.
(15)	Remaining adjusted EPS growth PSUs vest on June 9, 2024 assuming a target payout.
(16)	Remaining adjusted EPS growth PSUs vest on June 1, 2025 assuming a target payout.

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Shares Vested in Fiscal Year 2023

The following table presents information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards in the form of RSUs and PSUs during fiscal year 2023 and the value realized, in each case before payment of any applicable withholding tax and broker commissions. There were no option exercises by our NEOs in 2023 and the NEOs do not hold any unexercised options.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Revathi Advaithi	1,080,908	17,083,802
Paul R. Lundstrom	125,609	2,244,149
Hooi Tan	95,669	1,543,253
Michael P. Hartung	103,326	1,669,961
Scott Offer	262,407	4,133,133

(1)	The amounts in this column reflect the aggregate dollar amount realized upon the vesting of RSUs determined by multiplying the number of Ordinary Shares underlying such awards by the market value of the underlying shares on the vesting date.

Pension Benefits in Fiscal Year 2023

Our NEOs do not receive any compensation in the form of pension benefits.

Nonqualified Deferred Compensation in Fiscal Year 2023

Each of our NEOs participates in our 2010 Deferred Compensation Plan. Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Beginning in fiscal year 2011, we replaced our existing deferred compensation plans with the 2010 Deferred Compensation Plan. Under the 2010 plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The Company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Under this plan, we may also make annual contributions, in amounts up to 37.5% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), which will cliff vest after four years. For these annual contributions, 50% of the funding is paid as a percent of base salary and the remaining 50% is performance-based, up to a maximum of 150%.This aligns to the distribution of performance and time-based elements in our long-term compensation programs. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the 2010 Deferred Compensation Plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

Under our deferred compensation plan, we entered into trust agreements providing for the establishment of irrevocable trusts into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in our deferred compensation plan are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

For a discussion of the contributions granted to each of the NEOs and their vesting terms, including vesting upon the executive’s termination or a change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2023 Executive Compensation—Deferred Compensation Awards” of this proxy statement and “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

The following table presents information for fiscal year 2023 about: (i) contributions to the NEOs’ deferred compensation plan accounts by the executive; (ii) contributions to the NEOs’ deferred compensation plan accounts by the Company; (iii) aggregate earnings (or losses) on the deferred compensation plan accounts; (iv) aggregate withdrawals and distributions from the deferred compensation plan accounts; and (v) the deferred compensation plan account balances as of the end of the fiscal year. For fiscal year 2023, Ms. Advaithi and Messrs. Hartung, Lundstrom and Offer each received deferred cash awards with a value that averaged approximately 29.8% of their respective fiscal year 2022 base salaries. Mr. Tan received a deferred cash award with a value of 14.9% of his fiscal year 2022 base salary.

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Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(4)
Revathi Advaithi	—	395,393	26,607	—	1,110,380
Paul R. Lundstrom	—	214,855	(43,521)	—	711,005
Hooi Tan	—	82,063	37	(52,934)	280,520
Michael P. Hartung	—	214,855	14,675	(64,288)	607,501
Scott Offer	97,295	193,071	(11,947)	(163,194)	739,730

(1)	Reflects the salary payments deferred by our NEOs during the fiscal year. These amounts are included in the Summary Compensation Table under the “Salary”” column, as applicable.
(2)	These amounts represent contributions under the 2010 Deferred Compensation Plan. These awards cliff vest after four years. These awards have vested under this plan as of March 31, 2023. These amounts, including any earnings or losses thereon, will be reported under the “All Other Compensation” column of the Summary Compensation Table. For additional information on these contributions and their vesting terms, including vesting upon the executive’s termination or change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2023 Executive Compensation—Deferred Compensation Awards” and “Executive Compensation—Potential Payments Upon Termination or Change of Control” of this proxy statement.
(3)	Reflects earnings (or losses) for each NEO on both the vested and unvested portions of the executive’s deferred compensation account(s). The above-market portion of the earnings on the vested portion of the executive’s deferred compensation account(s) is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.
(4)	The amount in this column with respect to Mr. Offer includes the sum of the amounts that Mr. Offer deferred in prior years and previously reported as compensation in the Summary Compensation Table in respect of the applicable year (i.e., $238,703). No other NEOs are voluntarily contributing to the 2010 Deferred Compensation Plan. The aggregate balance at fiscal year-end reported through 2022 is in the amounts of $688,306 for Ms. Advaithi, $539,270 for Mr. Lundstrom, $442,212 for Mr. Hartung, and $721,799 for Mr. Offer.

Potential Payments Upon Termination or Change of Control

As described in the section titled “Compensation Discussion and Analysis” of this proxy statement, our NEOs do not have employment agreements with us. Our NEOs are eligible for certain termination and change of control benefits under our Executive Severance Plan, the 2010 Deferred Compensation Plan and under our equity incentive plans. Additionally, severance benefits for Ms. Advaithi were included in her employment offer letter.

Acceleration of Vesting of Deferred Compensation

If the employment of any participant in the 2010 Deferred Compensation Plan is involuntarily terminated by the Company without cause or is terminated by the executive with good reason within two years following a change of control (as defined in the 2010 Deferred Compensation Plan), the entire unvested portion of the deferred compensation account of the NEO will vest.

Acceleration of Vesting of Equity Awards

The number of unvested equity awards held by each NEO as of March 31, 2023 is listed above in the Outstanding Equity Awards at 2023 Fiscal Year-End table. All unvested outstanding equity awards held by our NEOs at the end of fiscal year 2023 were granted under the 2017 Plan, which provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change of control of the Company. The terms of these benefits are described below.

Treatment of Certain Awards Upon Retirement

Subject to any waiver by the Compensation and People Committee, all unvested RSU awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the Company for any reason. However, certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Plan starting in June 2020 provide that if a plan participant ceases to provide services to the Company due to a qualifying retirement (meaning a voluntary termination of service after the participant has attained the age of fifty-five (55) years; completed at least five (5) years of service as an employee of the Company; and the sum of age and service is equal to at least 65), then the award will not terminate. RSUs would continue to vest, and a pro-rata number for the length of time employed during the performance period shall be issued to the participant at the end of the performance cycle for rTSR PSUs and adjusted EPS growth PSUs. Among our NEOs, only Mr. Hartung meets the retirement criteria.

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Treatment of Certain Awards Upon Death or Disability

Certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Plan starting in June 2020 provide that if a plan participant ceases to provide services to the Company due to death or disability, then the awards will accelerate after the qualifying termination. RSUs will immediately vest. rTSR PSUs and adjusted EPS growth PSUs will be prorated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.

Double-Trigger Vesting Upon a Change of Control

Our equity incentive plans are “double trigger” plans, meaning that unvested RSU awards vest immediately only if (i) there is a change of control of the Company and (ii)(x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) if provided by the Compensation and People Committee as described below, the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change of control.

Under the terms of the 2017 Plan, unless otherwise provided in the applicable award agreement or other agreement between the Company and the participant, in the event of a change of control of the Company (as defined in the Plan) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Where awards under the Plan are assumed or continued after a change of control, the Compensation and People Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period following the effective date of such change of control. If the Compensation and People Committee so determines, immediately upon an involuntary termination of service following a change of control all forfeiture restrictions on such award will lapse.

2019 Executive Severance Plan

On January 17, 2019, the Compensation and People Committee adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”). The Severance Plan covers senior level employees of the Company, including the Company’s Chief Financial Officer and other NEOs, but not including the Company’s Chief Executive Officer. Under the Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (each such term as defined in the Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

•	continuation of base salary and benefits coverage during the transition period provided in the Transition Agreement and pro rata payment of annual bonus;
•	continued vesting of RSUs, PSUs and deferred compensation awards during the transition period; and
•	following the transition period, accelerated vesting of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period.

During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

There are no tax gross-ups in the severance plan.

CEO Severance Benefits

Pursuant to the terms of the CEO offer letter, dated February 11, 2019, in the event of a termination of employment by the Company without “cause” or by the CEO for “good reason” (each such term as defined in the Severance Plan), the CEO will receive the following benefits:

•	continuation of base salary, target bonus and benefits coverage for 24 months; and
•	2 years continued vesting of outstanding RSUs, PSUs, and deferred compensation awards.

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Potential Payments Upon Termination or Change of Control as of March 31, 2023

The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO as a result of (i) the accelerated vesting of deferred compensation in the case of a change of control with a termination of employment, (ii) the accelerated vesting of restricted and performance share unit awards in the event of a change of control if such awards are not assumed by the successor company in connection with the change of control, (iii) involuntary termination without cause or voluntary termination for good reason under the Company’s Severance Plan, (iv) retirement, or (v) death or disability.

Calculations for this table assume that the triggering event took place on March 31, 2023, the last business day of fiscal year 2023, and are based on the price per share of our Ordinary Shares on such date, which was $23.01.The following table does not include potential payouts under our NEOs’ nonqualified deferred compensation plans relating to vested benefits.

Name	Change in Control with Termination ($)	Change in Control and No Assumption of Award ($)(1)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)(2)	Retirement ($)(3)	Death or Disability ($)(4)
Revathi Advaithi
Base Salary Continuation(5)	2,650,000	—	2,650,000	—	—
Benefits Continuation(5)	46,233	—	46,233	—	—
Bonus Payments(5)	5,001,921	—	5,001,921	—	2,815,671
Vesting of Deferred Compensation(5)(6)	706,151	—	263,655	—	1,110,380
Vesting of Service-based RSUs(5)	13,446,676	15,722,641	13,446,676	—	13,475,553
Vesting of Performance-based RSUs(5)	13,944,175	20,772,024	13,944,175	—	18,412,226
Total(11)	35,795,157	36,494,665	35,352,661	—	35,813,830
Paul R. Lundstrom
Base Salary Payment Continuation(7)	735,000	—	735,000	—	—
Benefits Continuation(7)	21,750	—	21,750	—	—
Bonus Payments(8)	1,041,267	—	1,041,267	—	1,041,267
Vesting of Deferred Compensation(6)	498,072	—	361,523	—	711,005
Vesting of Service-based RSUs(9)	4,479,955	5,043,263	4,479,955	—	5,043,263
Vesting of Performance-based RSUs(9)	3,120,662	6,199,745	3,120,662	—	6,176,346
Total(11)	9,896,706	11,243,008	9,760,157	—	12,971,881
Hooi Tan
Base Salary Payment Continuation(7)	700,000	—	700,000	—	—
Benefits Continuation(7)	2,363	—	2,363	—	—
Bonus Payments(8)	991,683	—	991,683	—	991,683
Vesting of Deferred Compensation(6)	192,675	—	116,163	—	217,294
Vesting of Service-based RSUs(9)	1,510,998	1,920,668	1,510,998	—	1,761,577
Vesting of Performance-based RSUs(9)	653,070	2,354,337	653,070	—	1,711,588
Total(11)	4,050,788	4,275,005	3,974,277	—	4,682,142

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Name	Change in Control with Termination ($)	Change in Control and No Assumption of Award ($)(1)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)(2)	Retirement ($)(3)		Death or Disability ($)(4)
Michael P. Hartung
Base Salary Payment Continuation(7)	735,000	—	735,000	—		—
Benefits Continuation(7)	21,735	—	21,735	—		—
Bonus Payments(8)	1,152,627	—	1,152,627	—		1,152,627
Vesting of Deferred Compensation(6)	387,845	—	118,499	543,745		543,745
Vesting of Service-based RSUs(9)	2,146,856	2,556,526	2,146,856	2,389,473		2,389,473
Vesting of Performance-based RSUs(9)	1,271,256	3,605,299	1,271,256	2,202,103	(10)	3,095,802
Total(11)	5,715,320	6,161,825	5,445,973	5,135,321		7,181,647
Scott Offer
Base Salary Payment Continuation(7)	663,000	—	663,000	—		—
Benefits Continuation(7)	15,473	—	15,473	—		—
Bonus Payments(8)	853,878	—	853,878	—		853,878
Vesting of Deferred Compensation(6)	542,344	—	323,309	—		560,675
Vesting of Service-based RSUs(9)	2,761,499	3,171,169	2,761,499	—		2,646,840
Vesting of Performance-based RSUs(9)	1,853,916	4,282,667	1,853,916	—		4,032,878
Total(11)	6,690,110	7,453,836	6,471,075	—		8,094,270

(1)	The amounts shown represent the estimated value of the accelerated vesting of RSUs and PSUs (at target) following a change of control under the terms of our equity incentive plans, which assumes that such RSUs are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate; provided, that the Compensation and People Committee may determine that awards under the Plans may be accelerated if the executive is involuntarily terminated within a certain period (not to exceed 18 months) following a change of control. PSUs may be accelerated on a pro-rata basis following a change of control. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our Ordinary Shares on March 31, 2023, the assumed date of the triggering event.
(2)	The amounts shown represent the estimated value of amounts payable under the Severance Plan subject to the participant entering into and complying with a Transition Agreement, except for Ms. Advaithi whose severance benefits are described in the “CEO Severance Benefits” section on page 85.
(3)	For termination of service due to retirement, (i) RSUs granted starting in June 2020 will continue to vest; (ii) the PSUs will not terminate; and (iii) a pro-rata number of vested shares shall be issued to the executive upon the vesting of the award pursuant to achieving the performance criteria at the end of the original performance period. The amounts reported assume vesting at 100% of target shares. As of the fiscal year ended March 31, 2023, among our NEOs only Mr. Hartung was retirement eligible.
(4)	For termination of service due to death or disability, (i) RSUs granted starting in June 2020 will immediately vest in full, and (ii) PSUs granted starting in June 2020 will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.
(5)	Represents two years’ continued payment of base salary and two years of target annual bonus amount, two years’ continued vesting of outstanding equity awards and deferred compensation, two years’ continued benefits coverage, and deferred compensation awards,
(6)	The amount shown represents the portion of the unvested balance of the executive’s deferred compensation account that would vest in the event the executive is terminated by the Company without cause or resigns with good reason following a change of control of the Company (as defined in the 2010 Deferred Compensation Plan) or the amount that would continue vesting upon an executive’s retirement. No executive’s deferred compensation account will vest upon a change of control (without any termination following such change of control).
(7)	Assumes a 12-month transition period for illustrative purposes (actual transition period length may differ), during which the Company would continue base salary payments and maintain benefits.
(8)	Represents payment of a pro-rated portion of the participant’s annual bonus.
(9)	Includes RSUs and PSUs that vest between April 1, 2023 to March 31, 2024. For death and disability, PSUs granted starting in June 2020 will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.
(10)	The amount shown is prorated for retirement and represent TSR-based and adjusted EPS growth-based performance shares at target through March 31, 2023.
(11)	Total amounts may not add up due to rounding.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are providing the following disclosure about the median annual total compensation of our employees in relation to the annual total compensation of our Chief Executive Officer.

For the fiscal year ended March 31, 2023, we had revenues of $30.3 billion. Flex’s physical infrastructure includes over 100 facilities in approximately 30 countries across four continents, staffed by approximately 172,000 employees, providing customers with truly global scale and strategic geographic distribution capabilities to meet their market needs. We have established an extensive network of manufacturing facilities in the world’s major consumer and enterprise markets (Asia, the Americas, and Europe) to serve the growing outsourcing needs of both multinational and regional customers. To better understand the following pay ratio disclosure, it is important to recognize that our compensation programs are designed to reflect local market practices across our global operations. We offer market-based competitive wages and benefits in all geographies in which we operate. Our CEO’s compensation is structured to align pay with performance, with pay levels set in line with our peers that are companies of similar size and scale complexity.

Fiscal Year 2023 Pay Ratio

•	The annual total compensation of our median employee among all non-contractor employees (excluding the CEO) was $10,237.
•	Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $15,597,911.

Based on this information, the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee was 1524 to 1.

The pay ratio disclosed above is a reasonable estimate, calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio disclosed by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Moreover, there are a number of factors that make a meaningful comparison of pay ratios difficult, such as industry-specific pay differentials, the geographic location of employee populations, and the size and nature of a company’s manufacturing operations.

Identification of the Median Employee

For purposes of identifying our median employee, we used target total annual cash compensation multiplied by the FTE % factor as reflected in our global human resources information system, such that those that only work part-time were included at the part-time pay rate and not converted to a full-time equivalent pay level. We excluded contractors and agency workers from the selection of median employee. We selected this compensation approach because it captures both base salary as well as bonuses and other cash payments that may be provided to employees in our varying work geographies. We measured actual compensation for the median employee using the 12-month period ended March 31, 2023. No cost-of-living adjustments were made.

Our median employee is a full-time, salaried employee working in Mexico. The employee’s annual total compensation in 2023 was $10,237. For purposes of this disclosure, we converted the employee’s total compensation from Mexican Pesos to U.S. dollars using the exchange rate 18.1165 MXN to 1 USD as of March 31, 2023, a slight decrease from 19.9933 in 2022.

Calculation of Median Employee’s Compensation and CEO’s Annualized Compensation

In determining the annual total compensation in 2023 of approximately $10,237 for our median employee, as required by SEC rules, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO’s total compensation for fiscal year 2023 in the Summary Compensation Table.

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Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of SEC Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid and certain financial performance measures of the Company for the fiscal years shown.

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year (a)	Summary Compensation Table Total ($) (b)	Compensation Actually Paid to CEO ($) (c)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (d)	Average Compensation Actually Paid to Non-CEO NEOs ($) (e)	Flex TSR ($) (f)	Peer Group TSR ($) (g)	GAAP Net Income ($ Millions) (h)	Adjusted EPS ($) (I)
2023	15,597,911	30,258,936	4,097,332	7,197,637	275	301	793	2.36
2022	14,375,624	16,510,494	4,015,753	4,098,165	221	218	936	1.96
2021	11,897,879	31,441,187	4,577,458	8,040,590	219	193	613	1.57

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for the CEO for the respective years shown.

Column (c).“Compensation actually paid” to the CEO in each of FY23, FY22 and FY21 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by the Compensation and People Committee in regards to the CEO’s compensation for each fiscal year, please see the “Compensation Discussion & Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Fiscal Year CEO	2021	2022	2023
SCT Total Compensation ($)	$11,897,879	$14,375,624	$15,597,911
Less: Stock Award Values Reported in SCT for the Covered Year ($)	$8,970,983	$10,484,149	$11,020,718
Plus: Fair Value for Stock Awards Granted in the Covered Year ($)	$16,629,811	$11,372,194	$16,892,976
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	$11,080,893	$1,275,446	$10,802,925
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	$874,347	$(28,621)	$(1,987,549)
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	$0	$0	$0
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	$70,759	$0	$26,607
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	$0	$0	$0
Compensation Actually Paid ($)	$31,441,187	$16,510,494	$30,258,936

Equity Valuations:

•	Performance share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance.
	•	The fair value of performance share units assumes estimated performance results as of the end of each reporting year for applicable internal metrics, and the Monte Carlo value of target-level performance for the market metrics in accordance with FASB ACS 718.
	•	Consistent with FASB ASC 718, the fair value of EPS-based performance share units is based on the estimated number of units to vest and Flex’s stock price as of each measurement date, while the fair value of TSR-based performance share units is based on the target number of units and a Monte Carlo fair value, derived as of each measurement date. For both performance share awards, the vest date fair value is equal to the number of units that actually vested and Flex’s stock price on that date.
•	Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant.
	•	The fair value of time-based restricted unit grants as of the end of each reporting period are calculated using the Monte Carlo value of stock price in accordance with FASB ACS 718.
	•	Also consistent with FASB ASC 718, the fair value of time-based restricted stock units is based on Flex’s stock price on each interim and final measurement date.

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Column (d). The following non-CEO NEOs (collectively, the “Non-CEO NEOs”) are included in the average figures shown:

•	FY21: Francois P. Barbier, Christopher Collier, Michael P. Hartung, Paul Humphries, Paul R. Lundstrom, and Scott Offer
•	FY22: Francois P. Barbier, Michael P. Hartung, Paul R. Lundstrom, and Scott Offer
•	FY23: Michael P. Hartung, Paul R. Lundstrom, Scott Offer, and Hooi Tan

Column (e). Average “compensation actually paid” for our non-CEO NEOs in each of FY23, FY22 and FY21 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by our Compensation and People Committee in regards to the non-CEO NEOs’ compensation for each fiscal year, please see the “Compensation Discussion and Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Fiscal Year	2021	2022	2023
Non-CEO NEOs	See Column (d) Note	See Column (d) Note	See Column (d) Note
SCT Total Compensation ($)	$4,577,458	$4,015,753	$4,097,332
Less: Stock Award Values Reported in SCT for the Covered Year ($)	$2,945,442	$2,262,366	$2,169,700
Plus: Fair Value for Stock Awards Granted in the Covered Year ($)	$3,982,037	$2,453,994	$3,325,800
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Years ($)	$1,587,667	$165,239	$2,187,616
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year ($)	$2,003,436	$(270,811)	$(239,733)
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	$(870,216)	$0	$0
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	$294,349	$3,645	$3,678
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	$0	$0	$0
Compensation Actually Paid ($)	$8,040,590	$4,098,165	$7,197,637

Equity Valuations:

•	Performance share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance.
	•	The fair value of performance share units assumes estimated performance results as of the end of each reporting year for applicable internal metrics, and the Monte Carlo value of target-level performance for the market metrics in accordance with FASB ACS 718.
	•	Consistent with FASB ASC 718, the fair value of EPS-based performance share units is based on the estimated number of units to vest and Flex’s stock price as of each measurement date, while the fair value of TSR-based performance share units is based on the target number of units and a Monte Carlo fair value, derived as of each measurement date. For both performance share awards, the vest date fair value is equal to the number of units that actually vested and Flex’s stock price on that date.
•	Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant.
	•	The fair value of time-based restricted unit grants as of the end of each reporting period are calculated using the Monte Carlo value of stock price in accordance with FASB ACS 718.
	•	Also consistent with FASB ASC 718, the fair value of time-based restricted stock units is based on Flex’s stock price on each interim and final measurement date.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Flex for the measurement periods ending on March 31 of each of 2023, 2022 and 2021, respectively.

Column (g). For the relevant fiscal year, represents the cumulative TSR of the peer group consisting of Benchmark Electronics, Celestica Inc., Jabil Inc., and Sanmina Corporation (“Peer Group TSR”) for the measurement periods ending on March 31 of each of 2023, 2022 and 2021, respectively.

Column (h). Reflects “Net Income” in the Company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended March 31, 2023, 2022 and 2021, respectively.

Column (i). Company-selected Measure is Adjusted Earnings Per Share (EPS) which is described below. Adjusted EPS is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation of GAAP to non-GAAP financial measures.

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Flex’s Pay for Performance Alignment

Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other NEOs in FY21, FY22 and FY23 to (1) TSR of both Flex and the Peer Group TSR, (2) Flex’s net income, and (3) Flex’s Adjusted EPS.

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Listed below are the performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our NEOs, for FY23, to Company performance.

Measure	Nature
Stock Price	Financial
Relative TSR	Financial
Adjusted EPS Growth	Financial

“Compensation actually paid” (also referred to as “CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the tables based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. For a discussion of how our Compensation and People Committee assessed Flex’s performance and our NEOs’ pay each year, see the “Compensation Discussion and Analysis” section in this proxy statement and in the proxy statements for FY21 and FY22.

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Proposal No. 5: Ordinary Resolution to Approve the Amendment and Restatement of the Flex Ltd. 2017 Equity Incentive Plan

We are asking our shareholders to approve the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan (the “Plan”). Our Board approved the amended and restated Plan on June 14, 2023, upon the recommendation of our Compensation and People Committee, and subject to the approval of our shareholders. The proposed material changes to the terms of the Plan are described in “Proposed Amendments” below. The amended and restated Plan is attached as Annex B to this Proxy Statement (the “Amended 2017 Plan”).

The Plan was originally approved by our Board on June 29, 2017 and by our shareholders at our 2017 annual general meeting on August 15, 2017. Our Board subsequently approved an amendment and restatement of the Plan (the “2020 Restatement”) on June 3, 2020, and the 2020 Restatement became effective as of August 7, 2020, at which time the 2020 Restatement was approved by our shareholders.

The Plan is our sole plan under which equity awards of our Ordinary Shares may be granted. The Plan has not been amended since our shareholders approved the 2020 Restatement on August 7, 2020.As of March 31, 2023, there were 11,831,949 Ordinary Shares remaining available for the grant of equity awards under the Plan. If the Amended 2017 Plan is approved, the total number of Ordinary Shares remaining available for grant after the effective date of the Amended 2017 Plan will be 28,131,949 Ordinary Shares (including the 11,831,949 Ordinary Shares that remained available as of March 31, 2023, plus 16,300,000 newly requested Ordinary Shares), less one share for every one share that is subject to an award granted under the Plan after March 31, 2023 and prior to the effective date of the Amended 2017 Plan.

Key Features of the Amended 2017 Plan

The Amended 2017 Plan maintains the following provisions which are designed to serve shareholders’ interests:

•	Limitation on Individual Grants. The Amended 2017 Plan limits the number of shares subject to an award (or awards) granted to a single participant in any one calendar year to 10,000,000 (or, for cash settled awards, an amount equal to 10,000,000 multiplied by the average daily trading price of the Company’s shares during the preceding calendar year).
•	No “Evergreen” Provision. Shares authorized for issuance under the Amended 2017 Plan cannot be automatically replenished.
•	No Single Trigger Accelerated Vesting upon a Change of Control. The Amended 2017 Plan does not provide for a single trigger accelerated vesting of equity awards upon a change of control.
•	Limitation on Term of Stock Options. The maximum term of each stock option is ten (10) years for employees (other than employees of certain “Affiliates” (as defined in the Amended 2017 Plan), who are subject to a five-year maximum term for stock options), other than certain employees holding incentive stock options, if applicable, who are subject to a five-year maximum term for such options, and five (5) years for non-employee directors, consultants and employees of certain Affiliates.
•	Limitation on Awards to Non-Employee Directors. The aggregate value of cash compensation and grant date fair market value of shares that may be paid or granted during any calendar year to a non-employee director is limited to $800,000.
•	No Dividends or Dividend Equivalents Paid on Unvested Awards. No dividends or dividend equivalents may be paid with respect to an award prior to the vesting of such award.
•	No Repricing or Regranting of Awards. The Amended 2017 Plan does not permit, without shareholder approval, the repricing or regranting of any previously granted award, through cancellation or by lowering the exercise price for such award.
•	No Liberal Share Recycling. Only shares subject to awards (including any previous outstanding grants made under any Prior Plan (as defined in the Amended 2017 Plan)) that are terminated, forfeited, canceled, expired, lapsed or settled in cash are permitted to be added back to the Amended 2017 Plan’s share reserve. Shares which are withheld to satisfy the exercise price or withholding taxes related to an award will not become available for issuance for future awards under the Amended 2017 Plan.
•	One-Year Minimum Vesting Period. The Amended 2017 Plan imposes a one-year minimum vesting period on awards granted under the plan, except that share-based awards that do not satisfy this one-year minimum vesting requirement may be granted in an aggregate amount that does not exceed 5% of the total shares reserved and available for grant and issuance under the plan.
•	Clawback Feature. All awards granted under the Amended 2017 Plan will be subject to recoupment in accordance with our Executive Incentive Compensation Recoupment Policy, as such policy may be amended, and any other clawback policy that we adopt in the future, including any clawback policy we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

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Proposed Amendments

The following is a summary of the material changes to the Plan to be made as part of the amendment and restatement of the Plan. These changes are being submitted for shareholder approval at the 2023 annual general meeting and will not be effective unless our shareholders approve the Amended 2017 Plan.

Authorization of Additional Shares

The total number of Ordinary Shares reserved and available for grant and issuance pursuant to the Amended 2017 Plan will be 28,131,949 Ordinary Shares, less one share for every one share that is subject to an award granted under the Plan after March 31, 2023 and prior to the effective date of the Amended 2017 Plan. We believe that the share reserve under the Amended 2017 Plan, as proposed, is essential to our continued ability to attract, retain and incentivize talented employees and therefore is in the best interests of the Company and our shareholders. Based on the current range of our stock price and after carefully forecasting our anticipated needs for the next few years, we believe that the share reserve under the Amended 2017 Plan should be sufficient to fund our long-term incentive compensation awards for approximately the next two to three years under our current operating assumptions. However, while this forecast is based on current operating assumptions that we believe to be reasonable, there can be no guarantee that future events, including changes in future business conditions and our stock price, won’t require us to grant equity awards more rapidly or slowly than currently expected.

Extend the Term

The Amended 2017 Plan will have a term of ten (10) years from the date it is approved by our shareholders at the 2023 annual general meeting.

Determination of Additional Shares Amount

As of March 31, 2023, there were 11,831,949 Ordinary Shares remaining available for the grant of equity awards under the Plan. If the Amended 2017 Plan is approved, the total number of Ordinary Shares remaining available for grant after the effective date of the Amended 2017 Plan will be 28,131,949 Ordinary Shares (including the 11,831,949 Ordinary Shares that remained available as of March 31, 2023, plus 16,300,000 newly requested Ordinary Shares), less one share for every one share that is subject to an award granted under the Plan after March 31, 2023 and prior to the effective date of the Amended 2017 Plan. We believe that the additional shares requested to be reserved for issuance under the Amended 2017 Plan is in the best interests of the Company and our shareholders because of the continuing need to provide equity awards that are competitive in the market for talent that is capable of delivering innovative technology solutions with world class manufacturing and supply chain expertise, and to give recognition to the contributions made or to be made by non-employee directors to the success of the Company.

In determining the appropriate additional share amount for inclusion in the Amended 2017 Plan, the Compensation and People Committee reviewed an analysis, which took into account burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the Amended 2017 Plan. The analysis, which is based on generally accepted evaluation methodologies used by proxy advisory firms, concluded that the number of shares under the Amended 2017 Plan is within generally accepted standards as measured by an analysis of the plan cost relative to industry standards.

The following table sets forth information about outstanding awards and Ordinary Shares that may be issued under the Company’s equity plans as of March 31, 2023.

Plan Name(1)	Number of RSUs Outstanding	Number of PSUs Outstanding(2)	Number of Options Outstanding(3)	Number of Shares Available for Grants
2017 Equity Incentive Plan	12,362,219	2,986,396	—	11,831,949
NEXTracker 2014 Equity Incentive Plan	—	—	67,608	—
Total	12,362,219	2,986,396	67,608	11,831,949
(1)	In connection with the acquisition of Nextracker Inc. on September 28, 2015, we assumed the Nextracker, Inc. 2014 Equity Incentive Plan during fiscal year 2016.
(2)	Represents performance RSUs outstanding at the target amount.
(3)	The weighted average exercise price and weighted average remaining term for outstanding options under the equity plans are as follows: Nextracker, Inc. 2014 Equity Incentive Plan - $7.70 and 2.50 years, respectively.

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A company’s burn rate is equal to the total number of equity awards the company granted in a fiscal year divided by the weighted average total issued Ordinary Shares for the year. The Company’s three-year average burn rate for fiscal years 2023, 2022 and 2021 was approximately 1.86%, as further detailed in the table below. We will continue to monitor our equity use in future years to ensure that our burn rate is maintained within competitive market norms.

Fiscal Year	Stock Options Granted (a)	Full-Value Awards Granted (b)	Total (a)+(b)	Weighted Average Ordinary Shares Outstanding	Burn Rate
2023	—	8,416,650	8,416,650	454,206,521	1.85
2022	—	7,276,643	7,276,643	476,217,368	1.53
2021	—	10,982,109	10,982,109	499,034,192	2.20
Three-Year Average	—	8,891,801	8,891,801	476,486,027	1.86

Summary of the Amended 2017 Plan

The principal provisions of the Amended 2017 Plan are summarized below. This summary is not a complete description of the Amended 2017 Plan’s provisions and is qualified in its entirety by reference to the Amended 2017 Plan, which is attached to this proxy statement as Annex B.

Term of the Amended 2017 Plan

Unless terminated earlier, the Amended 2017 Plan will continue until ten (10) years from the date it is approved by our shareholders at the 2023 annual general meeting.

Eligibility

All of our employees and directors and those of our subsidiaries and affiliates, including officers, members of our Board of Directors (including both employee and non-employee directors), and consultants of the Company and our subsidiaries and affiliates, are eligible to be selected as award recipients under the Amended 2017 Plan. By approving the Amended 2017 Plan, shareholders would be approving the potential grant of awards to the aforesaid categories of eligible persons, in accordance with the rules of the Amended 2017 Plan and subject to the applicable limits therein. A participant in the Amended 2017 Plan may not receive awards for more than 10,000,000 Ordinary Shares (or if settled in cash, an amount equal to 10,000,000 multiplied by the average daily trading price of the Company’s Ordinary Shares during the preceding calendar year) in the aggregate per calendar year under the Amended 2017 Plan. Awards under the Amended 2017 Plan will generally be exercisable or payable only while the participant is an employee, director or consultant, as applicable. However, certain awards may be paid or exercised following certain terminations of service, a change of control event, or the retirement, death or disability of the participant.

As of the record date of June 5, 2023, approximately 1,950 employees, including seven (7) executive officers, and ten (10) non-employee directors were eligible to participate in the Plan and would continue to be eligible to participate in the Amended 2017 Plan. Flex uses consultants from time to time, but our historical practice has not been to grant awards to consultants.

Administration

The Amended 2017 Plan is administered by the Compensation and People Committee of our Board. The Compensation and People Committee has complete discretion, subject to the provisions of the Amended 2017 Plan, to select each eligible individual to whom awards will be granted and to determine the type and amount of awards to be granted, the timing of such awards, and the other terms and conditions of awards granted under the Amended 2017 Plan. Under the terms of the Amended 2017 Plan, the Compensation and People Committee may delegate its authority under the Amended 2017 Plan to a committee of the Board or to one or more officers of the Company, except for awards granted to Section 16 officers or directors of the Company. The Compensation and People Committee also has the power to interpret the Amended 2017 Plan and award agreements thereunder, to establish rules and regulations relating to the Amended 2017 Plan, and to make all other determinations necessary or advisable for administering the Amended 2017 Plan.

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Available Awards

The Amended 2017 Plan authorizes the Company to provide equity-based compensation in the form of: (i) stock options, including incentive stock options entitling the option holder to favorable tax treatment under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); (ii) restricted share units; (iii) share appreciation rights; (iv) performance share awards and performance units; and (v) other share-based awards that are not inconsistent with the Amended 2017 Plan. Each type of award is described below under the section captioned “Types of Awards Authorized Under the Amended 2017 Plan.” Each award granted under the Amended 2017 Plan will be evidenced by an award agreement that sets forth the terms, conditions and limitations applicable to such award as determined by the Compensation and People Committee in its discretion.

Minimum One-Year Vesting Period

All awards shall have a minimum vesting period of one year, except that awards that do not satisfy this minimum vesting period requirement may be granted in an aggregate amount that does not exceed 5% of the total shares reserved for grant and issuance under the Amended 2017 Plan (as determined under “Shares Available for Awards” and “Share Counting” below), provided that under the Amended 2017 Plan the following shall be excluded from this requirement: (i) substitute awards; (ii) awards to non-employee directors granted on or about the date of an annual general meeting of shareholders that vest on the day of or the day prior to the next annual general meeting of shareholders which is at least fifty (50) weeks after the preceding year’s annual general meeting; and (iii) Ordinary Shares delivered in lieu of fully earned non-employee directors cash compensation obligations.

Shares Available for Awards

If the Amended 2017 Plan is approved, the total number of Ordinary Shares remaining available for grant after the effective date of the Amended 2017 Plan will be 28,131,949 Ordinary Shares (including the 11,831,949 Ordinary Shares that remained available as of March 31, 2023, plus 16,300,000 newly requested Ordinary Shares), less one share for every one share that is subject to an award granted under the Plan after March 31, 2023 and prior to the effective date of the Amended 2017 Plan. The Amended 2017 Plan will remain the sole plan under which equity grants relating to our Ordinary Shares may be made on or after the effective date of the Amended 2017 Plan.

Valuation

The fair market value of our Ordinary Shares on any relevant date under the Amended 2017 Plan is the closing sales price per share on that date as quoted on the Nasdaq Global Select Market. As of June 5, 2023, the closing price of our Ordinary Shares as quoted on the Nasdaq Global Select Market was $25.87 per share.

Share Counting

Under the Amended 2017 Plan, each Ordinary Share that is subject to any award will count against the aggregate Amended 2017 Plan limit as one Ordinary Share. To the extent that an award (including any previously outstanding grants made under any Prior Plan (as defined in the Amended 2017 Plan)) terminates, is forfeited, is canceled, expires, lapses for any reason, or is settled in cash, any Ordinary Shares under such award in respect of such termination, forfeiture, cancellation, expiration, lapse or settlement in cash, will again be available for the grant of an award pursuant to the Amended 2017 Plan. Ordinary Shares that are withheld (if and to the extent permitted by applicable law) to satisfy the grant or exercise price or tax withholding obligations pursuant to any award will be treated as issued under the Amended 2017 Plan and will not be added back to the aggregate number of shares available for grant under the Amended 2017 Plan, and the gross number of shares subject to a share appreciation right shall be deducted from the share reserve, regardless of the number of shares delivered to a participant upon exercise.

Limitation on Non-Employee Director Compensation

The aggregate value of cash compensation and grant date fair market value of shares that may be paid or granted during any calendar year of the Company to any non-employee director shall not exceed $800,000. By approving the Amended 2017 Plan, shareholders would be approving the grant of awards under the Amended 2017 Plan (which may be amended from time to time) to current non-employee directors and such other persons each of whom may be appointed as a non-employee director of the Company from time to time.

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Repricing Prohibited Without Shareholder Approval

The Compensation and People Committee will not, without the approval of the Company’s shareholders, (a) lower the exercise price of an option or grant price of a share appreciation right after it is granted, (b) cancel an option or share appreciation right when the exercise price or grant price exceeds the fair market value of one Ordinary Share in exchange for cash or another award (other than in connection with a change of control or substitute awards), or (c) take any other action with respect to an option or share appreciation right that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market.

Types of Awards Authorized Under the Amended 2017 Plan:

•	Stock Options. Stock options may be granted that entitle the option holder to purchase Ordinary Shares at a price set forth in the applicable award agreement. Stock options may be granted as non-qualified stock options or as incentive stock options, or in any combination of the two. The exercise price of any stock option may not be less than the fair market value of an Ordinary Share on the date of grant, and the maximum term for any stock option is ten (10) years (five (5) years, in the case of grants to any non-employee member of our Board of Directors, consultant or employee of any of our “Affiliates” (as defined in the Amended 2017 Plan) that are not “related corporations” (as defined under the Singapore Companies Act) and five (5) years for certain employees, if applicable, holding incentive stock options (as further described below)). The Compensation and People Committee will determine the methods by which the exercise price of a stock option may be paid, which may include: (i) a payment in cash or by check; (ii) the withholding of shares (if and to the extent permitted by applicable law) otherwise deliverable upon exercise of the option, whereby the participant shall be (x) deemed to have waived his or her right to delivery of the full number of shares in respect of which the option is exercised; and (y) deemed to have agreed to receive the number of shares (after deducting the number of shares which have a fair market value on the date of exercise equal to the aggregate exercise price of the shares as to which the option shall be exercised) as calculated by the Compensation and People Committee in its absolute discretion; (iii) a “same day sale” commitment from the participant and a broker-dealer whereby the option holder irrevocably elects to exercise the stock option and to sell a portion of the Ordinary Shares so purchased to pay the exercise price, and whereby the broker-dealer irrevocably commits upon receipt of such Ordinary Shares to forward the exercise price directly to the Company; (iv) delivery of other property acceptable to the Compensation and People Committee; or (v) any combination of the foregoing methods of payment. Incentive stock options may be granted only to our employees and those of our subsidiaries. In addition, in the case of any incentive stock options granted to any individual who owns, as of the date of grant, shares possessing more than 10% of the total combined voting power of all classes of our shares, the incentive stock option must have an exercise price that is not less than 110% of the fair market value of an Ordinary Share on the date of grant and the maximum term of any such incentive stock option is five (5) years. The aggregate fair market value (determined as of the time the option is granted) of all shares with respect to which incentive stock options are first exercisable by a grantee in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code.
•	Share Appreciation Rights. A share appreciation right is a right, exercisable by the surrender of all or a portion of the share appreciation right, to receive a payment equal to the product of: (i) the excess of (A) the fair market value of an Ordinary Share on the date the share appreciation right is exercised over (B) the grant price of the share appreciation right; and (ii) the number of Ordinary Shares with respect to which the share appreciation right is exercised. No share appreciation right may be exercisable more than ten (10) years from the date of grant. A share appreciation right may be paid in cash, in Ordinary Shares (based on the fair market value of such Ordinary Shares on the date the share appreciation right is exercised) or in a combination of cash and Ordinary Shares, as determined by the Compensation and People Committee.
•	Restricted Share Units. A restricted share unit is a type of contingent share award that generally entitles the participant to receive a number of our Ordinary Shares, or the value of such shares, in connection with the satisfaction of vesting conditions determined by the Compensation and People Committee, as specified in the award agreement for the restricted share units. Restricted share units may be denominated in unit equivalents of Ordinary Shares and/or units of value including the dollar value of shares. At the time of grant of the restricted share unit award, the Compensation and People Committee will specify the date or dates on which the award will become vested and non-forfeitable, and may specify any other terms and conditions. In addition, the Compensation and People Committee will specify the settlement date applicable to each restricted share unit, which may not be earlier than the vesting date or dates of the award. Settlement of restricted share units may be made in Ordinary Shares or in cash (in an amount reflecting the fair market value of the Ordinary Shares that would have been issued) or any combination of cash and shares, as determined by the Compensation and People Committee in its sole discretion.
•	Performance Shares and Performance Units. Performance shares represent the right to receive Ordinary Shares of the Company, the payment of which is contingent upon achieving certain performance criteria established by the Compensation and People Committee. Performance units are denominated in units of value, which may include the value of Ordinary Shares, and represent the right to receive a payment which is contingent upon achieving certain performance goals established by the Compensation and People Committee. Performance share awards and performance unit awards may be linked to any one or more of the performance goals specified in the Amended 2017 Plan or such other specific performance goals determined appropriate by the Compensation and People Committee (as further discussed under “Performance

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Measures” below), in each case on a specified date or dates or over any performance period or periods determined by the Compensation and People Committee. In addition, the Compensation and People Committee will specify the settlement date applicable to each performance share award or performance unit award, which may not be earlier than the vesting date or dates of the award. Settlement of a performance share or a performance unit may be made in Ordinary Shares or in cash (in an amount reflecting the fair market value of the Ordinary Shares that would have been issued) or in any combination of cash and shares, as determined by the Compensation and People Committee in its sole discretion.
•	Other Share-Based Awards. In addition to restricted share units, performance share awards and performance unit awards, the Compensation and People Committee is authorized under the Amended 2017 Plan to make any other award to an eligible individual that is not inconsistent with the provisions of the Amended 2017 Plan and that by its terms involves or might involve the issuance of: (i) Ordinary Shares; (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria specified in the Amended 2017 Plan or other conditions; or (iii) any other security with the value derived from the value of our Ordinary Shares.

Singapore law currently prohibits us from issuing restricted shares or restricted share awards (i.e., awards involving the immediate transfer by the Company to a participant of ownership of a specified number of Ordinary Shares of the Company, which are subject to restrictions on transfer and may be forfeited prior to vesting) and we do not intend to issue any such awards at this time. However, if there is a change in Singapore law or other development that would permit us to grant restricted share awards, the Amended 2017 Plan would provide us with the flexibility to do so.

Grants of certain performance-based compensation will be subject to the attainment of one or more specified performance goals over a specified period of time. We refer to this time period as a performance period. The performance goals will be based upon certain performance criteria selected by the Compensation and People Committee, as described below under the section captioned “Performance Measures.” As soon as practicable following the completion of a performance period or periods applicable to a performance-based award, the Compensation and People Committee shall determine the extent to which the applicable performance goals have been achieved and, as applicable, the resulting final value of the award earned by the participant.

Performance Measures

In granting awards that are contingent upon the achievement of certain performance goals, the Compensation and People Committee will base a performance goal on one or more of the following performance criteria or such other specific performance criteria determined appropriate by the Compensation and People Committee, which may be applied to the performance of the Company or any of its affiliates, or any business unit of the Company or any of its affiliates:

•	net revenue and/or net revenue growth;
•	earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
•	operating income and/or operating income growth;
•	net income and/or net income growth;
•	cash flow, operating income, or net income margins;
•	earnings per share and/or earnings per share growth;
•	total shareholder return and/or total shareholder return growth;
•	stock price;
•	return on equity;
•	operating or free cash flow;
•	economic value added;
•	return on invested capital;
•	environmental, social and governance objectives; and
•	individual objectives.

The Compensation and People Committee, in its discretion, may provide for the appropriate adjustments or modifications of the performance goals for a performance period to reflect any objectively determinable component of a performance goal, including foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, unusual or noncash items, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, or changes in law or accounting principles, or any other events or occurrences for which the Compensation and People Committee determines an adjustment or modification should be made.

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Amendment and Termination

The Compensation and People Committee may at any time amend or modify the Amended 2017 Plan in any or all respects, except that any such amendment or modification may not materially and adversely affect the rights of any holder of an award previously granted under the Amended 2017 Plan unless such holder consents in writing, other than to the extent necessary to comply with applicable income tax laws and regulations. The Compensation and People Committee may terminate the Amended 2017 Plan at any time. However, without the approval of our shareholders and except as described below under “Adjustments”, the Compensation and People Committee may not:

•	amend the Amended 2017 Plan to materially increase the maximum number of Ordinary Shares issuable under the Amended 2017 Plan or the maximum number of Ordinary Shares for which any plan participant may be granted awards;
•	materially modify the eligibility requirements for participation in the Amended 2017 Plan; or
•	materially increase the benefits accruing to participants in the Amended 2017 Plan.

Further, the Compensation and People Committee may not amend the Amended 2017 Plan in any manner that requires shareholder approval under Nasdaq or other stock exchange listing requirements applicable to the Company.

Dividends and Dividend Equivalents

No dividends or dividend equivalents may be paid to a plan participant with respect to an award prior to the vesting of such award. Subject to the preceding sentence, a full-value award (generally an award other than a stock option or share appreciation right) may provide for dividends or dividend equivalents to accrue on behalf of a participant as of each dividend payment date during the period between the date the award is granted and the date the award is exercised, vested, expired, credited or paid, and to be converted to vested cash or shares at the same time and in all events subject to the same restrictions and risk of forfeiture that apply to the shares to which such dividends or dividend equivalents relate.

Adjustments

The Compensation and People Committee shall make certain adjustments to the Amended 2017 Plan and to the outstanding awards under the Amended 2017 Plan in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off, extraordinary cash dividend or other change affecting the outstanding Ordinary Shares as a class without the Company’s receipt of consideration. In the event of such a change, appropriate adjustments will be made to:

•	the maximum number and/or class of securities issuable under the Amended 2017 Plan;
•	the maximum number and/or class of securities for which any participant may be granted awards under the terms of the Amended 2017 Plan or that may be granted generally under the terms of the Amended 2017 Plan; and
•	the number and/or class of securities and price per Ordinary Share in effect under each outstanding award.

Any such adjustments to the outstanding awards will be effected in a manner as to preclude the enlargement or dilution of rights and benefits under such awards. However, in no event will fractions of an Ordinary Share be issued and the Compensation and People Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.

Change of Control

Where awards are assumed or continued after a change of control, the Compensation and People Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service (as defined in the Amended 2017 Plan) within a designated period following the effective date of such change of control. If the Compensation and People Committee so determines, any such award will, immediately upon an involuntary termination of service following a change of control, become fully exercisable and all forfeiture restrictions on such award will lapse.

Unless otherwise provided in the applicable award agreement or other plan or agreement between the Company and the participant, in the event of a change of control (as defined in the Amended 2017 Plan) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then such awards will automatically vest and become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Deferral

The Compensation and People Committee may, in an award agreement or otherwise, provide or permit for the deferred delivery of shares or cash upon settlement, vesting or other events with respect to awards.

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Compliance with Section 409A of the Internal Revenue Code of 1986, as Amended

To the extent applicable, it is intended that the Amended 2017 Plan and any grants made under the Amended 2017 Plan will comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The Amended 2017 Plan and any grants made under the Amended 2017 Plan will be administered and interpreted in a manner consistent with this intent.

Prohibition on Transfers of Awards

In general, awards granted under the Amended 2017 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution. Awards may, if so provided in the applicable award agreement, be transferred to family members or charitable institutions through a gift, pursuant to conditions and procedures established by the Compensation and People Committee. Options and share appreciation rights may not be transferred to a third-party financial institution for value.

Withholding Taxes

The Company or any affiliate of the Company, as appropriate, may deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state and local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a participant arising as a result of the Amended 2017 Plan. In addition, the Company or any affiliate of the Company may take any action as may be necessary in its opinion to satisfy withholding obligations for the payment of taxes by any means authorized by the Compensation and People Committee. No Ordinary Shares will be delivered under the Amended 2017 Plan to any participant or other person until the participant or such other person has made arrangements acceptable to the Compensation and People Committee for the satisfaction of applicable tax obligations arising as a result of awards made under the Amended 2017 Plan.

U.S. Federal Income Tax Consequences

The following is a general summary as of the date of this proxy statement of the United States federal income tax consequences to the Company and the directors, officers and employees participating in the Amended 2017 Plan. Tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. In addition, the following discussion does not purport to describe state or local income tax consequences in the United States, nor tax consequences for participants who are subject to tax in other countries. The following general description does not constitute tax advice and should not be relied upon as such. Each participating employee has been and is encouraged to seek the advice of a qualified tax adviser regarding the tax consequences of participation in the Amended 2017 Plan.

•	Nonqualified Stock Options. A participant will generally not recognize any taxable income upon the grant of a nonqualified stock option under the Amended 2017 Plan and the Company will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the participant generally will realize ordinary income in an amount equal to the excess of the fair market value of the Ordinary Shares on the date of exercise over the exercise price, and the Company will generally be allowed a deduction equal to the amount recognized by the participant as ordinary income. The participant’s tax basis in the shares received will be equal to the exercise price plus the amount recognized as ordinary income. Upon a subsequent sale of such shares, the participant will recognize capital gain or loss.
•	Incentive Stock Options. No taxable income is recognized by a participant at the time of grant of an incentive stock option, and no taxable income is generally recognized at the time the option is exercised. (However, the excess of the fair market value of the Ordinary Shares received upon exercise over the option exercise price is an item of tax preference income which may be subject to the alternative minimum tax.) Instead, the participant will recognize taxable income in the year in which the acquired shares are sold or otherwise disposed of. If the sale or other disposition is made after the participant has held the shares for more than two (2) years after the option grant date and more than one year after the date on which the shares are transferred to the participant (referred to as a “qualifying disposition”) pursuant to the option’s exercise, any gain or loss, generally measured by the difference between the amount realized on the sale of shares and the option exercise price, will be treated as long-term capital gain or loss. However, if either of these two holding period requirements is not satisfied (referred to as a “disqualifying disposition”), then upon the disqualifying disposition, the participant generally recognizes ordinary income in the amount of the lesser of (i) the difference between the fair market value of the shares at the time of the option’s exercise and the option’s exercise price, or (ii) the difference between the amount realized on the sale and the option’s exercise price. Any ordinary income recognized is added to the participant’s basis for purposes of determining any additional gain on the sale and any such additional gain will be capital gain. If the participant makes a disqualifying disposition of the acquired shares, we may be entitled to a deduction from our U.S. taxable income for the taxable year in which such disposition occurs, equal to the amount of ordinary income the participant recognizes. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the acquired shares.

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•	Share Appreciation Rights. The grant of a share appreciation right will generally not create any tax consequences for the participant or the Company. Upon the exercise of a share appreciation right, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the Ordinary Shares received from the exercise. The participant’s tax basis in any Ordinary Shares received upon the exercise of the share appreciation right will be equal to the ordinary income recognized with respect to the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares. Upon the exercise of a share appreciation right, the Company generally will be entitled to a deduction in the amount of the compensation income recognized by the participant.
•	Restricted Share Units, Performance Units and Performance Share Awards. In general, a participant will not recognize income with respect to restricted share unit awards, performance unit awards or performance share awards until there is a settlement of the award. On that date, the participant will recognize ordinary income in an amount equal to the cash or fair market value of the Ordinary Shares received. The participant’s tax basis in any shares received is the amount included in his or her income, and the participant’s holding period in the shares commences on the day after receipt of the shares. Upon disposition of the shares, the participant will recognize capital gain or loss equal to the difference between the amount realized and his or her basis in the shares. The Company will generally be entitled to a deduction equal to the amount included in the participant’s ordinary income in the year in which such amount is recognized by the participant.
•	Other Share-Based Awards. The current U.S. federal income tax consequences of other share-based awards authorized under the Amended 2017 Plan generally follow certain basic patterns: other-share based awards with characteristics that are consistent with restricted share units, performance shares or performance units generally are taxed upon payment of cash or Ordinary Shares; and other-share based awards with characteristics that are consistent with nontransferable restricted shares subject to a substantial risk of forfeiture generally result in income recognition equal to the excess of the shares’ fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the grant date). In each of the foregoing cases, we generally will have a corresponding deduction at the time the participant recognizes income.

Section 162(m)

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation. Therefore, the compensation to certain officers from awards granted under the Amended 2017 Plan and described above may not be deductible for federal income tax purposes as it may be limited by Section 162(m).The Compensation and People Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Compensation and People Committee’s judgment, it is in the Company’s interest to do so.

New Plan Benefits

The number of shares to be issued under the Amended 2017 Plan to participants in the plan, including eligible employees, executive officers and directors, and the net values to be realized upon such issuances, are discretionary, and therefore, not determinable. Our grants of performance share units and restricted share units to our Named Executive Officers are described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement. The equity grant program for our non-employee directors is described under the “Fiscal Year 2023 Non-Management Directors’ Compensation” section of this proxy statement.

The Board recommends a vote “FOR” the resolution to amend and restate the Flex Ltd. 2017 Equity Incentive Plan.

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Proposal No. 6:  Ordinary Resolution to Authorize Ordinary Share Issuances

We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue Ordinary Shares and make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares, with the prior approval of our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any Ordinary Shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings (other than shares issuable on exercise or settlement of outstanding options, performance shares, performance units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares that were granted under previously-approved share issue mandates). Our current authorization, approved by shareholders at our 2022 annual general meeting, will expire at the conclusion of the 2023 annual general meeting. As a result, we are presenting this proposal to renew the Board’s authority to issue Ordinary Shares on the terms set forth below.

We are seeking approval to authorize our Board to issue up to a maximum of 20% of the total number of issued Ordinary Shares of the Company as of the date of the passing of such resolution (equal to a total of 88,702,699 Ordinary Shares as of June 5, 2023 on the basis that no additional Ordinary Shares are issued or repurchased before the 2023 annual general meeting). If this proposal is approved, and unless revoked or varied by the Company in a general meeting, the authorization would be effective from the date of the 2023 annual general meeting until the earlier of (i) the conclusion of the 2024 annual general meeting or (ii) the expiration of the period within which the 2024 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2024 annual general meeting is required to be held within six months after the date of our 2024 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).

Our Board believes it is advisable and in the best interests of the Company for our shareholders to authorize our directors to issue Ordinary Shares and to make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares. In the past, the Board has issued shares or made agreements that would require the issuance of new Ordinary Shares in the following situations:

•	in connection with strategic transactions and acquisitions;
•	pursuant to public and private offerings of our Ordinary Shares or instruments convertible into our Ordinary Shares; and
•	in connection with our equity compensation plans and arrangements.

If this proposal is not approved, we would not be permitted to issue any new Ordinary Shares, including shares issuable pursuant to compensatory equity awards (other than shares issuable on exercise or settlement of outstanding options, performance shares, performance units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

It has been our practice to seek shareholder authority to authorize our Board to issue Ordinary Shares subject only to applicable Singapore laws and the rules of Nasdaq. However, in line with evolving stakeholder expectations, we are seeking approval to authorize our Board to issue up to a maximum of 20% of the total number of issued Ordinary Shares of the Company. We note that, because we are a Nasdaq-listed company, our shareholders continue to benefit from the protections afforded to them under the rules of Nasdaq, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval.

Our Board expects that we will continue to issue Ordinary Shares and grant options, performance shares, performance unit awards, and restricted share unit awards in the future under circumstances similar to those in the past. As of the date of this proxy statement, other than issuances of Ordinary Shares or agreements that would require the issuance of new Ordinary Shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any Ordinary Shares for which approval of this proposal is required. Nevertheless, our Board believes it is advisable and in the best interests of the Company for our shareholders to provide this general authorization, subject to the aggregate cap described above, because then we can avoid the delay and expense of obtaining shareholder approval at a later date and will have greater flexibility to pursue strategic transactions and acquisitions and to raise additional capital through public and private offerings of our Ordinary Shares and instruments convertible into our Ordinary Shares.

If this proposal is approved, our directors would be authorized to issue, during the period described above, Ordinary Shares subject only to applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of Ordinary Shares could be dilutive to existing shareholders or reduce the trading price of our Ordinary Shares on Nasdaq.

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We are not submitting this proposal in response to a threatened takeover. However, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing Ordinary Shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to replace an incumbent director with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their Ordinary Shares at the premium that may be available in takeover attempts.

The Board recommends a vote “FOR” the resolution to authorize Ordinary Share issuances.

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Proposal No. 7:  Ordinary Resolution to Renew the Share Purchase Mandate

Our purchases or acquisitions of our Ordinary Shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may apply from time to time.

Singapore law requires that we obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our Ordinary Shares. This general and unconditional mandate is referred to in this proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the Company’s powers to purchase or otherwise acquire our issued Ordinary Shares on prescribed terms of the Share Purchase Mandate.

Our shareholders approved a renewal of the Share Purchase Mandate at the annual general meeting of shareholders held in 2022, which will expire on the date of the 2023 annual general meeting. Accordingly, we are seeking approval from our shareholders at the 2023 annual general meeting for another renewal of the Share Purchase Mandate. Pursuant to the Singapore Companies Act, share repurchases under our share repurchase plans were subject to an aggregate limit of 20% of our issued Ordinary Shares outstanding as of the date of the annual general meeting held on August 25, 2022. On August 25, 2022, the Board authorized the repurchase of up to an aggregate of $1 billion of Ordinary Shares of the Company to be conducted in tranches. Until the 2023 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the 2022 annual general meeting. As of the date of the 2023 annual general meeting, any repurchases may only be made if the shareholders approve the proposed renewal of the Share Purchase Mandate. The share purchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

If renewed by shareholders at the 2023 annual general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2024 annual general meeting or the date by which the 2024 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2024 annual general meeting is required to be held within six months after the date of our 2024 fiscal year-end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the 2023 annual general meeting, are summarized below.

Limit on Allowed Purchases

We may only purchase or acquire Ordinary Shares that are issued and fully paid up. The prevailing limitation under the Singapore Companies Act that is currently in force does not permit us to purchase or acquire more than 20% of the total number of our issued Ordinary Shares outstanding at the date of the annual general meeting. Any of our Ordinary Shares that are held as treasury shares will be disregarded for purposes of computing this 20% limitation. For this purpose, a reference herein to treasury shares in computing the 20% limitation includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

We are seeking approval for our Board of Directors to authorize the purchase or acquisition of our issued Ordinary Shares not exceeding 20% of our total number of issued Ordinary Shares outstanding as of the date this proposal is approved (excluding any Ordinary Shares that are held as treasury shares as at that date).

Purely for illustrative purposes, on the basis of 443,513,496 issued Ordinary Shares outstanding as of June 5, 2023, and assuming no additional Ordinary Shares are issued or repurchased on or prior to the date of the 2023 annual general meeting, based on the prevailing 20% limit, we would be able to purchase not more than 88,702,699 issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate.

During fiscal year 2023, we repurchased approximately 19.8 million shares for an aggregate purchase price of approximately $337 million under the Share Purchase Mandate and cancelled all of these shares.

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Duration of Share Purchase Mandate

Purchases or acquisitions of Ordinary Shares may be made, at any time and from time to time, on and from the date the Share Purchase Mandate is approved until the earlier of:

•	the date on which our next annual general meeting is held or required by law to be held; or
•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of Ordinary Shares may be made by way of:

•	market purchases on Nasdaq or any other stock exchange on which our Ordinary Shares may at the time be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or
•	off-market purchases (if effected other than on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares are then listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

If we decide to purchase or acquire our Ordinary Shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•	offers for the purchase or acquisition of Ordinary Shares must be made to every person who holds Ordinary Shares to purchase or acquire the same percentage of their Ordinary Shares;
•	all holders of our Ordinary Shares must be given a reasonable opportunity to accept the offers made; and
•	the terms of all of the offers must be the same (except differences in consideration that result from offers relating to Ordinary Shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of Ordinary Shares).

Purchase Price

The maximum purchase price (excluding brokerage, commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each Ordinary Share will be determined by our directors. That price must not exceed:

•	in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares may at that time be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
•	in the case of an off-market purchase pursuant to an equal access scheme, 105% of the average of the closing price per Ordinary Share over the five consecutive trading days on which our Ordinary Shares are traded on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our Ordinary Shares are at the time listed and quoted, immediately preceding the date on which we effect the off-market purchase.

Treasury Shares

Under the Singapore Companies Act, Ordinary Shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Singapore Companies Act are summarized below.

Maximum Holdings

The number of Ordinary Shares held as treasury shares may not at any time exceed 10% of the total number of issued Ordinary Shares. For this purpose, the reference to treasury shares includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

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Voting and Other Rights

We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings. For the purposes of the Singapore Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the Company in respect of treasury shares, other than the allotment of Ordinary Shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a greater or smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the respective subdivision or consolidation.

Disposal and Cancellation

Where Ordinary Shares are held as treasury shares, we may at any time:

•	sell the treasury shares for cash;
•	transfer the treasury shares for the purposes of or pursuant to any share scheme, whether for employees, directors or other persons;
•	transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;
•	cancel the treasury shares; or
•	sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our Ordinary Shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to an extent that would materially affect our working capital requirements.

The Singapore Companies Act permits us to purchase or acquire our Ordinary Shares out of our capital and/or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of Section 76F(4) of the Singapore Companies Act.A company is solvent if, at the date of the payment made in consideration of the purchase or acquisition (including any expenses, such as brokerage or commission) the following conditions are satisfied: (a) there is no ground on which the company could be found unable to pay its debts; (b) if it is not intended to commence winding up of the company, the company will be able to pay its debts as they fall due during the period of 12 months immediately after the date of the payment; and (c) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

Any Ordinary Share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such Ordinary Share will expire on cancellation (unless such Ordinary Share is held by us as a treasury share). The total number of issued shares will be diminished by the number of Ordinary Shares purchased or acquired by us and which are not held by us as treasury shares.

We will cancel and destroy certificates in respect of purchased or acquired Ordinary Shares as soon as reasonably practicable following settlement of any such purchase or acquisition. Where Ordinary Shares are purchased or acquired and held by us as treasury shares, we will cancel and issue new certificates in respect thereof.

Financial Effects

Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated financial condition and cash flows.

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The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of Ordinary Shares that may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the Ordinary Shares are purchased or acquired out of our profits and/or capital, the number of Ordinary Shares purchased or acquired, the price paid for the Ordinary Shares, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled.

Under the Singapore Companies Act, we may purchase or acquire Ordinary Shares using profits and/or our capital so long as the Company is solvent.

Where the consideration (including any expenses) paid by us to purchase or acquire Ordinary Shares comes out of our profits, such consideration (including any expenses such as brokerage or commission) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration we pay to purchase or acquire Ordinary Shares comes out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our Ordinary Shares.

Rationale for the Share Purchase Mandate

We believe a renewal of the Share Purchase Mandate at the 2023 annual general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase Ordinary Shares if the directors believe such repurchases would be in the best interests of our shareholders. Our decision to repurchase our Ordinary Shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

As noted above, the approval of the Share Purchase Mandate does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued Ordinary Shares, a shareholder’s proportionate interest in the Company’s voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the Company, such shareholder or group of shareholders acting in concert with a director could become obliged to make a take-over offer for the Company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors and persons acting in concert with them) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer if, as a result of the Company purchasing or acquiring our issued Ordinary Shares, the voting rights of such shareholders would increase to 30% or more, or, if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders that are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote “FOR” the resolution to approve the proposed renewal of the Share Purchase Mandate.

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Information about our Executive Officers

The names, ages and positions of our executive officers as of June 21, 2023 are as follows:

Name	Age	Position
Revathi Advaithi	55	Chief Executive Officer
Paul R. Lundstrom	48	Chief Financial Officer
Michael P. Hartung	55	President, Agility Solutions
Scott Offer	58	Executive Vice President and General Counsel
Rebecca S. Sidelinger	58	President, Reliability Solutions
Hooi Tan	46	President, Global Operations and Components
Daniel J. Wendler	56	Chief Accounting Officer

Revathi Advaithi

Ms. Advaithi has served as our Chief Executive Officer since February 11, 2019. Prior to joining the Company, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she had held since September 1, 2015. Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 1, 2012 through August 31, 2015. She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named Vice President and General Manager of Honeywell’s Field Solutions business in 2006. Ms. Advaithi returned to Eaton in 2008 as Vice President and General Manager of the Electrical Components Division. She has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from Thunderbird-Garvin School of International Business in Glendale, Arizona. Ms. Advaithi serves on the Board of Uber Technologies, Inc.

Paul R. Lundstrom

Mr. Lundstrom has served as Chief Financial Officer since September 2020. Prior to that, Mr. Lundstrom was Vice President and Chief Financial Officer of Aerojet Rocketdyne Holdings, Inc., a rocket, missile and energetics propulsion manufacturer, a position he had held since November 2016. Between 1997 and 2016, Mr. Lundstrom worked at United Technologies Corporation (now Raytheon Technologies Corporation), where he held several senior roles including Vice President of Investor Relations; Vice President and Chief Financial Officer, Building & Industrial Systems – North Asia; Vice President and Chief Financial Officer, Climate, Control & Security – Asia; and Vice President and Chief Financial Officer, Carrier Building Systems and Services. He holds a Bachelor of Science in Finance from Truman State University and an MBA from Columbia University. He is a registered Certified Public Accountant in the State of Illinois. Mr. Lundstrom serves on the Board of Directors of Nextracker Inc.

Michael P. Hartung

Mr. Hartung has served as our President, Agility Solutions since April 2020. Prior to holding this position, Mr. Hartung served as our Senior Vice President of Lifestyle since July 2013 and Vice President of our Capital Equipment market segment from October 2007 to July 2013. Prior to joining us in 2007, Mr. Hartung held positions of increasing responsibility at Solectron Corporation, culminating his career there as Vice President of the Computing & Storage business unit where he was directly responsible for sales, marketing, and account management functions. He holds a bachelor’s degree in economics from the University of California, Los Angeles and has attended a variety of executive education programs, most notably at Stanford University. Mr. Hartung serves on the Board of Directors of Nextracker Inc.

Scott Offer

Mr. Offer has served as our Executive Vice President and General Counsel since September 2016. Previously, he served as Senior Vice President and General Counsel at Lenovo from January 2016 until August 2016 and had served as Chief Counsel for the Lenovo Mobile Business Group since October 2014. Prior to that, he served as Senior Vice President and General Counsel, Motorola Mobility, a Google company, from August 2010 and Senior Vice President and General Counsel, Motorola Mobility, Inc. from July 2010. Prior to that, he held several senior positions at Motorola. Prior to joining Motorola, he worked for the law firm of Boodle Hatfield. He received his law degree from the London School of Economics and Political Science and is qualified as a lawyer in the United Kingdom and United States. Mr. Offer serves on the Board of Directors of Nextracker Inc.

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Rebecca S. Sidelinger

Ms. Sidelinger has served as our President, Reliability Solutions since February 2022. Previously, Ms. Sidelinger was with Honeywell Aerospace, a division of Honeywell International Inc. from 2011 until joining the Company in 2022, where she was most recently President, Mechanical Systems & Components Strategic Business Unit, a position she held from October 2019 until 2022. Prior to that, she served as Vice President/General Manager, Safety Systems from 2017 to 2019 and previously held several senior roles within Honeywell Aerospace. Prior to Honeywell, Ms. Sidelinger spent 25 years in leadership positions with GE Transportation Systems and GE Motors. During her time with GE Motors, she ran locomotive modernization, passenger locomotive, marine propulsion and drill motor businesses. Ms. Sidelinger holds a bachelor’s degree in electrical engineering from Gannon University and a master of business administration from Penn State University. Ms. Sidelinger serves on the Board of Directors of Nextracker Inc.

Hooi Tan

Mr. Tan has served as our President, Global Operations and Components since April 2022. Mr. Tan has been with the Company for more than twenty years, most recently serving as Senior Vice President, Global Operations, managing more than 130 facilities across 30 countries. He previously led operations for the Company’s Asia region, where he oversaw productivity and efficiency programs and P&L improvements in the region. Prior to Flex, Mr. Tan worked at Solectron where he held a variety of leadership roles in operations, program management, business development and government affairs. Mr. Tan holds a bachelor’s degree in electrical engineering from Purdue University.

Daniel J. Wendler

Mr. Wendler has served as our Chief Accounting Officer since February 28, 2022. Previously, Mr. Wendler served as Chief Accounting Officer of Keter Group SA (“Keter”), a global manufacturer and distributor of consumer goods, since November 2021. Prior to Keter, Mr. Wendler worked at Carrier Global Corporation where he held various roles of increasing responsibility from February 2000 to March 2021. Most recently, Mr. Wendler served as the Vice President and Assistant Controller of Carrier from 2020 until 2021 and, prior to that, was the Vice President and Controller of Carrier from 2015 until 2020, while it was a segment of United Technologies Corporation. Previously, Mr. Wendler was an Audit Manager at Price Waterhouse LLP. Mr. Wendler is a certified public accountant in the State of New York and holds a bachelor’s degree in accounting from the State University of New York, College of Oswego and a master of business administration from the University of Rochester – Simon School.

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Equity Compensation Plan Information

As of March 31, 2023, we maintained the Flex Ltd. 2017 Equity Incentive Plan (as amended and restated in 2020, and which we are seeking approval to amend and restate at the 2023 annual general meeting, as discussed above), which replaced our 2010 Equity Incentive Plan with respect to further grants of equity awards. In addition, we maintained the Nextracker, Inc. 2014 Equity Incentive Plan, which we assumed as part of an acquisition during fiscal year 2016.The following table provides information about equity awards outstanding under these plans as of March 31, 2023. The below does not reflect the effect of our fiscal year 2024 grants under the 2017 Plan or the vesting of awards in fiscal year 2024.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)		Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	15,348,615		$—	11,831,949	(2)
Equity compensation plans not approved by shareholders(3)	67,608	(4)	$7.70	—
Total	15,416,223	(5)	$7.70	11,831,949	(2)
(1)	The weighted-average exercise price does not take into account Ordinary Shares issuable upon the vesting of outstanding restricted share unit and performance share unit awards, which have no exercise price.
(2)	Consists of Ordinary Shares available for grant under the 2017 Plan. The 2017 Plan provides for grants of up to 22.7 million Ordinary Shares, plus Ordinary Shares available for grant as a result of the forfeiture, expiration or termination of options and restricted share unit awards granted under the 2010 Equity Incentive Plan (if such Ordinary Shares are issued under such other stock options or restricted share unit awards, they will not become available under the 2017 Plan).
(3)	In connection with the acquisition of Nextracker, Inc. on September 28, 2015, we assumed the Nextracker, Inc. 2014 Equity Incentive Plan, including all outstanding options to purchase Nextracker, Inc. common stock with exercise prices equal to, or less than, $7.34 per share. Each assumed option was converted into an option to acquire our Ordinary Shares at the applicable exchange rate of 1.4033. As a result, we assumed approximately 5.6 million unvested restricted stock units and unvested options with exercise prices ranging from between $0.08 and $10.65 per ordinary share. Options granted under this plan generally have an exercise price not less than the fair value of the underlying shares of Nextracker, Inc. on the date of grant. The awards generally vest over four years, and options generally expire ten years from the date of grant. Unvested awards are forfeited upon termination of employment.
(4)	Consists of Ordinary Shares issuable upon the exercise of outstanding stock options under the Nextracker equity plan.
(5)	Includes 15,348,615 Ordinary Shares issuable upon the vesting of restricted share unit and performance share unit awards and 67,608 Ordinary Shares issuable upon the exercise of outstanding stock options. For awards subject to rTSR and adjusted EPS growth performance criteria, the amount reported reflects the number of shares to be issued if the target levels are achieved. An additional 2,986,396 shares would be issued if the maximum rTSR and adjusted EPS growth performance levels are achieved, which would reduce the number of Ordinary Shares available for grant reported in column (c).

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Security Ownership of Certain Beneficial Owners and Management

Ownership of Flex Ordinary Shares

The following table sets forth information as of June 5, 2023 except as otherwise indicated, regarding the beneficial ownership of our Ordinary Shares by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;
•	each of our named executive officers;
•	each director; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each of the individuals named below is c/o Flex Ltd., 2 Changi South Lane, Singapore 486123.

Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals and Forms 3, 4, and 5 filed with the SEC. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Ordinary Shares subject to options that are currently exercisable or are exercisable within 60 days of June 5, 2023 and Ordinary Shares subject to restricted share unit awards that vest within 60 days of June 5, 2023 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 443,513,496 Ordinary Shares outstanding on June 5, 2023 plus the number of Ordinary Shares that such person or group had the right to acquire on or within 60 days after June 5, 2023.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
PRIMECAP Management Company(1) 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105	51,875,426	11.70%
Wellington Management Group LLP(2) 280 Congress Street, Boston, Massachusetts 02210	31,484,108	7.10%
Janus Henderson Group plc(3) 201 Bishopsgate, EC2m 3AE, United Kingdom	26,869,680	6.06%
FMR LLC(4) 245 Summer Street, Boston, MA 02210	22,659,612	5.11%

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	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Named Executive Officers and Directors:
Revathi Advaithi(5)	973,914	*
Michael P. Hartung(6)	23,268	*
Paul R. Lundstrom(7)	127,745	*
Scott Offer(8)(9)	302,331	*
Hooi Tan(10)	70,748	*
Michael D. Capellas(11)	283,507	*
John D. Harris II(12)	33,188	*
Michael E. Hurlston(12)	49,534	*
Erin L. McSweeney(12)	29,309	*
Marc A. Onetto(12)(13)	145,620	*
Charles K. Stevens, III(12)	52,380	*
Maryrose T. Sylvester(14)	10,021	*
Lay Koon Tan(12)	233,280	*
Patrick J. Ward (12)(15)	16,778	*
William D. Watkins(12)(16)	101,421	*
All executive officers and directors as a group (17 persons)(17)	2,468,776	0.56%
*	Less than 1%.
(1)	Based on information supplied by PRIMECAP Management Company in an amended Schedule 13G filed with the SEC on February 9, 2023. PRIMECAP Management Company has sole voting power over 48,683,973 shares and sole dispositive power over 51,875,426 shares.
(2)	Based on information supplied by Wellington Management Group LLP in an amended Schedule 13G filed with the SEC on February 6, 2023. Wellington Management Group LLP has shared voting power over 23,071,241 shares and shared dispositive power over 31,484,108 shares.
(3)	Based on information supplied by Janus Henderson Group plc in a Schedule 13G filed with the SEC on February 13, 2023. Janus Henderson Group plc has shared voting power over 26,869,680 of these shares and shared dispositive power over 26,869,680 shares.
(4)	Based on information supplied by FMR LLC in a Schedule 13G/A filed with the SEC on September 12, 2022. FMR LLC has sole power to dispose or to direct the disposition of 22,659,612 of these shares.
(5)	Includes 184,558 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(6)	Includes 23,268 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(7)	Includes 20,124 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(8)	Includes 40,167 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(9)	Includes 262,164 shares held indirectly by a family trust, in which Mr. Offer is a trustee.
(10)	Includes 23,217 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(11)	Includes 12,539 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(12)	Includes 9,871 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(13)	Includes 135,749 shares held indirectly by a living trust, in which Mr. Onetto is a trustee.
(14)	Includes 10,021 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.
(15)	Includes 6,907 shares held indirectly by revocable trusts, in which Mr. Ward is a trustee.
(16)	Includes 91,550 shares held indirectly by a family trust, in which Mr. Watkins is a trustee.
(17)	Includes 15,732 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 5, 2023.

Ownership of Public Company Flex Subsidiary - Nextracker Inc.

As disclosed above, on February 13, 2023, our subsidiary Nextracker completed its IPO. Prior to the IPO, Nextracker was a wholly-owned indirect subsidiary of Flex Ltd. Upon the closing of the IPO, we beneficially owned 61.4% of the total outstanding shares of Nextracker’s capital stock, including both its Class A common stock and its Class B common stock (Nextracker Class A common stock and Class B common stock, collectively, “Nextracker Common Stock”), voting as a single class. As of June 5, 2023, each of our named executive officers and directors, and our named executive officers and directors in the aggregate, do not beneficially own, as determined in accordance with the rules of the SEC, any shares of Nextracker Common Stock.

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Certain Relationships and Related-Person Transactions

Review of Related-Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors. In addition, in order to formalize our policies and procedures for the review, approval or ratification, and disclosure of related-person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related-Person Transactions. The policy generally provides that the Nominating, Governance and Public Responsibility Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify all related-person transactions between us and any director, any nominee for director, any executive officer, any beneficial owner of more than 5% of our Ordinary Shares, or any immediate family member of any of the foregoing individuals. Any Board committee members who are involved in a transaction under review do not participate in the committee’s deliberations or approval. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the applicable Board committee, including, among other things, the following transactions:

•	transactions or arrangements involving less than $25,000 for any individual related person;
•	compensation arrangements with directors or executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation and People Committee; and
•	indirect interests arising solely from a related person’s service as a director or ownership, together with all other related persons, directly or indirectly, of less than a 10% beneficial ownership interest in a third party (other than a partnership) that has entered into or proposes to enter into a transaction with us.

We have various procedures to identify potential related-person transactions, and the Nominating, Governance and Public Responsibility Committee works with our management and our Office of General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related-Person Transactions is included in our Governance Guidelines, a copy of which is available along with a copy of the Company’s Code of Business Conduct and Ethics on the Governance page of the Investor Relations section of our website at www.flex.com.

Transactions with Related Persons

Other than the compensation agreements and other arrangements described under the sections titled “Executive Compensation” and “Fiscal Year 2023 Non-Employee Directors’ Compensation” in this proxy statement, during fiscal year 2023, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and
•	in which any director, nominee, executive officer, holder of more than 5% of our Ordinary Shares or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest.

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Shareholder Proposals for the 2024 Annual General Meeting

We must receive shareholder proposals submitted under SEC Rule 14a-8 and intended for inclusion in the proxy statement for our 2024 annual general meeting of shareholders no later than February 21, 2024.Any such shareholder proposals should be mailed to 12455 Research Blvd, Austin, Texas 78759, U.S.A., Attention: EVP, General Counsel. Any such shareholder proposals that are submitted on a timely basis may be included in our proxy statement for the 2024 annual general meeting so long as they satisfy conditions set forth in applicable rules and regulations promulgated by the SEC.

Shareholders intending to include a proposal on the agenda for the 2024 annual general meeting of shareholders must comply with the requirements of the Singapore Companies Act, as described in the following paragraph, the Company’s Constitution (under which the deadline for proposing director nominees will be 45 days (exclusive of the date on which the notice is given) prior to the first anniversary of this year’s proxy statement mailing date), and applicable rules and regulations promulgated by the SEC.

Under Section 183 of the Singapore Companies Act, registered shareholders representing (i) at least 5% of the total voting rights of all registered shareholders having at the date of the requisition the right to vote at the meeting to which the requisition relates, or (ii) not fewer than 100 registered shareholders holding shares in the Company on which there has been paid up an average sum of at least S$500 per shareholder may, at their expense (unless the Company resolves otherwise), requisition that we include and give notice of their proposal for the 2024 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act and the Company’s Constitution, must be signed by all the parties making the requisition, and must be deposited at our registered office in Singapore, 2 Changi South Lane, Singapore 486123, at least six weeks before the 2024 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week before the 2024 annual general meeting in the case of any other requisition.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 3, 2024.

Incorporation of Certain Documents by Reference

Flex incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023:

•	Item 7,“Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	Item 7A,“Quantitative and Qualitative Disclosures About Market Risk;” and
•	Item 8,“Financial Statements and Supplementary Data.”

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Singapore Statutory Financial Statements

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, which was filed with the SEC on May 19, 2023, includes our audited consolidated financial statements, prepared in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, together with the Independent Registered Public Accounting Firm’s Report of Deloitte & Touche LLP, our independent auditors for the fiscal year ended March 31, 2023.We publish our U.S. GAAP financial statements in U.S. dollars, which is the principal currency in which we conduct our business. Except as otherwise stated herein, all monetary amounts in this proxy statement have been presented in U.S. dollars.

Our Singapore statutory financial statements, prepared in conformity with the provisions of the Singapore Companies Act, will be made available to our shareholders on our website at https://investors.flex.com/financials/annual-reports/ prior to the date of the 2023 annual general meeting, as required under Singapore law.

Our Singapore statutory financial statements include:

•	our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);
•	supplementary financial statements (which reflect solely the Company’s standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);
•	a Directors’ Statement; and
•	the Independent Auditors’ Report of Deloitte & Touche LLP, our Singapore statutory auditors for the fiscal year ended March 31, 2023.

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Other Matters

Electronic Delivery of our Shareholder Communications

We have elected to provide access to our proxy materials to our shareholders of record as of June 5, 2023 by notifying them of the availability of our proxy materials on the Internet. The Notice of Availability of Proxy Materials on the Internet (referred to as the Notice), which contains instructions to shareholders on how to access this proxy statement and our annual report and how to submit their proxies via the Internet, is first being made available and electronically distributed to our shareholders (including all of our registered shareholders) on or about June 21, 2023 and will be mailed to shareholders on June 23, 2023. If you hold your shares through a broker, bank or other nominee, rather than directly in your own name, your intermediary will either forward to you printed copies of the proxy materials or will provide you with instructions on how you can access the proxy materials electronically. The Notice will include instructions on how a shareholder may request a printed copy of our proxy materials.

Information About the Meeting

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the 2023 annual general meeting of our shareholders, or at any adjournments thereof, for the purposes set forth herein.

Costs of Solicitation

The entire cost of soliciting proxies will be borne by us. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person. These individuals will not receive additional compensation for those activities, but they may be reimbursed for any reasonable out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Ordinary Shares forward copies of the proxies and other soliciting materials to persons for whom they hold Ordinary Shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses if they ask that we do so. We have retained D.F. King & Co., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $11,500, plus reimbursement of reasonable expenses.

Registered and Principal Executive Office

The mailing address of our registered office, which also constitutes our principal executive office, is 2 Changi South Lane, Singapore 486123.

Voting Rights and Solicitation of Proxies

The close of business on June 5, 2023 is the record date for shareholders entitled to notice of the 2023 annual general meeting. All of the Ordinary Shares issued and outstanding on August 2, 2023, the date of the annual general meeting, are entitled to be voted at the annual general meeting. Shareholders entitled to vote at the annual general meeting will, on a poll, have one vote for each Ordinary Share they hold on each matter to be voted upon. As of June 5, 2023, we had 443,513,496 Ordinary Shares issued and outstanding.

Proxies

Ordinary Shares represented by proxies in the forms made available in connection with this proxy statement that are properly executed and returned to us will be voted at the 2023 annual general meeting, as applicable, in accordance with the executing shareholder’s instructions. If your Ordinary Shares are held through a broker, a bank, or other nominee, which is sometimes referred to as holding shares in “street name,” you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee will send you a voting instruction form to use for this purpose.

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Quorum and Required Vote

Representation at the 2023 annual general meeting of at least 33-1/3% of all of our issued and outstanding Ordinary Shares is required to constitute a quorum to transact business at the 2023 annual general meeting.

•	Consistent with the Company’s historical practice, the chair of the 2023 annual general meeting will demand a poll in order to enable the Ordinary Shares represented in person or by proxy to be counted for voting purposes.
•	The affirmative vote by a simple majority of the votes cast is required at the 2023 annual general meeting to re-elect the directors nominated pursuant to Proposal No. 1, to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to Proposal No. 2, to approve the non-binding, advisory resolution regarding executive compensation contained in Proposal No. 3, to approve the ordinary resolution to approve the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan contained in Proposal No. 5, to approve the ordinary resolution to allot and issue Ordinary Shares contained in Proposal No. 6, and to approve the ordinary resolution to renew the Share Purchase Mandate contained in Proposal No. 7. For Proposal No. 4, which is a non-binding, advisory vote on the frequency of the advisory vote on executive compensation, the choice that receives the highest number of non-binding affirmative votes will be deemed the choice of the shareholders.

Under the Singapore Companies Act and our Constitution, the shareholders may, by passing an ordinary resolution requiring the simple majority of affirmative votes of shareholders present and voting at an annual general meeting, remove an incumbent director and appoint another person as director to replace the removed director provided that such shareholders have satisfied the procedural requirements and deadlines set forth in the Singapore Companies Act and our Constitution.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are considered present and entitled to vote at the 2023 annual general meeting for purposes of determining a quorum. A “broker non-vote” occurs when a broker, a bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee has not received directions from the beneficial owner and does not have discretionary power to vote on that particular proposal. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

If you are a beneficial owner, your broker, bank or other nominee has authority to vote your shares for or against Proposal No. 2 regarding the re-appointment of our independent auditors, even if the broker does not receive voting instructions from you. Your broker, bank or other nominee, however, does not have the discretion to vote your shares on any other proposals included in this proxy statement without receiving voting instructions from you. It is very important that you instruct your broker, bank or other nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors or any other proposal included in this proxy statement other than Proposal No. 2 regarding the re-appointment of our independent auditors.

If you are a registered shareholder and you vote by proxy card without giving specific instructions, your shares represented by proxies will be voted at the 2023 annual general meeting as follows: “FOR” each of the Board nominees in Proposal No. 1;“FOR” Proposal Nos. 2, 3, 5, 6 and 7, and for “ONE YEAR” on Proposal No. 4 regarding the advisory vote on the frequency of the advisory vote on executive compensation.

Our management does not know of any matters to be presented at the 2023 annual general meeting other than those set forth in this proxy statement and in the notices accompanying this proxy statement. If other matters should properly be put before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any shareholder of record has the right to change his or her voting instructions to the proxy by revoking his or her proxy at any time prior to voting at the 2023 annual general meeting by:

•	submitting a subsequently dated proxy; or
•	by attending the meeting and voting in person.

If you are a beneficial holder who holds your Ordinary Shares through a broker, a bank or other nominee and you wish to change or revoke your voting instructions, you will need to contact the broker, the bank or other nominee who holds your shares and follow their instructions. If you are a beneficial holder and not the shareholder of record, you may not vote your shares in person at the 2023 annual general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

As noted above, our management does not know of any matters to be presented at the 2023 annual general meeting other than those set forth herein and in the Notice accompanying this proxy statement. If any other matters are properly presented for a vote at the 2023 annual general meeting, the enclosed proxies confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy, as to those matters.

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It is important that your shares be represented at the 2023 annual general meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy card in the envelope that has been enclosed for your convenience, or to vote or give voting instructions in accordance with the proxy card or Notice.

Registered shareholders who are present at the 2023 annual general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports for our beneficial shareholders. This means that only one copy of our proxy materials and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household, unless your bank, broker or nominee received contrary instructions from one or more shareholders in your household. If you want to receive separate copies of our proxy materials or annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder. We will promptly deliver a separate copy of either document to you if you request one by writing or calling us at the contact information listed below.

We incorporate by reference information from Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2023, “Share-Based Compensation,” included in our Annual Report on Form 10-K and the sections titled “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Upon request, we will furnish without charge by first class mail or other equally prompt means within one business day of receipt of such request, to each person to whom a proxy statement is delivered a copy of our Annual Report on Form 10-K (and any exhibit thereto).You may request a copy of such information, at no cost, by writing or telephoning us at:

Flex Ltd.
12455 Research Blvd
Austin, Texas 78759, U.S.A
Telephone: (512) 425-4100

Web links throughout this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute part of, and is not incorporated into, this proxy statement.

Cautionary Note Regarding Forward-Looking Statements:

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.All statements other than statements of historical or current facts, including statements regarding our future business expectations and our environmental and other sustainability plans and goals and related timeframes, made in this document are forward-looking. The words “will,” “may,” “designed to,” “believe,” “should,” “would,” “could,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “goals,” “opportunity,” “future,” “to be,” “achieve,” “grow,” “committed,” “seeks,”“targets,”“continues,”“likely,”“possible,”“might,”“potentially,”“will,”“on track,” “working to,” “encourage,” “continue,” “strive,” “endeavor,” “looking forward,” “efforts,” “aim,” and variations of such words and similar expressions identify forward-looking statements, which speak only as of the date of this proxy statement. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in Item 1A “Risk Factors” and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2023, and in our Quarterly Reports on 10-Q and Current Reports on Form 8-K that we file with the U.S. Securities and Exchange Commission. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

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Annex A:  Flex Ltd. Reconciliation of GAAP to Non-GAAP Financial Measures(1)

To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude certain legal and other charges, restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures the Company’s underlying business; and
•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

2023 Proxy Statement	A-1

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	Twelve-Month Periods Ended
(In millions, except per share amounts)	March 31, 2023		March 31, 2022		March 31, 2021
GAAP gross profit	$2,265	7.5%	$1,932	7.4%	$1,687	7.0%
Stock-based compensation expense	38		24		20
Restructuring charges(2)	23		15		88
Legal and other(3)	4		(14)		(35)
Non-GAAP gross profit	$2,330	7.7%	$1,957	7.5%	$1,760	7.3%
GAAP operating income	$1,184	3.9%	$972	3.7%	$795	3.2%
Intangible amortization	82		68		62
Stock-based compensation expense	133		91		79
Restructuring charges(2)	27		15		101
Legal and other(3)	16		23		(6)
Non-GAAP operating income	$1,442	4.8%	$1,169	4.5%	$1,031	4.3%
GAAP provision for (benefit from) income taxes	$(59)		$105		$101
Intangible amortization benefit	12		10		8
Other tax related adjustments(4)	—		15		11
Tax benefit on restructuring and other(4)	—		—		9
Tax impact due to Nextracker IPO(4)	180		—		—
Non-GAAP provision for income taxes	$133		$130		$129
GAAP net income attributable to Flex Ltd.	$793		$936		$613
Intangible amortization	82		68		62
Stock-based compensation expense	133		91		79
Restructuring charges(2)	27		15		101
Legal and other(3)	16		23		(6)
Interest and other, net(5)	4		(135)		36
Equity in earnings of unconsolidated affiliates(6)	(1)		(32)		(63)
Adjustments for taxes(4)	(192)		(25)		(28)
Paid-in-kind and pre-IPO dividends paid to redeemable noncontrolling interest(7)	43		4		—
Noncontrolling interest share of subsidiary’s non-GAAP adjustments(8)	185		—		—
Non-GAAP net income	$1,090		$945		$795
Diluted earnings per share:
GAAP	$1.72		$1.94		$1.21
Non-GAAP	$2.36		$1.96		$1.57
Diluted shares used in computing per share amounts	462		483		506
Net cash used in operating activities	$950		$1024		$144
Add: Reduction in ABS levels and other	—		—		799
Less: Net capital expenditures	(615)		(431)		(266)
Adjusted Free Cash Flow(9)	$335		$593		$677

	Twelve-Month Periods Ended
(In millions, except per share amounts)	March 31, 2023	March 31, 2022	March 31, 2021
GAAP operating income	$1,184	$972	$795
GAAP operating income growth percentage over prior year	21.8%	22.3%
Non-GAAP operating income	$1,442	$1,169	$1,031
Non-GAAP operating income growth percentage over prior year	23.4%	13.4%

2023 Proxy Statement	A-2

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(1)	Beginning in the second quarter of fiscal year 2021, the Company started reporting all dollar amounts in millions. The figures in this document have been rounded to millions to conform. In certain circumstances, this change in rounding may result in rounding differences or individual values not adding up to the totals presented.
Starting the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statement of operations. As such, non-GAAP operating income is now reconciled to the nearest GAAP measure which is GAAP operating income. Historical periods are recast to conform with current period presentation.
Starting the fourth quarter of fiscal year 2023, Equity in earnings (losses) of unconsolidated affiliates previously presented as part of other charges (income), net is now being separately presented on the consolidated statement of operations. For comparability purposes, the prior periods have been recast to conform to the current presentation. The reclassifications had no effect on the previously reported results of operations.
(2)	Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic would be slower than anticipated, the Company identified certain structural changes to restructuring the business in fiscal year 2021. These restructuring actions eliminated non-core activities primarily within the Company’s corporate function, aligned the Company’s cost structure with its reorganizing and optimizing of its operations model along its reporting segments, and further sharpened its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and twelve-month periods ended March 31, 2023, the Company recognized approximately $22 million and $27 million of restructuring charges respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2022, the Company recognized approximately $4 million and $15 million of restructuring charges respectively, most of which related to employee severance. During the three and twelve-month periods ended March 31, 2021, the Company recognized approximately $26 million and $101 million of restructuring charges respectively, most of which related to employee severance.
(3)	Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset recoveries.
During the fourth quarter of fiscal year 2022 and first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. In addition, during the fourth quarter of fiscal year 2022, the Company recorded approximately $13 million gain upon successful settlement of certain supplier claims.
During the third quarter of fiscal year 2022, the Company incurred $5 million in acquisition-related costs related to the acquisition of Anord Mardix.
During the fourth quarter of fiscal year 2021, the Company also recorded a gain on the sale of real estate exited as a result of the disengagement of a certain customer in fiscal year 2020.
These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
(4)	Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to nonrecurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
During the fourth quarter of fiscal year 2021, the Company recorded $19 million release of valuation allowance mainly related to certain operations in Canada due to the forecasted profitabilities of those subsidiaries.
During fiscal year 2022, the Company recorded a $19 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business offset by $13 million tax expense in relation to the sale of 500,000 shares redeemable preferred units (“Series A Preferred Units”) of Nextracker LLC (“Nextracker”) to TPG Rise Flash, L.P (“TPG Rise”).
During three and twelve-month periods ended March 31, 2023, the Company recorded a $180 million net tax benefit related to the Nextracker IPO.
The remaining balance is primarily related to adjustment for exchange rate fluctuation on income tax receivable position of an operating subsidiary recognized in a prior period. In addition, the Company has included the tax effects of the various adjustments that we incorporate into non-GAAP measures under tax benefit on restructuring and other.
(5)	Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.
In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 810 million Brazilian reals (approximately USD $149 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company’s ability to claim such credits. This gain is non-cash and can only be used to offset certain current and future tax obligations.
(6)	In fiscal year 2021, the Company recognized realized gains of approximately $45 million from distribution by one of our non-core investment funds. This was offset by a $35 million impairment charge, related to a certain investment as a result of the Company’s ongoing assessment of recoverability of its investment portfolio and conclusion that the carrying amount of its investment was other than temporarily impaired. In fiscal year 2022, the Company recognized approximately $32 million equity in earnings from the value increases in certain non-core investment funds.
(7)	During the fourth quarter of fiscal year 2022, the Company sold 500,000 shares of Series A Preferred Units to TPG Rise, representing a 16.7% interest in its subsidiary, Nextracker for $488 million, net of issuance costs. Because the Series A Preferred Units are redeemable upon the occurrence of conditions not solely within the control of the Company, the Company classified the redeemable noncontrolling interest as temporary equity on its consolidated balance sheet. Difference between cash consideration received and redeemable noncontrolling interest at time of transaction was recorded in the Company’s shareholders’ equity on its consolidated balance sheet. In addition, the Company recorded two months of dividend payable in kind totaling $4 million as income available to redeemable noncontrolling interest which is excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and is therefore excluded by the Company from its non-GAAP measures.
(8)	Noncontrolling interest share of subsidiary’s non-GAAP adjustments represent the share of non-GAAP adjustments attributable to noncontrolling interest. During the three and twelve-month periods ended March 31, 2023, $195 million related to the tax impact of the Nextracker IPO and a ($10) million share of the Nextracker stock-based compensation expense were attributable to noncontrolling interests.
(9)	Adjusted free cash flow is calculated as operating cash flow for the quarter less net capital expenditures. In fiscal year 2021, we proactively and strategically reduced the outstanding balance of our ABS programs which is fully paid and wind down as of fiscal year 2021 year end. Proceeds from our debt issuance replaced the funding from the ABS programs for working capital purposes. We reduced the balance on this short-term financing products throughout fiscal year 2021 which had the accounting effect of reducing our cash flow from operations and was excluded from our adjusted free cash flow calculation.

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Annex B:  Amended and Restated Flex Ltd. 2017 Equity Incentive Plan

FLEX LTD.
2017 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED AS OF __, 2023)

Article 1. Establishment; Purposes of the Plan

Flex Ltd., a company incorporated in Singapore, (the “Company”), originally established the Flex Ltd. 2017 Equity Incentive Plan (the “Plan”) effective as of June 29, 2017 (the “Initial Effective Date”), at which time the Plan was originally approved by the Board of Directors of the Company (the “Board”) and which the shareholders of the Company approved on August 15, 2017 (the “Initial Approval Date”).The Board subsequently approved an amendment and restatement of the Plan (the “2020 Restatement”) on June 3, 2020, and the 2020 Restatement became effective as of August 7, 2020, at which time the 2020 Restatement was approved by the Company’s shareholders. The Board has since approved an additional amendment and restatement of the Plan (the “Current Restatement”) as of June 14, 2023 (the “Current Approval Date”), subject to the Current Restatement receiving the requisite shareholder approval by the Company’s shareholders at the 2023 annual general meeting of shareholders.

The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to give recognition to the contributions made or to be made by Outside Directors to the success of the Company and to promote the success of the Company’s business by linking the personal interests of Employees, Directors and Consultants to those of the Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s shareholders.

Article 2. Definitions

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

2.1	“2020 Restatement” shall have the meaning set forth in ARTICLE 1 hereof.

2.2	“Affiliate” means any corporation or other entity (including but not limited to partnerships and joint ventures) which is, directly or indirectly through one or more intermediary entities controlled by, or under common control with, the Company.

2.3	“Award” means an award of an Option, SAR, Performance Share, Performance Unit, Restricted Share Unit, or any other right or benefit, including any other Share-Based Award under ARTICLE 8, granted to a Participant pursuant to the Plan.

2.4	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5	“Board” shall have the meaning set forth in ARTICLE 1 hereof.

2.6	“Change of Control” shall mean the occurrence of any of the following events:

(a)	A transaction or series of transactions (other than an offering of the Shares to the general public through a registration statement filed with the Securities and Exchange Commission (“SEC”)) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)	During any one-year period, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than any one or more Directors designated by any person who shall have entered into an agreement with the Company in connection with any transaction described in Section 2.6(a) or Section 2.6(c) hereof) whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the Directors then still in office who either were Directors at the beginning of the one-year period (other than vacant seats) or whose election or appointment or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board pursuant to a transaction or other mechanism outside of the normal election process of Directors under the Companies Act and/or the Company’s Constitution; or

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(c)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)	After which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning fifty percent (50%) or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)	The Company’s shareholders approve a liquidation or dissolution of the Company.

A transaction will not constitute a Change of Control or other consolidating event if effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction. The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.8	“Committee” means the Compensation and People Committee of the Board, or such other committee appointed by the Board to administer the Plan.

2.9	“Companies Act” means the Companies Act 1967 of Singapore, as amended.

2.10	“Company” shall have the meaning set forth in ARTICLE 1 hereof and shall include any successor to the Company.

2.11	“Consultant” means an individual consultant or independent contractor who provides services to the Company or any Parent, Subsidiary or Affiliate and who is a natural person, so long as such person (a) renders bona fide services that are not in connection with the offer or sale of the Company’s securities in a capital raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.12	“Current Approval Date” shall have the meaning set forth in ARTICLE 1 hereof.

2.13	“Current Effective Date” shall have the meaning set forth in Section 12.1 hereof.

2.14	“Current Restatement” shall have the meaning set forth in ARTICLE 1 hereof.

2.15	“Director” means a member of the Board, or as applicable, a member of the board of directors of a Parent, Subsidiary or Affiliate qualified under Section 146 of the Companies Act (where applicable in the case of a Singapore incorporated company).

2.16	“Disability” means, with respect to a Participant, that such Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment, such as a treating physician’s written certification, sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under this Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

2.17	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.18	“Eligible Individual” means any person who is an Employee, Director or Consultant, as determined by the Committee.

2.19	“Employee” means a full time or part time employee of the Company or any Parent, Subsidiary or Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or any Parent, Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or any Parent, Subsidiary or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent

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or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee in the case of (i) any vacation or sick time or otherwise approved paid time off in accordance with the Company or a Parent, Subsidiary or Affiliate’s policy or (ii) transfers between locations of the Company or between the Company and/or any Parent, Subsidiary or Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or Parent, Subsidiary or Affiliate shall be sufficient to constitute “employment” by the Company or any Parent, Subsidiary or Affiliate.

2.20	“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in the Wall Street Journal (or such other source as the Committee may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.20, the fair market value established by the Committee acting in good faith. For purposes of a “net exercise” procedure for Options, the Committee may apply a different method for calculating Fair Market Value.

2.21	“Full-Value Award” means any Award other than an Option, SAR or other Award for which the Participant pays a minimum value equal to the Fair Market Value of the Shares, as determined as of the date of grant.

2.22	“Gross Share Reserve” shall have the meaning set forth in Section 3.1(a).

2.23	“Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.24	“Initial Approval Date” shall have the meaning set forth in ARTICLE 1 hereof.

2.25	“Initial Effective Date” shall have the meaning set forth in ARTICLE 1 hereof.

2.26	“Insider” means an officer or Director of the Company or any other person whose transactions in the Company’s Shares are subject to Section 16 of the Exchange Act.

2.27	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.28	“Option” means a right granted to a Participant pursuant to ARTICLE 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may either be an Incentive Stock Option or a Non-Qualified Stock Option.

2.29	“Ordinary Shares” or “Shares” means ordinary shares in the capital of the Company for delivery under this Plan, and any successor security.

2.30	“Outside Director” means a member of the Board who is not an Employee.

2.31	“Outstanding Prior Plan Award” shall have the meaning set forth in Section 3.1(a).

2.32	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns Shares possessing more than fifty percent (50%) of the total combined voting power of all classes of Shares in one of the other corporations in such chain or a “parent corporation” within the meaning of Section 424(e) of the Code.

2.33	“Participant” means any Eligible Individual who, as an Employee, Director or Consultant, as determined by the Committee, has been granted an Award pursuant to the Plan.

2.34	“Performance Criteria” means such factors as may be selected by the Committee, in its sole discretion, to determine whether the Performance Goals established by the Committee and applicable to Awards have been satisfied, including without limitation, the following measures:

(a)	Net revenue and/or net revenue growth;

(b)	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)	Operating income and/or operating income growth;

(d)	Net income and/or net income growth;

(e)	Cash flow, operating income, or net income margins;

(f)	Earnings per share and/or earnings per share growth;

(g)	Total shareholder return and/or total shareholder return growth;

(h)	Share price;

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(i)	Return on equity;

(j)	Operating or free cash flow;

(k)	Economic value added;

(l)	Return on invested capital;

(m)	Environmental, social and governance objectives; and

(n)	Individual objectives.

2.35	“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of a Parent, Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Parent, Subsidiary or Affiliate, or the performance of an Eligible Individual, and may, as applicable, be measured either on an absolute basis or relative to a pre-established target, to a previous period’s results, or to a designated comparison group or index. Any Performance Goals based on financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) or in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), and may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee, in its discretion, may provide for the appropriate adjustment or modification of the Performance Goals for such Performance Period to reflect any Extraordinary Events or any other events or occurrences for which the Committee determines an adjustment or modification should be made. “Extraordinary Events” means any objectively determinable component of a Performance Goal, including without limitation, foreign exchange gains and losses, asset write downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, unusual or noncash items, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements, or changes in law or accounting principles.

2.36	“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a performance-based Award.

2.37	“Performance Share” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive a payment which is contingent upon achieving certain Performance Goals, and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.38	“Performance Unit” means a right granted to a Participant pursuant to Section 8.3 hereof, to receive a payment which is contingent upon achieving certain Performance Goals, and shall be evidenced by a bookkeeping entry representing the equivalent of the unit of value.

2.39	“Plan” means this Flex Ltd. 2017 Equity Incentive Plan, as it may be amended from time to time.

2.40	“Prior Plan(s)” means the Company’s 2001 Equity Incentive Plan and/or the Company’s 2010 Equity Incentive Plan.

2.41	“Restricted Share Unit” means an Award granted pursuant to Section 8.4 hereof and shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.42	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.43	“Share-Based Award” means any Award that may be settled in Shares granted under ARTICLE 8 of this Plan.

2.44	“Share Appreciation Right” or “SAR” means a right granted pursuant to ARTICLE 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price on the date the SAR was granted as set forth in the applicable Award Agreement.

2.45	“Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, and any other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company. For purposes of granting Options or any other “stock rights” within the meaning of Section 409A of the Code, an entity shall not be considered a Subsidiary if granting such stock right would result in the stock right becoming subject to Section 409A of the Code.

2.46	“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate merges.

2.47	“Termination of Service” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, Director or Consultant. Unless the express written policy of the Company, or the Committee, otherwise provides, and except as otherwise required by applicable law, an Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) maternity or paternity leave,

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(iii) military leave, (iv) transfers of employment between the Company and any Parent, Subsidiary or Affiliate, or (v) any other leave of absence authorized by the Company or one of its Subsidiaries, or approved by the Committee; provided, that any such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Committee otherwise provides. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the applicable Award Agreement. Except as otherwise determined or approved by the Committee, the divestiture of all or part of a Subsidiary, business unit or division as a result of which the Participant no longer provides services as an Employee, Director or Consultant to the Company or any Parent, Subsidiary or Affiliate shall be considered a Termination of Service for purposes of the Plan. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

Article 3. Shares Subject to the Plan and Limitations

3.1	Number of Shares Available.

(a)	Subject to ARTICLE 10, as of the Current Effective Date, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (including upon the exercise of an Incentive Stock Option) will be 28,131,949[1] Shares, less one (1) Share for every one (1) Share that was subject to an Award granted under the Plan after March 31, 2023 and prior to the Current Effective Date. Since the Initial Effective Date, the total number of Shares reserved and available for grant and issuance pursuant to this Plan (including upon the exercise of an ISO) will be 59,400,000 Shares, less one (1) Share for every one (1) Share that was subject to an Award granted under the Plan after March 31, 2023 and prior to the Current Effective Date (the “Gross Share Reserve”).The Shares authorized for delivery to Participants under this Plan of up to the number of Shares in the Gross Share Reserve may be used to grant ISOs during the term of this Plan. Any Shares that are subject to an Award shall be counted against this limit as one (1) Share for every one (1) Share granted or subject to grant for any such Award.

After the Initial Approval Date, no awards may be granted under the Prior Plans. To the extent that an Award, including, after the Initial Approval Date, any previous outstanding award granted under any Prior Plan (“Outstanding Prior Plan Award”), terminates, is forfeited, is canceled, expires, lapses for any reason, or is settled in cash (in whole or in part), the Shares under such Award or Outstanding Prior Plan Award in respect of such termination, forfeiture, cancellation, expiration, lapse or settlement in cash, shall again be available for the grant of an Award pursuant to the Plan.

(b)	Any Shares withheld to satisfy the grant or exercise price and/or tax withholding obligation pursuant to any Award or Outstanding Prior Plan Award, whereby the Participant shall be (i) deemed to have waived his or her right to delivery of the full number of Shares under such Award (or Outstanding Prior Plan Award) in respect of the exercise or settlement thereof; and (ii) deemed to have agreed to receive the number of Shares (after deducting the number of Shares withheld) as calculated by the Committee in its absolute discretion, shall not again become available for grant under Section 3.1(a) (or, in the case of an Outstanding Prior Plan Award, shall not become available for grant under Section 3.1(a)). For the avoidance of doubt, upon the exercise of a SAR (or an Outstanding Prior Plan Award consisting of a stock appreciation right), the gross number of Shares for which such SAR is exercised shall be deducted from the aggregate number of Shares which may be issued under Section 3.1(a) (or, in the case of an Outstanding Prior Plan Award consisting of a stock appreciation right, any Shares for which the stock appreciation right is exercised but not issued, shall not become available for grant under Section 3.1(a)) regardless of the number of Shares delivered to the applicable Participant. To the extent permitted by applicable law, including the Companies Act, if the exercise price of an Option (or an Outstanding Prior Plan Award consisting of an option) is paid by Shares tendered by the Participant (either actually or by attestation), the gross number of Shares for which such Option is exercised shall be deducted from the aggregate number of Shares which may be issued under Section 3.1(a) (or, in the case of an Outstanding Prior Plan Award consisting of an option, any Shares for which the option is exercised but not issued, shall not become available for grant under Section 3.1(a)) regardless of the number of Shares delivered to the applicable Participant. Shares issued under Substitute Awards that qualify for an exemption from the applicable shareholder-approval requirements under Nasdaq Listing Rule 5635(c) shall not reduce the Shares authorized for grant under the Plan and shall not be subject to the applicable limitations authorized for grant to a Participant under Section 3.3, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, cancelation, expiration, lapse or cash settlement as otherwise provided in Section 3.1(a).

3.2	Shares Distributed. Any Shares distributed pursuant to an Award may consist in whole or in part, of Shares allotted and issued and/or transferred to the Participant (which may in the case of a transfer of Shares and to the extent permitted by law, include Shares held by the Company as treasury shares).

(1)	Comprised of 11,831,949 Shares that were available for grant pursuant to the Plan as of March 31, 2023, plus 16,300,000 newly added Shares.

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3.3	Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to ARTICLE 10, the maximum number of Shares that are subject to or covered or measured by one or more Awards that may be granted to any one Participant during any calendar year shall be 10,000,000 Shares. Further, the maximum amount that may be paid in cash during any calendar year with respect to any one or more Awards shall be an amount equal to the preceding share limitation multiplied by the average daily trading price of the Shares during the preceding calendar year. In applying the foregoing limitations with respect to a Participant, to the extent that any Award is canceled, the canceled portion of the Award shall continue to count against the maximum number of Shares that may be granted and maximum amount that may be paid in cash with respect to such Participant.

3.4	Limit on Non-Employee Director Compensation. The aggregate value of cash compensation and grant date Fair Market Value of Shares that may be paid or granted during any calendar year of the Company to any Outside Director for service as an Outside Director shall not exceed $800,000.

3.5	Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, no Award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant (excluding, for this purpose, any (i) Substitute Awards, (ii) Awards to Outside Directors granted on or about the date of an annual general meeting of shareholders that vest on the day of or the day prior to the next annual general meeting of shareholders which is at least fifty (50) weeks after the immediately preceding year’s annual general meeting, and (iii) Shares delivered in lieu of fully earned Outside Director cash compensation obligations); provided, however, that, such restriction shall not apply to Awards granted under this Plan with respect to the number of Shares which, in the aggregate, does not exceed five percent (5%) of the Gross Share Reserve under Section 3.1(a) (subject to Section 10.1). For the avoidance of doubt, this Section 3.5 does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability or a Change of Control, in the terms of the Award Agreement or otherwise.

Article 4. Eligibility and Participation

4.1	Eligibility. Awards may be granted to Eligible Individuals; provided, however, Incentive Stock Options shall only be awarded to “employees” of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code. A person may be granted more than one Award under this Plan.

4.2	Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right by virtue of this Plan to receive an Award pursuant to this Plan.

Article 5. Options

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)	Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share (“Exercise Price”) subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that: (i) the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant and the Exercise Price of any Incentive Stock Option granted to a Ten Percent Shareholder (as set forth in Section 5.2(c) below) will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(b)	Time and Conditions of Exercise. Subject to Section 3.5, the Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed (i) ten (10) years from the date of grant thereof for Employees (other than Employees of Affiliates which are not related corporations (as defined under the Companies Act) of the Company); and (ii) five (5) years from the date of grant thereof for Outside Directors, Consultants and Employees of Affiliates which are not related corporations (as defined under the Companies Act) of the Company. The Committee shall also determine the performance goals or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)	Payment. The Committee shall determine the form and methods by which the Exercise Price of an Option may be paid, including, without limitation: (i) cash or check, (ii) through the withholding of Shares otherwise deliverable upon exercise of the Award, whereby the Participant shall be (1) deemed to have waived his or her right to delivery of the full number of Shares in respect of which the Option is exercised; and (2) deemed to have agreed to receive the number of Shares (after deducting the number of Shares which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Shares as to which the Award shall be exercised) as calculated by the Committee in its absolute discretion, (iii) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA” dealer) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay the Exercise Price, and whereby the FINRA dealer irrevocably commits upon receipt of such Shares, to remit such amounts to the Company provided that treasury shares shall be utilized for delivery in this connection, (iv) other property acceptable to the Committee (including through the delivery of a notice that the Participant

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has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price where treasury shares shall be utilized for delivery in this connection; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (v) any combination of the foregoing methods of payment. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director of the Company (as defined under the Companies Act from time to time) or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option, or continue any extension of credit with respect to the Exercise Price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act and/or Section 162 of the Companies Act.

5.2	Incentive Stock Options. ISOs shall be granted only to “employees” of the Company, or a Parent or Subsidiary within the meaning of Section 422 of the Code, and the terms of any ISOs granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a)	Expiration. Subject to Section 5.2(c) hereof, an ISO shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten (10) years from the date it is granted unless an earlier time is set forth in the Award Agreement;

(ii)	Three (3) months after the Participant’s Termination of Service; and

(iii)	One (1) year after the date of the Participant’s Termination of Service on account of Disability or death. Upon the Participant’s Disability or death, any ISOs exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such ISO or dies intestate, by the person or persons entitled to receive the ISO pursuant to the applicable laws of descent and distribution.

(b)	Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which ISOs are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code. To the extent that ISOs are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)	Ten Percent Shareholder. An ISO shall be granted to any individual who, at the date of grant, owns shares possessing more than ten percent of the total combined voting power of all classes of Shares of the Company (a “Ten Percent Shareholder”) only if such Option is granted at an Exercise Price that is not less than one hundred ten percent (110%) of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d)	Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an ISO within (i) two (2) years from the date of grant of such ISO or (ii) one (1) year after the transfer of such Shares to the Participant.

(e)	Right to Exercise. During a Participant’s lifetime, an ISO may be exercised only by the Participant.

(f)	Failure to Meet Requirements. Any Option (or portion thereof) purported to be an ISO, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3	Exemption from Section 409A. It is intended that all Options granted under this Plan will be exempt from Section 409A of the Code.

5.4	Substitution of SARs. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a SAR for such Option at any time prior to or upon exercise of such Option; provided, that such SAR shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

Article 6. Grants to Outside Directors

6.1	Types of Options and Shares. Options granted under this Plan and subject to this ARTICLE 6 shall be Non-Qualified Stock Options.

6.2	Eligibility. Options subject to this ARTICLE 6 shall be granted only to Outside Directors. In no event, however, may any Outside Director be granted any Options under this ARTICLE 6 if such grant is prohibited, or restricted (either absolutely or subject to various securities requirements, whether legal or administrative, being complied with), in the jurisdiction in which such Outside Director is resident under the relevant securities laws of that jurisdiction.

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6.3	Vesting and Exercisability. Each Option will vest and become exercisable according to the terms set forth by the Committee in the applicable Award Agreement as long as the Outside Director continuously remains a Director or a Consultant on each applicable vesting date. Notwithstanding anything to the contrary in ARTICLE 5, no Options granted to an Outside Director will be exercisable after the expiration of five (5) years from the date the Option is granted to such Outside Director. If the Outside Director is Terminated, the Outside Director may exercise his or her Options only to the extent that such Options would have been exercisable upon the Termination Date for such period as set forth in the Award Agreement. Notwithstanding any provision to the contrary, in the event of a Change of Control, the Committee may accelerate the vesting of all Options granted to Outside Directors in its discretion and such Options will become exercisable in full prior to the consummation of such Change of Control at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three (3) months of the consummation of said Change of Control event.

6.4	Exercise Price. The Exercise Price of an Option granted under this ARTICLE 6 shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date an Outside Director is granted such Option.

Article 7. Share Appreciation Rights

7.1	Grant of SARs. A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (subject to Section 3.5, to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Shares on the date the SAR is exercised over (B) the grant price of the SAR and (ii) the number of Shares with respect to which the SAR is exercised, subject to any limitations the Committee may impose; provided that the term of any SAR shall not exceed ten (10) years.

7.2	Grant Price. The grant price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that, other than with respect to Substitute Awards, the per Share grant price for any SAR shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

7.3	Payment and Limitations on Exercise.

(a)	Subject to Section 7.3(b) hereof, payment of the amounts determined under Section 7.1 hereof shall be in cash, in Shares (based on their Fair Market Value as of the date the SAR is exercised) or a combination of both, as determined by the Committee.

(b)	To the extent any payment under Section 7.1 hereof is effected in Shares, it shall be made subject to satisfaction of all provisions of ARTICLE 5 pertaining to Options.

Article 8. Other Types of Share-Based Awards

8.1	General Restrictions on Share-Based Awards. Subject to Section 3.5, Share-Based Awards granted under this ARTICLE 8 may be based on the achievement of Performance Goals as determined by the Committee and/or on the completion of a specified number of years or period of service with the Company or a Parent, Subsidiary, or Affiliate of the Company. As soon as practicable following the completion of the Performance Period or Periods applicable to a performance-based Award, the Committee shall determine the extent to which the applicable Performance Goals have been achieved and, as applicable, the resulting final value of the Award earned by the Participant. Any rights to dividends or dividend equivalents are subject to Section 9.8.

8.2	Performance Share Awards. Performance Share Awards shall be denominated in a number of Shares and may be linked to any one or more of the Performance Criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.

8.3	Performance Unit Awards. Performance Unit Awards shall be denominated in units of value which may include the dollar value of Shares and may be linked to any one or more of the Performance Criteria determined appropriate by the Committee, in each case on a specified date or dates or over any Performance Period or Periods determined by the Committee.

8.4	Restricted Share Units. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units. Restricted Share Unit Awards shall be denominated in unit equivalents of Shares and/or units of value including the dollar value of Shares, in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. On the settlement date, the Company shall, subject to Section 9.7, transfer to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of Restricted Share Units may be made in cash or any combination of cash and Shares, as determined by the Committee, in its sole discretion.

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8.5	Other Share-Based Awards. The Committee is authorized under the Plan to make any other Award to an Eligible Individual that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) a right with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of Performance Criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

8.6	Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Units, Restricted Share Units and any other Share-Based Award granted pursuant to this ARTICLE 8 shall be set by the Committee in its discretion.

8.7	Form of Payment. Payments with respect to any Awards granted under this ARTICLE 8 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

8.8	Timing of Settlement. At the time of grant and subject to Section 9.7, the Committee shall specify the settlement date applicable to an Award of Performance Shares, Performance Units, Restricted Share Units or any other Share-Based Award granted pursuant to this ARTICLE 8, which shall be no earlier than the vesting date(s) applicable to the relevant Award and may be later than the vesting date(s) to the extent and under the terms determined by the Committee.

Article 9. Provisions Applicable to Awards

9.1	Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event of a Participant’s Termination of Service, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3	Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than to or in the favor of the Company or a Parent, Subsidiary or Affiliate to the extent permitted by and in accordance with the provisions of the Companies Act. Except as otherwise provided herein, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Outside Directors).The Committee by express provision in the Award Agreement or an amendment thereto may, subject to applicable laws, permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s Termination of Service or employment with the Company or a Parent, Subsidiary or Affiliate to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. For the avoidance of doubt, Options and SARs may not be transferred to a third-party financial institution for value.

9.4	Termination of Service. Any Award granted under this Plan to a Participant who is an Employee or Director shall only be exercisable or payable while the Participant is an Employee or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that any Award may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change of Control, or because of the Participant’s retirement, death or Disability, or otherwise. The effect of a Participant’s Termination of Service on a Participant’s performance-based Award shall be as determined by the Committee and set forth in the applicable Award Agreement or other written agreement entered into between the Company and the Participant.

9.5	Beneficiaries. Notwithstanding Section 9.3 hereof, a Participant may, if permitted by the Committee and any applicable local laws, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to either the person’s estate or legal representative or the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution (or equivalent laws outside the U.S.). Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

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9.6	Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state local, securities or other laws, including laws of jurisdictions outside of Singapore and the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

9.7	Deferrals. The Committee may, in an Award Agreement or otherwise, provide or permit for the deferred delivery of Shares or cash upon settlement, vesting or other events with respect to Performance Shares, Performance Units, Restricted Share Units, or other Share-Based Awards, as applicable. Notwithstanding anything herein to the contrary, in no event will an election to defer the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. None of the Company, the Board or the Committee shall have any liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Company, the Board or the Committee.

9.8	Dividends and Dividend Equivalents. No dividends or dividend equivalents may be paid to a Participant with respect to an Award prior to the vesting of such Award. Subject to the preceding sentence, a Full-Value Award may provide for dividends or dividend equivalents to accrue on behalf of a Participant as of each dividend payment date during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid, and to be converted to vested cash or Shares at the same time and in all events subject to the same restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividend or dividend equivalents have been credited and shall not be paid until and unless the underlying Award vests. For the avoidance of doubt, no dividends or dividend equivalents shall be paid or granted in respect of Shares subject to Options or SARs and no holder of an Option or SAR shall be entitled to any dividends with respect to the Shares subject to Options or SARs unless and until such Options or SARs have vested and have been exercised in accordance with the terms of the Plan and the applicable Award Agreement and such Shares are reflected as issued and outstanding.

Article 10. Changes in Capital Structure

10.1	Adjustments. Should any change be made to the Shares issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off, extraordinary cash dividend or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any Participant may be granted Awards under the terms of the Plan or that may be granted generally under the terms of the Plan, and (iii) the number and/or class of securities and price per Share in effect under each Award outstanding under ARTICLE 5 through ARTICLE 8. Such adjustments to the outstanding Awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Awards. Notwithstanding anything herein to the contrary, an adjustment to an Award under this Section 10.1 may not be made in a manner that would result in the grant of a new Option or SAR under Code Section 409A.The adjustments determined by the Committee shall be final, binding and conclusive.

10.2	Change of Control.

(a)	Notwithstanding Section 10.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other plan or written agreement entered into between the Company and a Participant, if a Change of Control occurs and a Participant’s Full-Value Awards are not converted, assumed, or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Full-Value Awards shall automatically vest and all forfeiture restrictions on such Awards shall lapse immediately prior to the Change of Control and following the consummation of such Change of Control, the Award shall terminate and cease to be outstanding. Further, if a Change of Control occurs and a Participant’s Options or SARs are not converted, assumed or replaced by a comparable award by a successor or survivor corporation, or a parent or subsidiary thereof, such Options or SARs outstanding at the time of the Change of Control, shall automatically vest and become fully exercisable immediately prior to the Change of Control and thereafter shall automatically terminate. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Subsidiary or Affiliate and a Participant contains provisions that conflict with, and are more restrictive than, the provisions of this Section 10.2(a), this Section 10.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. The determination of comparability in this Section 10.2(a) shall be made by the Committee, and its determination shall be final, binding and conclusive.

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(b)	Where Awards are assumed or continued after a Change of Control, the Committee may provide that one or more Awards will automatically accelerate upon an involuntary Termination of Service within a designated period (not to exceed twenty-four (24) months) following the effective date of such Change of Control. If the Committee so determines, any such Award shall accordingly, upon an involuntary Termination of Service following a Change of Control, become fully exercisable and all forfeiture restrictions on such Awards shall lapse.

(c)	The portion of any Incentive Stock Option accelerated in connection with a Change of Control shall remain exercisable as an ISO only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Qualified Stock Option under the U.S. federal tax laws.

10.3	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the Exercise Price of any Award.

Article 11. Administration

11.1	Authority of Committee. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Subject to the foregoing, the Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	designate Eligible Individuals to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Awards to be granted and the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the Exercise Price or grant price, any restrictions or limitations on the Award, any schedule for the lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether the Performance Goals under any performance-based Award have been met;

(k)	determine whether, to what extent, and pursuant to what circumstances an Award may be settled in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(l)	determine the methods that may be used to pay the Exercise Price or grant price of an Award;

(m)	establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan as the Committee may deem necessary or advisable under local law;

(n)	suspend or terminate the Plan at any time; provided that such suspension or termination does not impair the rights and obligations under any outstanding Award without written consent of the affected Participant;

(o)	determine the Fair Market Value of the Shares for any purpose;

(p)	amend, modify, extend, cancel or renew any Award (i.e., subject to the provisions of the Plan, including Section 13.1); and

(q)	make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

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11.2	Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

11.3	Delegation of Authority. To the extent permitted by applicable law, the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than Insiders. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 11.3 shall serve in such capacity at the pleasure of the Committee.

Article 12. Effective and Expiration Date

12.1	Effective Date. The Plan was originally effective as of the date of its adoption by the Board on June 29, 2017 (i.e., the Initial Effective Date).The effective date of this Plan, as amended and restated pursuant to the Current Restatement, shall be the date the Current Restatement is approved by the Company’s shareholders at the 2023 annual general meeting of shareholders (the “Current Effective Date”), it being understood that in the event such shareholder approval is not obtained, the 2020 Restatement shall remain in effect and the Current Restatement shall be null and void for all purposes. The Current Restatement will be deemed to be approved by the shareholders at the 2023 annual general meeting of shareholders if it is approved by a majority of the votes cast and a quorum representing the requisite percentage of outstanding voting shares is, either in person or by proxy, present and voting on the amended and restated Plan.

12.2	Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan on or after the tenth anniversary of the Current Effective Date, except that no Incentive Stock Options may be granted under the Plan on or after the tenth anniversary of the Current Approval Date. Any Awards that are outstanding on the tenth anniversary of the Current Effective Date (or in the case of ISOs, the tenth anniversary of the Current Approval Date) shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 13. Amendment, Modification, and Termination

13.1	Amendment, Modification, and Termination. The Committee has complete and exclusive power and authority to amend, terminate or modify the Plan (or any component thereof) in any or all respects whatsoever. However, except with respect to amendments made pursuant to Section 14.10 or Section 14.13 hereof, no such amendment or modification shall materially and adversely affect rights and obligations with respect to Awards at the time outstanding under the Plan, unless the Participant consents in writing to such amendment, other than to the extent necessary to comply with applicable income tax laws and regulations. In addition, the Committee may not, without the approval of the Company’s shareholders, amend the Plan to (i) materially increase the maximum number of Shares issuable under the Plan or the maximum number of Shares for which any one individual participating in the Plan may be granted Awards, (ii) materially modify the eligibility requirements for Plan participation, (iii) materially increase the benefits accruing to Participants or (iv) in any manner that requires such shareholder approval under Nasdaq or other stock exchange listing requirements then applicable to the Company. Further, other than pursuant to ARTICLE 10, the Committee shall not without the approval of the Company’s shareholders (a) lower the Exercise Price of an Option or grant price of a SAR after it is granted, (b) cancel an Option or SAR when the Exercise Price or grant price exceeds the Fair Market Value of one Share in exchange for cash (i.e. a cash buyout) or another Award (other than in connection with a Change of Control or Substitute Awards), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).

13.2	Awards Previously Granted. Except with respect to amendments made pursuant to Section 14.10 or Section 14.13 hereof, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

Article 14. General Provisions

14.1	No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

14.2	No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the owner of such Shares, notwithstanding the exercise or vesting of an Option or other Award.

2023 Proxy Statement	B-12

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14.3	Withholding. The Company or any Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes and any taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan or to take such other action as may be necessary in the opinion of the Company or a Parent, Subsidiary or Affiliate, as appropriate, to satisfy withholding obligations for the payment of taxes by any means authorized by the Committee. No Shares shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee for the satisfaction of these tax obligations with respect to any taxable event concerning the Participant or such other person arising as a result of Awards made under this Plan.

14.4	No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Parent, Subsidiary or Affiliate.

14.5	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general unsecured creditor of the Company or any Subsidiary or Affiliate.

14.6	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Parent, Subsidiary or Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder, or as expressly provided by applicable law.

14.7	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

14.8	Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

14.9	Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down as appropriate.

14.10	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

14.11	Government and Other Regulations. The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of Singapore and the United States and jurisdictions outside of Singapore and United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of Singapore and the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in Singapore or the United States or in a jurisdiction outside of Singapore or the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall be under no obligation to register Shares issued or paid pursuant to the Plan under the Securities Act. If the Shares issued pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.12	Governing Law. The Plan and all Award Agreements, and all controversies thereunder or related thereto, shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws.

2023 Proxy Statement	B-13

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14.13	Section 409A. Except as provided in Section 14.14 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Initial Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the Initial Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one (1) day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

14.14	No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., Incentive Stock Options) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 14.13 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

14.15	Prior Section 162(m). For the avoidance of doubt, Section 14.15 of the 2020 Restatement shall continue to apply with respect to awards granted thereunder (or pursuant to a Prior Plan) to a “covered employee” that were intended to result in “qualified performance-based compensation” for purposes of certain rules under Section 162(m) of the Code that ceased to apply generally as of January 1, 2018.

14.16	Recoupment. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts (or has adopted, including the Executive Incentive Compensation Recoupment Policy, as amended from time to time), including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.

2023 Proxy Statement	B-14

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FLEX LTD.

ATTN: INVESTOR RELATIONS DEPT.

6201 AMERICA CENTER DRIVE

SAN JOSE, CA 95002

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V19150-P95662	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLEX LTD.

The Board of Directors recommends you vote FOR Proposals 1a-1j, 2 and 3:

1.	To approve the re-election of each of the following directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:		For	Against	Abstain

	1a.	Revathi Advaithi	☐	☐	☐

	1b.	Michael D. Capellas	☐	☐	☐
	1c.	John D. Harris II	☐	☐	☐

	1d.	Michael E. Hurlston	☐	☐	☐

	1e.	Erin L. McSweeney	☐	☐	☐

	1f.	Charles K. Stevens, III	☐	☐	☐

	1g.	Maryrose T. Sylvester	☐	☐	☐

	1h.	Lay Koon Tan	☐	☐	☐

	1i.	Patrick J. Ward	☐	☐	☐

	1j.	William D. Watkins	☐	☐	☐

2.	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2024 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration.		☐	☐	☐

3.	NON-BINDING, ADVISORY RESOLUTION. To approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in “Compensation Discussion and Analysis” and in the compensation tables and the accompanying narrative disclosure under “Executive Compensation” in the Company’s proxy statement relating to its 2023 Annual General Meeting.	For	Against	Abstain
		☐	☐	☐

The Board of Directors recommends you vote 1 Year on the following Proposal 4:	1 Year	2 Years	3 Years	Abstain

4.	NON-BINDING, ADVISORY RESOLUTION. To recommend that a non-binding, advisory resolution to approve the compensation of the Company’s named executive officers be put to shareholders for their consideration every 1 year, every 2 years or every 3 years. ☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 5, 6 and 7:		For	Against	Abstain

5.	To approve the amendment and restatement of the Flex Ltd. 2017 Equity Incentive Plan.	☐	☐	☐

6.	To approve a general authorization for the directors of Flex to allot and issue ordinary shares.	☐	☐	☐

7.	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual General Meeting:

The Combined Annual Report, Shareholder Letter, and Proxy Statement (pertaining to the 2023 Annual General Meeting)
are available at www.proxyvote.com.

V19151-P95662

FLEX LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
This Proxy is Solicited on behalf of the Board of Directors

2023 Annual General Meeting

The undersigned being a member of Flex Ltd. (the “Company”) hereby appoints Paul R. Lundstrom or failing whom the Chairman of the 2023 Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the Ordinary Shares of the Company owned by the undersigned, at the 2023 Annual General Meeting of the Company to be held on August 2, 2023, at 11:00 a.m. Central time or at any adjournment thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the 2023 Annual General Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” each of the Board of Director nominees (Proposal 1a to 1j), “FOR” Proposals 2, 3, 5, 6 and 7, “1 Year” on Proposal 4, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2023 Annual General Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side